EXECUTION VERSION
FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
This Fourth Amendment (this "Fourth Amendment"), effective November 1, 2022 (the "Fourth Amendment Effective Date") to that certain Amended and Restated Credit Agreement dated September 3, 2020, as the same has heretofore been amended, modified and/or supplemented, including by that certain First Amendment to Amended and Restated Credit Agreement dated April 6, 2021, by that certain Second Amendment to Amended and Restated Credit Agreement dated July 26, 2021, by that certain Third Amendment to Amended and Restated Credit Agreement dated October 20, 2021, and by that certain letter agreement dated June 16, 2022 (regarding the Borrowing Base redetermination and the requested waiver, all as more particularly described therein) (as so amended, modified and supplemented, collectively, the "Existing Credit Agreement"), is made by and among UNIT CORPORATION, a Delaware corporation (the “Company”), UNIT DRILLING COMPANY, an Oklahoma corporation (“Unit Drilling”), and UNIT PETROLEUM COMPANY, an Oklahoma corporation (“Unit Petroleum”, and together with the Company and Unit Drilling, the “Borrowers”, and each, jointly and severally, a “Borrower”), each Subsidiary of the Borrowers party hereto as a Guarantor, those certain Lenders party hereto, and BOKF, NA DBA BANK OF OKLAHOMA (“BOKF”), as administrative agent and collateral agent (in such capacity, including any permitted successor thereto, the “Administrative Agent”).
RECITALS:
A.    Under the Existing Credit Agreement, each Lender, severally, established its respective Commitment to Borrowers, including, without limitation, its respective Revolving Commitment, subject to all applicable limitations and/or adjustments thereto as are set forth therein, including, without limitation, respecting the Borrowing Base. Capitalized terms used in this Fourth Amendment (including these recitals) but not otherwise defined herein shall have the meaning given to such term in the Existing Credit Agreement.
B.    Borrowers have requested, and Administrative Agent and the applicable threshold of Lenders required to approve each such amendment or modification herein have agreed, subject to the Credit Agreement (as modified by this Fourth Amendment) and the other Loan Documents, to amend and modify the Existing Credit Agreement and the other Loan Documents; all as more particularly described within this Fourth Amendment.
C.    Each of the Credit Parties will receive substantial and valuable consideration and economic and business benefit from the extensions of credit by Administrative Agent and the Lenders to Borrowers under the Loan Documents, including the amendments and modifications to the Existing Credit Agreement and the other Loan Documents as set forth in this this Fourth Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Fourth Amendment, and other good and valuable consideration, receipt of which is acknowledged by the parties, the parties agree as follows:
1.Modifications to Existing Credit Agreement and other Loan Documents; Conformed Credit Agreement; Prior Repayment of Term Loan. As of the Fourth Amendment Effective Date, the Existing Credit Agreement is amended to delete the stricken text (indicated textually like this example: ~~stricken text~~) and to add the underlined text (indicated textually like this example: underlined text) as set forth in the revised, conformed copy thereof attached as Exhibit A to this Fourth Amendment, which is incorporated into this Fourth Amendment by this reference, including those certain Exhibits and Schedules attached to as Exhibit A that are being amended and modified or amended and restated thereby, including the amended and restated Schedule 2.01 appended thereto and incorporated therein. Any Exhibits and Schedules to the Existing Credit Agreement not being amended and modified, or amended and restated, by this Fourth Amendment (whether by attaching same as stand-alone new exhibits or schedules to this Fourth Amendment, or by including same within the revised, conformed copy of the Credit Agreement attached as Exhibit A, as amended and modified hereby and thereby), shall remain unmodified and of full force and effect as set forth in the Existing Credit Agreement.

2.Ratification of Credit Parties’ Representations, Warranties, Covenants, Liens and Other Obligations. All of the remaining terms, provisions, conditions and obligations of the Credit Parties, as applicable, as set forth in the Existing Credit Agreement (including, without limitation, the Guaranty and all other provisions as set forth in Article IX of the Existing Credit Agreement) and the other Loan Documents (including, without limitation, all of the Collateral Documents) that are not otherwise expressly modified pursuant to this Fourth Amendment shall continue to remain in full force and effect as heretofore set forth therein, and the same are all incorporated herein and ratified and adopted herein by this reference, with the same force and effect as if reiterated at length herein, mutatis mutandis. Without limitation of any of the foregoing, and in furtherance thereof, the Credit Parties hereby specifically and irrevocably:
a) restate, reconfirm and ratify their respective covenants and obligations as set forth in the Existing Credit Agreement (including, without limitation, the Guaranty and other provisions of Article IX thereof) and the other Loan Documents (including, without limitation, all of the Collateral Documents and all grants and pledges of Collateral as more particularly set forth thereunder), and the Credit Parties hereby expressly so restate, reconfirm and ratify, and further grant and re-grant, pledge and re-pledge, in favor of Administrative Agent for the ratable benefit of the Secured Parties, a continuing and continuous, first and prior Lien in and to all such Collateral (subject only to Permitted Liens), all after giving effect to this Fourth Amendment.

b) represent and warrant to the Administrative Agent and the Lenders as of the Fourth Amendment Effective Date that the representations and warranties in the Existing Credit Agreement and the other Loan Documents are materially true and correct as of the Fourth Amendment Effective Date (except (i) to the extent a representation or warranty is stated to relate solely to an earlier date, in which case such representations and warranties will have been true and correct on and as of such earlier date, and (ii) unless already qualified by materiality in which case such applicable representation and warrarnty shall be true and correct).

c) further represent and warrant to the Administrative Agent and the Lenders as of the Fourth Amendment Effective Date (after giving effect to this Fourth Amendment) that:

i) no Default, Event of Default or Borrowing Base Deficiency exists under the Existing Credit Agreement, as amended by this Fourth Amendment, or any other Loan Document;

ii) the Credit Parties have all necessary power and authority to sign, deliver and perform their respective obligations under the Credit Agreement and the other Loan Documents, each as amended by this Fourth Amendment;

iii) the signing, delivery, and performance by the Credit Parties of this Fourth Amendment and the other Loan Documents, has been duly authorized by all necessary action on their part;

iv) the Existing Credit Agreement and the other Loan Documents, each as amended and ratified by this Fourth Amendment, has each been duly signed and delivered by the Credit Parties party thereto and each such instrument constitutes both a Loan Document and the legal, valid, and binding obligation of each such obligor enforceable under its terms, unless the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws generally affecting the enforcement of creditor’s rights and general principles of equity;

v) the signing and delivery of this Fourth Amendment or any other Loan Document by the Credit Parties and such obligors’ performance of their respective obligations thereunder require no authorizations, approvals, or consents, or registrations or filings with, or further actions by, any Governmental Authority, except for those that have been obtained or made and are in effect; and

vi) neither the signing and delivery of this Fourth Amendment or any other Loan Document, nor compliance with the terms or thereof, will contravene, or result in a breach of, the charter, by-laws, operating agreement, or other constituent Organizational Documents of any of the Credit Parties, any requirement of law, any agreement or instrument to which any such obligor is a party or by which it is bound or to which it or its Property or assets are subject, or constitute a default under any such agreement or instrument.

Without limitation of any of the foregoing in this Section 2, any breach of any representations or warranties as set forth this Fourth Amendment constitute an immediate Event of Default under Section 7.01(b) of the Credit Agreement.
    3.    Conditions Precedent. This Fourth Amendment will become effective as of the Fourth Amendment Effective Date on each condition precedent set forth in this Section 3 having been satisfied to the satisfaction of the Administrative Agent:
a) the Credit Parties have signed and delivered, or caused to be signed and delivered, to the Administrative Agent for the benefit of the Lenders, each of the following:
(i) counterparts of this Fourth Amendment;

(ii) an executed replacement Revolving Note made by the Borrowers in favor of the Administrative Agent, in its capacity as a Revolving Lender (in form and substance acceptable to the Administrative Agent);

(iii) counterparts of Assignment and Assumption instruments evidencing, effective as of the Fourth Amendment Effective Date, the Administrative Agent’s (in its capacity as a Revolving Lender) assumption of the Pro Rata Share of each of the other Lenders existing immediately prior to the Fourth Amendment Effective Date (all in form and substance acceptable to Administrative Agent); and

(iv) the closing certificates and authorizing resolutions from each of the Credit Parties as Administrative Agent may require (all in form and substance acceptable to Administrative Agent).

b) payment of all fees and expenses owed by Borrowers to the Administrative Agent and the Lenders under the Credit Agreement, including an upfront fee payable to each Lender increasing its Revolving Commitment on the Fourth Amendment Effective Date, in the amount of 20 bps (0.20%) per annum on all new money in excess of such Lender’s previous highest Revolving Commitment amount (which occurred at the time of Loan origination on the Closing Date), including such an upfront fee payable to the Administratitive Agent, in its capacity as a Lender, in the amount of Eleven Thousand Four Hundred and Fifty-One and 00/100THS Dollars ($11,451.00); and

c) counterparts of this Fourth Amendment shall have been signed by the applicable threshold of Lenders required in accordance with Section 10.02(b) of the Credit Agreement to approve the amendments and modifications as set forth herein, and have delivered same to the Administrative Agent.

4.    Fees and Costs. Borrowers agree to pay to the Administrative Agent on demand all reasonable and out-of-pocket expenses (including reasonable attorneys' fees), time charges, and expenses advanced of attorneys paid or incurred by the Administrative Agent in the preparation, negotiation, execution, closing, delivery, and administration of this Fourth Amendment and the transactions contemplated hereby.
    5.    Effect on or Inconsistency with Existing Credit Agreement and Loan Documents. Nothing in this Fourth Amendment waives the Administrative Agent's or any Lender's rights under the Loan Documents (after giving effect to this Fourth Amendment), including the waiver of any Default or Event of Default, however denominated. The Credit Parties acknowledge and agree that this Fourth Amendment does not impair or affect the validity or enforceability of the Existing Credit Agreement or the other Loan Documents, each as amended by this Fourth Amendment. This Fourth Amendment shall constitute a Loan Document for all intents and purposes. All references to the "Credit Agreement" appearing in the Loan Documents (or to “this Agreement” as set forth within the Existing Credit Agreement, or in Exhibit A to this Fourth Amendment) are deemed references to the Existing Credit Agreement, as amended, modified and supplemented by this Fourth Amendment (and as the same may be further amended, amended and restated, supplemented, or otherwise modified from time to time in connection therewith). To the extent of any conflict or inconsistency between the terms set forth in the Existing Credit Agreement, and the terms set forth in this Fourth Amendment, the terms set forth in this Fourth Amendment shall govern and control.
6.    Waiver and Release. FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, EACH CREDIT PARTY HEREBY, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, FULLY AND WITHOUT RESERVE, RELEASES AND FOREVER DISCHARGES EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, CO-SYNDICATION AGENTS, THE ISSUER, AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, TRUSTEES, ATTORNEYS, AGENTS, ADVISORS (INCLUDING ATTORNEYS, ACCOUNTANTS AND EXPERTS) AND AFFILIATES (COLLECTIVELY THE “RELEASED PARTIES” AND INDIVIDUALLY A “RELEASED PARTY”) FROM ANY AND ALL ACTIONS, CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, LIABILITIES, COSTS, DAMAGES, EXPENSES OR OTHER OBLIGATIONS OF ANY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, DIRECT AND/OR INDIRECT, AT LAW OR IN EQUITY, WHETHER NOW EXISTING OR HEREAFTER ASSERTED (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), FOR OR BECAUSE OF ANY MATTERS OR THINGS OCCURRING, EXISTING OR ACTIONS DONE, OMITTED TO BE DONE, OR SUFFERED TO BE DONE BY ANY OF THE RELEASED PARTIES, IN EACH CASE, ON OR PRIOR TO THE FOURTH AMENDMENT EFFECTIVE DATE AND ARE IN ANY WAY DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED TO ANY OF THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (COLLECTIVELY, THE “RELEASED MATTERS”).  THE CERDIT PARTIES, BY EXECUTION HEREOF, EACH HEREBY ACKNOWLEDGES AND AGREES THAT THE AGREEMENTS IN THIS SECTION 6 ARE INTENDED TO COVER AND BE IN FULL SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING IN CONNECTION WITH THE RELEASED MATTERS.

7.    No Duress. All terms of this Fourth Amendment were negotiated at arms-length, and this Fourth Amendment was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the other. This Fourth Amendment (including all amendments and attachments hereto) has been entered into through the free will of each of the Credit Parties, by execution hereof, and without force or duress. Each Credit Party’s decision, by execution hereof, to enter into this Fourth Amendment is a fully informed decision, and each Credit Party is aware of all legal and other ramifications of such decision.
8.    Recitals; Counterparts. The recitals in this Fourth Amendment are, by this reference, incorporated into and deemed a part of this Fourth Amendment. This Fourth Amendment may be signed by one or more parties in any number of separate counterparts, and the counterparts taken together are deemed to constitute the same instrument. Delivery of this Fourth Amendment by facsimile or electronic transmission (e.g., pdf) shall be effective as delivery of a manually signed counterpart.
9.    No Course of Dealing. This Fourth Amendment establishes no course of dealing or be construed as evidence of any willingness or commitment by Administrative Agent or any Lender to agree to other or future amendments to or modifications of the Credit Agreement or any other Loan Documents.
10.    Miscellaneous Provisions. Article X of the Existing Credit Agreement is incorporated herein by this reference as if set forth fully herein, and such provisions shall apply to this Fourth Amendment, mutatis mutandis.
11.    Further Assurances. The Credit Parties shall immediately sign and deliver to the Administrative Agent, for the benefit of the Lenders, on request all other instruments as occasionally required or desired by the Administrative Agent or the Lenders in compliance with or in accomplishment of the covenants and agreements of the Credit Parties made in this Fourth Amendment and any other instruments and documents referred to or mentioned herein (as determined by the Administrative Agent and the Lenders in their respective sole discretion).
12.    ENTIRE AGREEMENT. THE EXISTING CREDIT AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS FOURTH AMENDMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed and delivered, effective as of the day and year first above written.
BORROWERS:

UNIT CORPORATION, a Delaware corporation
UNIT PETROLEUM COMPANY, an Oklahoma corporation
UNIT DRILLING COMPANY, an Oklahoma corporation

Each By:
Name:
Title:

GUARANTORS:

UNIT DRILLING USA COLOMBIA, L.L.C., a Delaware limited liability company
UNIT DRILLING COLOMBIA, L.L.C., a Delaware limited liability company
8200 UNIT DRIVE, L.L.C., a Delaware limited liability company
SPC MIDSTREAM OPERATING, L.L.C., an Oklahoma limited liability company

Each By:
Name:
Title:

BOKF, NA DBA BANK OF OKLAHOMA,
as Administrative Agent, Issuer and a Lender

By
Name: Matt Chase
Title: Senior Vice President

EXHIBIT A

TO

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

(Conformed copy through and including, and showing all modifications being effectuated pursuant to, the Fourth Amendment dated as of the Fourth Amendment Effective Date)

[SEE ATTACHED]

Final Version of Exhibit A to Fourth Amendment to
Amended and Restated Credit Agreement
(Conformed copy through and including, and showing all modifications being effectuated pursuant to, the Fourth Amendment dated as of the Fourth Amendment Effective Date)

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 3, 2020

among

UNIT CORPORATION,
UNIT DRILLING COMPANY,
and
UNIT PETROLEUM COMPANY,
each as a Borrower

Each Subsidiary of the Borrowers party hereto as a Guarantor,

The Lenders Party Hereto

and

BOKF, NA DBA BANK OF OKLAHOMA,
as Administrative Agent and Issuer

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SCHEDULES:
Schedule 1.01(a) – Existing Letters of Credit
Schedule 1.01(b) – RESERVED
Schedule 2.01 – Commitments
Schedule 3.05 – Material Contracts
Schedule 3.06 – Litigation
Schedule 3.13 – Subsidiaries
Schedule 3.17 – Gas Imbalances
Schedule 3.18 – Marketing Contracts
Schedule 3.19 – Swap Agreements
Schedule 3.24 – Accounts
Schedule 6.01(b) – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.04 – Investments
Schedule 6.07 – Affiliate Transactions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Borrowing Request
Exhibit C-1– Form of Revolving Note
Exhibit C-2 – RESERVED
Exhibit D – Form of Security Agreement
Exhibit E – Compliance Certificate
Exhibit F – U.S. Tax Withholding Certificates
Exhibit G – Form of Solvency Certificate

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This AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 3, 2020, among UNIT CORPORATION, a Delaware corporation (the “Company”), UNIT DRILLING COMPANY, an Oklahoma corporation (“Unit Drilling”), and UNIT PETROLEUM COMPANY, an Oklahoma corporation (“Unit Petroleum”, and together with the Company and Unit Drilling, the “Borrowers”), each Subsidiary (as defined below) of the Borrowers party hereto as a Guarantor, LENDERS party hereto, and BOKF, NA DBA BANK OF OKLAHOMA (“BOKF”), as administrative agent and collateral agent (in such capacity, including any permitted successor thereto, the “Administrative Agent”).
W I T N E S S E T H:
A.    The Borrowers are party to that certain Senior Credit Agreement dated as of September 13, 2011 among the Borrowers, the lenders party thereto from time to time (the “Existing Lenders”) and BOKF, NA dba Bank of Oklahoma, as administrative agent (in such capacity, the “Existing Agent”) (as amended prior to the date hereof, the “Existing Credit Agreement”).
B.    In order to secure the full and punctual payment and performance of the loans under the Existing Credit Agreement, the Borrowers and their Subsidiaries executed and delivered mortgages, deeds of trust, security agreements, pledge agreements, financing statements and other security instruments in favor of the Existing Agent (collectively, the “Existing Security Documents”) granting a mortgage lien and continuing security interest in and to the collateral described in such Existing Security Documents.
C.    The Borrowers, the Existing Agent, and the Existing Lenders desire to (i) amend and restate (but not extinguish) the Existing Credit Agreement in its entirety as hereinafter set forth through the execution of this Agreement and (ii) have the obligations of the Borrowers hereunder continue to be secured by the liens and security interests created under the Existing Security Documents.
D.    The Guarantors desire to guarantee, among other specified obligations, all of the Obligations.
E.     It is the intention of the parties hereto that this Agreement is an amendment and restatement of the Existing Credit Agreement, and is not a new or substitute credit agreement or novation of the Existing Credit Agreement.
Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Loan” means a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) is superior in priority to all other security interests subject only to Permitted Liens, (c) secures the Obligations, (d) is enforceable against the Credit Party which created such security interest, and (e) other than as to Excluded Perfection Collateral, is perfected.
“Account Control Agreement” shall mean, as to any deposit account or securities account of any Credit Party held with a bank, an agreement or agreements in form and substance acceptable to the Administrative Agent, among the Credit Party owning such deposit account or securities account, the Administrative Agent and such other bank governing such deposit account.
“Acquisition” means the purchase (including acquisition by means of a merger) by any Borrower or any Subsidiary thereof of (a) all or substantially all of the assets of a Person, (b) substantially all of the Equity Interests of a Person, (c) any business, division or enterprise (or regional portion thereof), including the purchase of associated assets or operations of such business, division, or enterprise (or regional portion thereof) of a Person, but for the avoidance of doubt, excludes purchases of equipment with no other tangible or intangible property associated with such equipment purchase unless such purchase of equipment involves all or substantially all of the assets of the seller (or all or substantially all of the assets of a business, division, or enterprise (or regional portion thereof) of the seller), (d) a majority of the Equity Interests of any Person including by way of merger, amalgamation, or consolidation, or (e) any Equity Interests in any Subsidiary which serves to increase any Borrower or any Subsidiary’s equity ownership therein.
“Additional Trigger” has the meaning assigned to such term in Section 2.10(a)(i).
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) one-tenth of one percent (0.10%); provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” shall have the meaning assigned to such term in the introduction hereto.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance Payment Contract” means (a) any production payment (whether volumetric or dollar denominated) granted or sold by any Credit Party payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith, or (b) any contract whereby any Credit Party receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) as consideration for (i) Hydrocarbons produced or to be produced from Oil and Gas Properties owned by any Credit Party in advance of the delivery of such Hydrocarbons (and regardless of whether such Hydrocarbons are actually produced or actual delivery is required) to or for the account of the purchaser thereof or (ii) a right or option to receive such Hydrocarbons (or a cash payment in lieu of such Hydrocarbons); provided that inclusion of customary and standard “take or pay” provisions in any gas sales or purchase contract or any other similar contract shall not, in and of itself, cause such gas sales or purchase contract to constitute an Advance Payment Contract for the purposes of this definition.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” means this Amended and Restated Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Prime Rate, (b) the Federal Funds Effective Rate in effect on such date plus 1/2 of 1.00%, and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; provider further that if the Alternate Base Rate as so determined would be less than 1.00% the Alternate Base Rate will be deemed to be 1.00% for the purposes of this Agreement. Additionally, any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate, the Prime Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption, including (a) the United States Foreign Corrupt Practices Act of 1977, as amended, (b) the United Kingdom Bribery Act of 2010, as amended, and (c) any other similar law, rule or regulation in any jurisdiction applicable to any Borrower or any of its respective Subsidiaries.
“Anti-Money Laundering Laws” means any laws or regulations relating to money laundering or terrorist financing in any jurisdiction applicable to any Borrower or any of its respective Subsidiaries.
“Applicable Percentage” means:
(a) RESERVED; and
(b) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage obtained by dividing (i) the Maximum Revolving Credit Amount of such Revolving Lender at such time by (ii) the aggregate Maximum Revolving Credit Amounts of all Revolving Lenders at such time); provided that if the Maximum Revolving Credit Amounts have been terminated, then the Applicable Percentage of such Revolving Lender shall be determined based on the Applicable Percentage of such Revolving Lender, and of all other Revolving Lenders, immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Approved Counterparty” means, at any time and from time to time, (i) any Person engaged in the business of entering into Swap Agreements for commodity, interest rate or currency risk that has (or the credit support provider of such Person has) a long term senior unsecured debt credit rating of A-/A3 by Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc. (or their equivalent) or higher, (ii) any Lender Swap Counterparty or (iii) any other Person designated by the Company that is acceptable to the Administrative Agent.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means any of Ryder Scott Company or such other reputable firm(s) of independent petroleum engineers as shall be reasonably approved by the Administrative Agent.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Authorized Officer” means, as to any Person, the president, the chief financial officer, any vice president, the treasurer or any assistant treasurer of such Person. Unless otherwise specified, all references to an Authorized Officer herein shall mean an Authorized Officer of the Company.
“Availability” means, at any time, an amount equal to the excess of (a) the aggregate Revolving Commitments over (b) the aggregate Revolving Credit Exposure.
“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments in accordance with the terms hereof.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.23(d).
“Bank Products” means each and any of the following bank services and products provided to any Borrower or any other Credit Party by any Lender or any Affiliate of any such Lender: (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services; (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services); and (c) any other demand deposit or operating account relationships or other cash management services, including pursuant to any agreement in respect of the foregoing.
“Bank Product Obligations” means any and all amounts and other obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) owing by any Borrower or any other Credit Party to any Bank Product Provider with respect to any Bank Product.
“Bank Product Provider” means any provider of any Bank Products to any Borrower or any Credit Party that is Lender or Affiliate of any Lender or was a Lender or an Affiliate of a Lender at the time such Bank Product was provided.
“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.
“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“BB Hedge” means any hedge position or Swap Agreement considered by the Administrative Agent in determining the then effective Borrowing Base.
“BB Value” means (a) as to any Oil and Gas Property, the value, if any, attributed to such Oil and Gas Property under the then effective Borrowing Base, as determined by the Administrative Agent in accordance with the standards set forth in Section 2.03(e) and (b) as to any Hedge Event, the net effect of such Hedge Event (after giving effect to any new hedge position or Swap Agreement entered into since the determination of the Borrowing Base then in effect), if any, on the then effective Borrowing Base, as determined by the Administrative Agent in its sole determination.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.23(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for any Available Tenor for any dollar-denominated syndicated credit facilities at such time.
    “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
    “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.23 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.23.
“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“BOKF” shall have the meaning assigned to such term in the introduction hereto.
“Borrowers” shall have the meaning assigned to such term in the introduction hereto.
“Borrowing” means a Revolving Borrowing.
“Borrowing Base” means at any particular time, the dollar amount determined in accordance with Section 2.03 on account of Proved Hydrocarbon Interests attributable to Oil and Gas Properties of any Credit Party and its Subsidiaries located in the United States of America, subject to an Acceptable Security Interest and described in the most recent Independent Reserve Report or Internal Reserve Report, as applicable, delivered to the Administrative Agent and the Lenders pursuant to Section 2.03.
“Borrowing Base Deficiency” means, at any time, an amount equal to the excess of (a) the aggregate Revolving Credit Exposure over (b) the aggregate Revolving Commitments; provided that, solely for purposes of determining the existence and amount of any Borrowing Base Deficiency, Letter of Credit Obligations to the extent Cash Collateralized as required by or otherwise in accordance with this Agreement shall not be considered in determining Revolving Credit Exposure.
“Borrowing Base Disposition” means any Disposition of any Oil and Gas Property of any Credit Party with BB Value attributable thereto (and, for the avoidance of doubt, any Hedge Event with respect to any BB Hedge or other Swap Agreement with or without any attributable BB Value).

“Borrowing Date” means the date any Borrowing of Loans is made.
“Borrowing Request” means a request by the Company, as designated borrowing agent for the Borrowers, for a Borrowing in accordance with Section 2.04(a) and in the form of Exhibit B (or such other form and substance as may be acceptable to Administrative Agent, in its sole discretion).
“Business Day” means a day other than a Saturday, Sunday, or other day on which the Administrative Agent is authorized to close under the laws of, or is in fact closed in, New York or Texas.
“Capital Expenditures” means any expenditure by any Borrower or any Subsidiary for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements of such Person as property, equipment or improvements, fixed assets, or a similar type of capital asset in accordance with GAAP (for purpose of this definition, a “capital asset”). For purposes of this definition, the purchase price of a capital asset that is purchased simultaneously with the trade-in of an existing capital asset shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such capital asset for the capital asset being traded in at such time.
“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Collateral Account” means, in respect of the Credit Parties one or more deposit accounts (including, for avoidance of doubt, any lockboxes or similar accounts, any related securities accounts and any accounts holding Cash Equivalents), with respect to which the Secured Parties shall have a perfected Lien as security for the payment and performance of the Obligations by virtue of, and having the priority set forth herein, any other Collateral Documents.
“Cash Collateral” means all cash and Cash Equivalents in any Cash Collateral Account.
“Cash Equivalents” means Permitted Investments described in clauses (a), (b), and (c) of the definition of Permitted Investments.
“Casualty Event” means any loss, casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property or asset of any Borrower or any Subsidiary.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.
“Change in Control” means (a) any Person or two or more Persons acting as a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), in each case, other than the Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company; (b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, approval, or nomination for election by the Company’s shareholders, was nominated, appointed, or approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board; or (c) less than 100% of the Equity Interests of any Borrower (other than the Company) are owned directly or indirectly by the Company.

“Change in Law” means (a) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (b) any change after the date hereof in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such Governmental Authority, or (c) the compliance, whether commenced prior to or after the date hereof, by any Lender with the requirements (regardless of the date enacted, adopted, promulgated or issued) of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III.
“Closing Date” means the date on which all conditions set forth in Section 4.01 have been satisfied (or waived by the Administrative Agent and all of the Lenders).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all right, title and interest held by any Credit Party in any Property in or upon which a Lien is granted or purported to granted under any Collateral Document.
“Collateral Documents” means this Agreement, the Guaranty, the Security Agreement, the Mortgages and any and all other agreements, documents or instruments now or hereafter executed and delivered by any Credit Party or any other Person as security for the payment or performance of the Obligations, as such agreements, documents or instruments may be amended, supplemented or restated from time to time in accordance with the terms thereof and to the extent applicable.
“Commitment” means, with respect to each Lender, its Revolving Commitment.
“Commodity Account” has the meaning assigned to such term in the UCC.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” shall have the meaning assigned to such term in the introduction hereto.
“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Cash Balance” means, as of any date, the aggregate amount of cash and Cash Equivalents of the Credit Parties as of such date (other than Excluded Cash).
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Credit Parties on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments representing obligations for borrowed money, (b) the outstanding principal amount of all indebtedness in respect of Capital Lease Obligations and Synthetic Leases, (c) all direct and unreimbursed obligations arising under bankers’ acceptances, instruments and other similar non-contingent contracts and all non-contingent reimbursement obligations under letters of credit other than Letters of Credit, (d) the outstanding principal amount of all obligations in respect of the deferred purchase price of property or services (excluding, for the avoidance of doubt, accounts payable incurred in the ordinary course of business (other than accounts payable with respect to such obligations in respect of the deferred purchase price of property or other services that are more than 90 days past due unless contested in good faith by appropriate proceedings and for which adequate reserves under GAAP have been established therefor)), (e) all obligations of any such Person in respect of Disqualified Equity Interests, (f) the outstanding attributed principal amount under any asset securitization program, and (g) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Credit Parties.
“Consolidated Net Income” means, with respect to the Company and its consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and its consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Company or any Subsidiary thereof has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and the consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Company or to a Subsidiary thereof, as the case may be; (b) the net income (but not loss) during such period of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by such Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Subsidiary or is otherwise prohibited, in each case determined in accordance with GAAP; and (c) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries.
“Consolidated Net Indebtedness” means, as of any date of determination, (a) Consolidated Funded Indebtedness minus (b) unrestricted cash and Cash Equivalents of the Credit Parties held in deposit and/or securities accounts subject to an Account Control Agreement in favor of the Administrative Agent, in an aggregate amount not to exceed $5,000,000.

“Contracts” means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corporate Headquarters” means that certain real Property, buildings and improvements owned by 8200 Unit Drive, L.L.C. and located at 8200 South Unit Drive, Tulsa, Oklahoma, together with all appurtenants therewith.
“Covered Party” has the meaning assigned to such term in Section 10.18(a).
“Credit Party” means any of the Borrowers or any other Guarantor; “Credit Parties” means, collectively, all of the Borrowers and each other Guarantor.
“Current Ratio” means, as of any date of determination, the ratio of (a) consolidated current assets of the Company (including the unused amount of the Commitments, unless a Default exists, but excluding non-cash assets under ASC 815 and excluding Cash Collateral) to (b) consolidated current liabilities of the Company (excluding (i) non-cash obligations under ASC 815 and (ii) current maturities in respect of the Obligations).
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means (a) any event or condition that constitutes an Event of Default or (b) any event or condition which, upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Rate” has the meaning assigned to such term in Section 2.12(e).
“Defaulting Lender” means any Lender that has, as determined by the Administrative Agent, (a) failed to perform any of its funding obligations hereunder, including in respect of its Loans or its participations in respect of Letters of Credit, within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrowers, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement, including in respect of its Loans or its participations in respect of Letters of Credit, or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or its participations in respect of Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Deposit Account” has the meaning assigned to such term in the UCC.
“Discharge of Obligations” means (a) the indefeasible payment in full in cash of all Obligations (other than (i) contingent indemnity obligations for which no claim for payment has been made (which indemnity obligations continue to survive as expressly provided in this Agreement or in any other Loan Document), (ii) Lender Swap Obligations as to which arrangements reasonably satisfactory to the applicable Lender Swap Counterparty in its reasonable discretion have been made and (ii) Bank Product Obligations as to which arrangements reasonably satisfactory to the applicable Bank Product Provider in its reasonable discretion have been made, (b) termination or expiration of all Commitments, (c) termination of this Agreement other than indemnity and reimbursement obligations which expressly survive the termination hereof, (d) each Letter of Credit has expired or has been cash collateralized, back-stopped or otherwise secured to the satisfaction of the applicable Issuer, (e) termination of all Lender Swap Agreements other than Lender Swap Agreements as to which arrangements reasonably satisfactory to the applicable Lender Swap Counterparty in its reasonable discretion have been made, and (f) termination of all Bank Product Obligations other than Bank Product Obligations as to which arrangements reasonably satisfactory to the applicable Bank Product Provider in its reasonable discretion have been made.
“Disposition” means with respect to any Property, any sale, lease, sale and leaseback transaction, assignment, farmout, exchange, conveyance, transfer or other disposition (including by way of a merger or consolidation, or by way of an allocation of assets among newly divided limited liability companies pursuant to a “plan of division” under any applicable Governmental Requirement) of such Property or any interest therein, including, for the avoidance of doubt, any casualty event and any Hedge Event; and the terms “Dispose”, “Disposed of”, “dispose”, “disposed of” and words of similar import shall have correlative meanings.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans, Letter of Credit Obligations (including all Reimbursement Obligations), and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans, Letter of Credit Obligations (including all Reimbursement Obligations), and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or other Property or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Scheduled Maturity Date; provided that if such Equity Interests is issued pursuant to a plan for the benefit of Company or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

“dollars” or “$” refers to lawful money of the United States of America.
“EBITDAX” means, for any period, the sum of (a) Consolidated Net Income for such period plus (b) the following expenses or charges to the extent deducted in determining Consolidated Net Income for such period: (i) interest, (ii) federal and state income and franchise taxes, (iii) depreciation, depletion, exploration expenses, amortization, and other noncash losses and charges (including non-cash losses and charges resulting from the requirements of ASC 410 and 815), (iv) the actual transaction costs, expenses, fees and charges incurred with respect to any proposed or consummated issuance of Equity Interests or Indebtedness, or any proposed or consummated Disposition, Acquisition or Investment in an aggregate amount under this clause (iv) not to exceed $1,000,000 during such period, (v) non-cash expenses associated with stock-based compensation reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (vi) non-recurring or unusual expenses, including operating expense reductions, business optimization expenses, information technology implementation costs, severance costs, consulting fees, lease termination costs, relocation costs, closure costs, restructuring charges, retention or completion bonuses, signing costs, project start-up and new operation costs, and other non-recurring expenses not otherwise added back to EBITDAX, in each case, actually incurred during the fiscal quarter ending December 31, 2020 in an aggregate amount not to exceed $500,000 during such period and (vii) all other extraordinary losses which were included in determining such Consolidated Net Income, minus (c) all noncash income to the extent included in determining Consolidated Net Income for such period (including cancellation of indebtedness income and non-cash income resulting from the requirements of ASC 410 and 815), minus (d) all extraordinary gains which were included in determining such Consolidated Net Income; provided that for the purposes of calculating EBITDAX for any period of four consecutive fiscal quarters (or less in the case of any period during which the calculation of EBITDAX is being annualized for purposes of the financial covenant calculations in Section 6.20 (each, a “Reference Period”)), (x) if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) any Borrower or any of its Subsidiaries shall have made a Material Disposition or Material Acquisition, EBITDAX (including Consolidated Net Income) for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition by such Borrower or Subsidiary occurred on the first day of such Reference Period and (y) if any calculations in the foregoing clause (x) are made on a pro forma basis, such pro forma adjustments are factually supportable and made in a manner reasonably acceptable to the Administrative Agent, and subject to such supporting documentation as the Administrative Agent may request. As used in this definition, “Material Acquisition” means any acquisition by any Borrower or any of its Subsidiaries of property or series of related acquisitions of property that involves consideration in excess of $2,500,000, and “Material Disposition” means any Disposition of property or series of related sales, transfers or other dispositions of property that yields gross proceeds to any Borrower or any if Subsidiary in excess of $1,000,000. It is understood that (A) for the fiscal quarter ending December 31, 2020, EBITDAX shall be deemed to equal EBITDAX for the fiscal quarter then ended multiplied by four, (B) for the fiscal quarter ending March 31, 2021, EBITDAX shall be deemed to equal EBITDAX for the two-fiscal quarter period then ended multiplied by two and (C) the fiscal quarter ending June 30, 2021, EBITDAX shall be deemed to equal EBITDAX for the three-fiscal quarter period then ended multiplied by 4/3.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, license, order, approval, registration or other authorization required by or from a Governmental Authority under Environmental Law.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, any Subsidiary thereof, or any Guarantor, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under the regulations); (b) the withdrawal of any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate from a Plan subject to Section 4063 or Section 4064 of ERISA during a plan year in which any such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA); (c) the filing of a notice of intent to terminate a Plan under Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041(e) of ERISA, where such termination constitutes a “distress termination” under Section 4041(c) of ERISA; (d) the failure to make any required contribution to a Plan or Multiemployer Plan or to meet the minimum funding standard of Section 412 of the Code (in either case, whether or not waived in accordance with Section 412(c) of the Code); (e) the determination that any Plan is in “at-risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in “endangered status,” “seriously endangered” or “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (g) the incurrence by any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (h) the receipt by any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (i) the occurrence of any event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (j) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate from any Multiemployer Plan; (k) the receipt by any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or terminated, within the meaning of Title IV of ERISA; (l) the imposition of liability on any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, or (m) the imposition of a Lien upon any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate pursuant to Section 436(f) or Section 430(k) of the Code or Section 303(k) of ERISA.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash” has the meaning assigned to such term in Section 2.10(a)(iii).
“Excess Cash Sweep Date” means the third Business Day of each calendar month.
“Existing Agent” shall have the meaning assigned to such term in the recitals hereto.
“Existing Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Existing Credit Documents” has the meaning assigned to such term in Section 10.20.
“Existing Lenders” shall have the meaning assigned to such term in the recitals hereto.
“Existing Letters of Credit” means the letters of credit issued or deemed issued under the Existing Credit Agreement, including those listed on Schedule 1.01(a).
“Existing Security Documents” shall have the meaning assigned to such term in the recitals hereto.
“Excluded Account” means (a) that certain credit card collateral account maintained by the Company at PNC Bank, National Association holding, at all times, not more than $500,000, (b) payroll accounts, (c) withholding tax, trust, suspense, and fiduciary accounts, (d) employee wage and benefits accounts, (e) escrow accounts, (f) “zero balance” accounts, and (g) other accounts so long as the average daily balance for all such bank accounts excluded pursuant to this clause (g) shall not exceed $500,000.
“Excluded Cash” means, as of any date, (a) any cash or cash equivalents allocated for, reserved or otherwise set aside to pay royalty obligations, working interest obligations, vendor payments, suspense payments, similar payments as are customary in the oil and gas industry, severance and ad valorem taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust, fiduciary, or other obligations of the Credit Parties then due and owing (or to be due and owing within five (5) Business Days) and for which the Credit Parties have issued checks or has initiated wires or ACH transfers (or, in such Credit Parties’ discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days) in order to pay, (b) any cash or cash equivalents allocated for, reserved or otherwise set aside to pay other amounts due and owing as of such date (or to be due and owing within five (5) Business Days) to Persons who are not Affiliates of the Credit Parties, (c) any cash or cash equivalents of the Credit Parties constituting pledges and/or deposits securing any binding and enforceable purchase and sale agreement with any Persons who are not Affiliates of the Credit Parties, in each case to the extent permitted by this Agreement, (d) any cash or cash equivalents of any Credit Party to be used by such Credit Party within five (5) Business Days to pay the purchase price for any acquisition of any assets or property by such Credit Party pursuant to an executed and binding agreement between such Credit Party and a third-party seller that is not an Affiliate of such Credit Party (to the extent such acquisition is permitted by this Agreement), (e) any cash collateral account in respect of letters of credit permitted under this Agreement, (f) any cash required to be applied to any mandatory prepayment of the Revolving Loans pursuant to Section 2.10(a), as applicable, and (g) to the extent not otherwise included in the preceding clauses (a) through (f), any cash contained in any Excluded Accounts (other than such Excluded Accounts referred to clause (g) in the definition thereof).
“Excluded Collateral” has the meaning assigned to such term in the Security Agreement.
“Excluded Perfection Collateral” has the meaning assigned to such term in the Security Agreement.
“Excluded Property” has the meaning ascribed to such term in Schedule 6.13(j) to this Agreement.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party with respect to, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof or other agreement or undertaking agreeing to guaranty, repay, indemnify or otherwise be liable therefor) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty obligation or other liability of such Credit Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation required to be cleared pursuant to section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Credit Party is a “financial entity,” as defined in section 2(h)(7)(C)(i) the Commodity Exchange Act

(or any successor provision thereto), at the time the guaranty obligation or other liability of such Credit Party becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty obligation or other liability or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from any payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.18(b) or (ii) such Lender changes its lending office, except to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to a Recipient’s failure to comply with Section 2.16(f); and (d) any Taxes imposed under FATCA.
“Expiration Date” means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.
“Exposure” means, as to any Lender at any time, the sum of (a) the aggregate principal amount of the outstanding Revolving Loans held by such Lender at such time, plus (b) the unfunded Revolving Commitment held by such Lender at such time, plus (c) the Letter of Credit Exposure of such Lender.
“Facility” means the Revolving Facility.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it and (b) 1.00%.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
    “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letter” means, collectively, the (a) agency fee letter agreement, dated the date hereof by and among BOKF and the Borrowers and (b) any other fee letter agreement among BOKF and the Borrowers executed in furtherance of the matters set forth herein.
“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.
“First Amendment” shall mean that certain First Amendment to this Agreement dated and effective as of the First Amendment Effective Date, by and among Credit Parties, the Administrative Agent and the Lenders.
“First Amendment Effective Date” shall mean the effective date of the First Amendment, as more particularly set forth therein.
“First Scheduled Borrowing Base Redetermination” means the scheduled redetermination of the Borrowing Base with respect to the Independent Reserve Report to be delivered on or before March 1, 2021 dated effective as of December 31, 2020 pursuant to Section 2.03(b)(i).
“Fixture Operating Equipment” means any of the items described in the first sentence of the definition of “Operating Equipment,” which, as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.
“Flood Insurance Laws” means, to the extent applicable to any Credit Party, the Lenders, the Administrative Agent or any Collateral, the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Reform Act of 2012 and the regulations issued in connection therewith by the Office of the Controller of the Currency, the Federal Reserve Board and other Governmental Authorities, each as it may be amended, reformed or otherwise modified from time to time.
“Floor” means a rate of interest equal to one percent (1.00%).
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law.

“Fourth Amendment” shall mean that certain Fourth Amendment to this Agreement dated and effective as of the Fourth Amendment Effective Date, by and among Credit Parties, the Administrative Agent and the Lenders.
“Fourth Amendment Effective Date” shall mean the effective date of the Fourth Amendment, as more particularly set forth therein.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Obligations of such Issuer, other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.
“Fronting Fee” has the meaning assigned to such term in Section 2.11(b)(ii).
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court (including the Bankruptcy Court), central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including, without limitation, Environmental Laws, Flood Insurance Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means each Borrower and each Subsidiary of the Company that executes this Agreement as a Guarantor or otherwise guarantees the Obligations as of the Closing Date or thereafter, and its successors and assigns.
“Guaranty” means the terms set forth in Article IX.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Event” means any novation, assignment, unwinding, termination, expiration or any amendment to effect any of the foregoing with respect to a BB Hedge.
“Highest Lawful Rate” means, on any day, the maximum nonusurious rate of interest permitted for that day by applicable law.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or later acquired in and to (i) Hydrocarbons and (ii) oil and gas leases, or other liquid or gaseous Hydrocarbon or mineral leases, mineral fee interests, overriding royalty and royalty interests, working interests, net profit interests, production payment interests, farm outs and farm ins, including any reserved, back in or residual interests of whatever nature, any reversionary or carried interests relating thereto, all rights, titles and interests created by or arising under the terms of all present and future unitization, communitization, and pooling arrangements (and all properties covered and units created thereby) whether arising by contract or operation of law which now or hereafter include all or any part of the foregoing, and all rights, remedies, powers and privileges with respect to all of the foregoing.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Illegality Notice” has the meaning specified in Section 2.22.
“Incumbent Board” has the meaning assigned to such term in the definition of “Change in Control”.
“Indebtedness” means, for any Person (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments, other than surety or other bonds; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all obligations of such Person (other than for borrowed money) to pay the deferred purchase price of Property or services (but excluding, other than for purposes of Section 6.01, accounts payable incurred in the ordinary course of business that are not more than 90 days past due unless contested in good faith by appropriate proceedings and for which adequate reserves under GAAP have been established therefor, and any guaranties by any Borrower or any Subsidiary of such accounts payable); (d) all Capital Lease Obligations; (e) all obligations under Synthetic Leases; (f) all Indebtedness (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (g) all Indebtedness (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others; (i) all obligations to deliver Hydrocarbons in consideration of advance payments (other than customary and standard “take or pay” provisions in any gas sales or purchase contract or any other similar contract), including, without limitation, obligations under Advance Payment Contracts; (j) Bank Product Obligations; (k) any Indebtedness of a partnership for which such Person is liable either by agreement or because of a Governmental Requirement but only to the extent of such liability; (l) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (m) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Letter of Credit Obligation, and banker’s acceptances issued for the account of any such Person; (n) all obligations of any such Person in respect of Disqualified Equity Interests; (o) all net obligations of such Person under any Swap Agreement; and (p) the outstanding attributed principal amount under any asset securitization program.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 10.03(b).
“Independent Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, prepared by an Approved Petroleum Engineer, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by any Credit Party or any Subsidiary (or to be acquired by any Credit Party or any Subsidiary, as applicable) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proved Hydrocarbon Interests attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proved Hydrocarbon Interests based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders, (d) contain an attendant reserve database capable of producing a match of the reserves, and (e) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.
“Information” has the meaning assigned to such term in Section 10.12(a).
“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDAX to (b) Interest Expense, in each case, for the most recently completed Reference Period.
“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.07.
“Interest Expense” means, for any Reference Period, with respect to the Company and its Subsidiaries, the sum of (determined without duplication of any of the following items) total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest), premium payments, debt discount, fees, charges, and related expenses with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including all commissions, discounts, and other fees and charges owed with respect to letters of credit, but excluding net payments (less net credits) under interest rate Swap Agreements to the extent such net payments are allocable to such period in accordance with GAAP, in each case, paid in cash during such period and treated as interest in accordance with GAAP; provided, that Interest Expense shall exclude annual agency fees paid to the Administrative Agent in connection with this Agreement. It is understood that (A) for the fiscal quarter ending December 31, 2020, Interest Expense shall be deemed to equal Interest Expense for the fiscal quarter then ended multiplied by four, (B) for the fiscal quarter ending March 31, 2021, Interest Expense shall be deemed to equal Interest Expense for the two-fiscal quarter period then ended multiplied by two and (C) the fiscal quarter ending June 30, 2021, Interest Expense shall be deemed to equal Interest Expense for the three-fiscal quarter period then ended multiplied by 4/3.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each fiscal quarter, and (b) with respect to any SOFR Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part; provided, however, that if any Interest Period for a SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the last day of the period selected by the Borrowers pursuant to the provisions below and Section 2.07 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrowers pursuant to the provisions below and Section 2.07. The duration of each such Interest Period shall be one, three or six months; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a SOFR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date, and (iv) no tenor that has been removed from this definition pursuant to Section 2.23(d) shall be available for specification in any subsequent Borrowing Request. For purposes hereof, the date of a SOFR Borrowing initially shall be the date on which such SOFR Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such SOFR Borrowing.
“Internal Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, prepared by the Borrowers and certified by an Authorized Officer of the Company, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by any Credit Party or any Subsidiary (or to be acquired by any Credit Party or any Subsidiary, as applicable) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proved Hydrocarbon Interests attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proved Hydrocarbon Interests based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders, (d) contain an attendant reserve database capable of producing a match of the reserves, and (e) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, guarantee or assumption of Indebtedness of, purchase or other acquisition of any other Indebtedness or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); or (c) the purchase or acquisition (in one or a series of transactions) of Property (other than Equity Interests) of another Person that constitutes a business unit. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment).

“IRS” means the United States Internal Revenue Service.
“Issuer” means BOKF and any permitted successor thereto.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Lease Operating Statement” means a statement, in form and substance reasonably satisfactory to the Administrative Agent, prepared by the Company with respect to the Oil and Gas Properties owned by any Credit Party or any Subsidiary (or to be acquired by any Credit Party or any Subsidiary, as applicable), which statement shall contain production, revenue, and expense data for the time period covered by such statement and such other information reasonably requested by the Administrative Agent or any Lender.
“Lender Swap Agreement” means any Swap Agreement between or among any Credit Party and any Lender Swap Counterparty.
“Lender Swap Counterparty” means any counterparty to any Swap Agreement with any Credit Party that (a) is a Lender or Affiliate of a Lender, (b) was a Lender or an Affiliate of a Lender on the date that the Swap Agreement was entered into, or (c) was a Lender or an Affiliate of a Lender (in each case as defined in the Existing Credit Agreement) on the date that the Swap Agreement was entered into.
“Lender Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Lender Swap Agreement; provided that, if a Lender Swap Counterparty ceases to be a Lender or an Affiliate of a Lender under this Agreement, obligations owing to such Lender Swap Counterparty under Lender Swap Agreements shall be Lender Swap Obligations only to the extent such obligations arise from transactions entered into prior to the date such Lender Swap Counterparty ceased to be a Lender or an Affiliate of a Lender (including. for the avoidance of doubt, prior to the Fourth Amendment Effective Date), without giving effect to any extension, increases, or modifications (including blending) thereof which are made after such Lender Swap Counterparty ceases to be a Lender or an Affiliate of a Lender under this Agreement.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means each standby letter of credit issued by the Issuer for the account of any Borrower or any other Credit Party in connection with the Revolving Commitments and that is subject to this Agreement, including without limitation the Existing Letters of Credit deemed issued under this Agreement pursuant to Section 2.05.
“Letter of Credit Application” means the Issuer’s standard form letter of credit application for standby letters of credit that has been executed by the applicable Borrower and accepted by such Issuer in connection with the amendment, renewal, replacement, refinancing or extension of a Letter of Credit.
“Letter of Credit Exposure” means, with respect to any Lender, at any time, such Lender’s Applicable Percentage of the Letter of Credit Obligations at such time.

“Letter of Credit Obligations” means, at any time, without duplication, the aggregate amount equal to the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.
“Letter of Credit Undrawn Amounts” means, at any time, the aggregate undrawn amount of all Letters of Credit outstanding at such time.
“Lien” means, with respect to any Property, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such Property (including but not limited to any production payments and the like payable out of Oil and Gas Properties), (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement (as amended, modified and/or supplemented, including by the First Amendment, the Second Amendment, the Third Amendment, that certain letter agreement dated June 16, 2022 (regarding the Borrowing Base redetermination and the requested waiver, all as more particularly described therein), and the Fourth Amendment), each Borrowing Request, Notice of Conversion or Continuation, each Collateral Document, the Letters of Credit, the Letter of Credit Applications, the Fee Letter, any promissory notes issued pursuant to Section 2.09(f), and any other documents, certificates or agreements that are delivered pursuant to the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing; provided that “Loan Documents” shall not include any Swap Agreement.
“Loans” means any loans made or deemed made by any Lender pursuant to this Agreement.
“Majority Lenders” means, at any time, Lenders having Exposure and unused Commitments representing at least a majority of the sum of all Exposure outstanding and unused Commitments at such time; provided that the Commitments and Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.
“Majority Revolving Lenders” means, at any time, Revolving Lenders having Revolving Credit Exposure and unused Revolving Commitments representing at least a majority of the sum of all Revolving Credit Exposure outstanding and unused Revolving Commitments at such time; provided that the Revolving Commitments and Revolving Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Majority Revolving Lenders.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, liabilities (actual or contingent), condition (financial or otherwise) or results of operations of the Borrowers and the Subsidiaries taken as a whole, (ii) the Credit Parties’ ability to timely perform their respective obligations under the Loan Documents, (iii) the perfection or priority of the liens granted pursuant to the Collateral Documents, or (iv) the legality, validity or enforceability of any of the Loan Documents or the rights, benefits or remedies of the Administrative Agent or the Lenders thereunder.
“Material Acquisition” has the meaning assigned to such term in the definition of “EBITDAX”.
“Material Disposition” has the meaning assigned to such term in the definition of “EBITDAX”.
“Material Indebtedness” means Indebtedness of any one or more of any Borrower or any Subsidiary thereof in an aggregate principal amount exceeding the Threshold Amount.

“Material Real Property” means, as of any date of determination, any real property leased or owned by a Credit Party (other than oil and gas leases) that has a fair market value of $5,000,000 or more. For the avoidance of doubt, from and after the Second Amendment Effective Date, the Corporate Headquarters shall not be deemed to be Material Real Property.
“Material Swap Obligations” means obligations in respect of one or more Swap Agreements of any one or more of any Borrower or any Subsidiary thereof in an aggregate amount exceeding the Threshold Amount. For purposes of determining Material Swap Obligations, the obligations of any Borrower or any Subsidiary thereof in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.
“Maturity Date” means the earlier of (i) the Scheduled Maturity Date and (ii) the date of termination of the Lenders’ commitments and the acceleration of any outstanding extensions of credit, in each case, under this Agreement.
“Maximum Liability” has the meaning assigned to such term in Section 9.08(a).
“Maximum Revolving Credit Amount” means, as to each Revolving Lender, the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 under the caption “Maximum Revolving Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the aggregate Maximum Revolving Credit Amounts pursuant to Section 2.08 or (b) modified from time to time pursuant to any assignment permitted by Section 10.04. The aggregate amount of the Maximum Revolving Credit Amount on the Fourth Amendment Effective Date, and until the next redetermination made pursuant to this Section 2.03, is $35,000,000.
“Minimum Swap Agreement Prices” has the meaning assigned to such term in Section 5.20.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means each mortgage or deed of trust and other security documents or instruments granting a Lien on any real property of the Credit Parties (including any Oil and Gas Properties, Original Mortgaged Properties, and any Material Real Property (other than the Corporate Headquarters)) to secure the Obligations, in each case, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” means, with respect to any asset sale, transfer or other disposition or series of related asset sales, transfers or other dispositions, the positive difference, if any, of (a) the sum of cash and Cash Equivalents directly or indirectly received in connection with such transaction, but only as and when so received, minus (b) the sum of (i) if applicable, the principal amount of any Indebtedness that is secured by such asset (if any) and that is required to be repaid in connection with the sale thereof (other than the Loans), (ii) amounts provided as a customary reserve required in accordance with GAAP in connection with such transaction (it being understood and agreed that at any time any such reserves are not required in accordance with GAAP, such reserves will be included in the calculation hereof), and (iii) the reasonable out-of-pocket expenses incurred by the Borrowers or their respective Subsidiaries in connection with such transaction (including reasonable broker’s fees or commissions, legal, investment, banking and accounting fees, and Taxes) paid within one year from the date such asset sale, transfer or disposition occurred.

“Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Indebtedness on such date to (b) EBITDAX, in each case, for the most recently completed Reference Period.
“Non-Paying Guarantor” has the meaning assigned to such term in Section 9.08(c).“Notes” means the Revolving Notes.
“Notice of Conversion or Continuation” means a request by the Company, as designated borrowing agent for the Borrowers, for the conversion or continuation of a Borrowing, in accordance with Section 2.04(b) and in form and substance acceptable to Administrative Agent, in its sole discretion.
“Obligations” means, without duplication, (a) all obligations or liabilities of every nature of any Credit Party from time to time owed to the Administrative Agent, the Issuer, the Lenders or any of them under the Loan Documents, in each case, whether for principal, interest (including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against any Credit Party, whether or not allowed or allowable), funding indemnification amounts, reimbursement amounts, fees, expenses, indemnification or otherwise, (b) Lender Swap Obligations, and (c) Bank Product Obligations; provided that the definition of “Obligations” shall not include Excluded Swap Obligations.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Oil and Gas Properties” means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) that may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements, including production sharing contracts and agreements that relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.
“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Authority or arbitrator of applicable jurisdiction.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its limited liability company agreement or operating agreement, as amended, and (e) with respect to any other type of Person, any certificate, document or agreement comparable to any of the foregoing.
“Original Mortgaged Properties” means the Oil and Gas Properties of any Credit Party that were subject to a mortgage or deed of trust in favor of the Existing Agent in connection with the Existing Credit Agreement.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or having sold or assigned an interest in any Loan Document).
“Other Taxes” means any present or future stamp, court, documentary intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)).
“Participant” has the meaning set forth in Section 10.04(c).
“Participant Register” has the meaning assigned to such term in Section 10.04(c).
“Patriot Act” has the meaning set forth in Section 10.17.
“Paying Guarantor” has the meaning assigned to such term in Section 9.08(c). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
    “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.
“Permitted Capital Expenditures” means, without limitation of anything expressly set forth in Section 6.13(j)(ii), and in addition thereto, Capital Expenditures for the maintenance, operation, or replacement of capital assets in connection with the operation of the respective businesses of the Credit Parties in an aggregate amount not to exceed in any fiscal year the sum of (a) the “Permitted Capital Expenditure Amount” set forth below for such fiscal year plus (b) an amount equal to ten percent (10%) of such “Permitted Capital Expenditure Amount” set forth below for such fiscal year.

Fiscal Year	Permitted Capital Expenditure Amount
2021	$23,020,000
2022	$50,000,000
2023	$60,000,000
2024	$ 3,611,000

“Permitted Holders” means, collectively, (a)(i) Prescott Group Capital Management, LLC, (ii) Guggenheim Partners Investment Management, LLC, (iii) RBL Group Asset Management Inc., (iv) Newtyn Management, and (v) New York Life Insurance Company and (b) any other investment fund or vehicle managed or controlled by any of the foregoing (but excluding any portfolio companies that are owned in whole or in part by any of the foregoing).
“Permitted Investments” means: (a) marketable securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody 's at the time of acquisition, and in either case having a tenor of not more than twelve (12) months; (c) certificates of deposit, time deposits, or SOFR time deposits, having in each case a tenor of not more than twelve (12) months from the date of acquisition issued by any Lender or any U S. commercial bank or any branch or agency of a non-U S. commercial bank licensed to conduct business in the U S. having combined capital and surplus of not less than $500,000,000.00 and having a rating of "A" or better by a nationally recognized rating agency; (d) fully collateralized repurchase agreements with a term of not more than seven days for securities described in clause (a) above and entered into with a Lender, an Affiliate of a Lender or a financial institution satisfying the criteria described in clause (c) above; and (e) deposits in money market funds investing exclusively in Investments described in the foregoing clauses (a), (b), (c) and (d).
“Permitted Liens” means: (i) Liens for Taxes that are not delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations that are not delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord’s liens, including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on private, state, federal or foreign lands or waters, each of which (x) is in respect of obligations that have not been outstanding more than 90 days, or (y) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) Liens that (a) arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual and customary in the oil and gas business, and (b) are for claims that (x) are not delinquent, or (y) are being contested in good faith by appropriate proceedings and as to which any Borrower or any Subsidiary thereof shall have set aside on its books such reserves as may be required pursuant to GAAP; provided, for the avoidance of doubt, in no event shall any Liens that could have the effect of reducing net revenue interests or increasing working interests of the Borrowers without a corresponding increase in the net revenue interest in such Oil and Gas Property or any of their Subsidiaries from such values set forth in the Reserve Report delivered for the most recent Borrowing Base redetermination (scheduled or otherwise) constitute a Permitted Lien; provided further that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Borrower or any Subsidiary thereof or materially impair the value of such Property, taken as a whole; (v) Liens reserved in oil and gas mineral leases, or created by statute, to secure royalty, net profits interests, bonus payments, rental payments or other payments out of or with respect to the production, transportation or processing of Hydrocarbons, and compliance with the terms of such Hydrocarbon Interests, provided that such Liens secure claims that (x) are not delinquent or (y) are being contested in good faith by appropriate proceedings and as to which the applicable Borrower or the applicable Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP; (vi) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that (a) no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board, and (b) no such deposit account is intended by the Borrowers or any of their Subsidiaries to provide collateral to the depository institution; (vii) all other non-consensual defects in title (which might otherwise constitute Liens) arising in the ordinary course of any Borrower’s or its respective Subsidiary’s business or incidental to the ownership of their respective Properties; provided that no such Liens shall secure the payment of Indebtedness or shall, in the aggregate, materially detract from the value or marketability of the Property subject thereto or materially impair the use or operation thereof in the operation of the business of such Borrower or such Subsidiary; (viii) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Borrower or any Subsidiary thereof for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any Property that in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Borrower or any Subsidiary thereof or materially impair the value of such Property subject thereto; (ix) Liens on cash or securities pledged to secure performance of surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (x) judgment Liens not giving rise to an Event of Default, provided that (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (b) no action to enforce such Lien has been commenced; and (xi) Liens on cash or Cash Equivalents contained in any Excluded Account.

“Permitted Third Party Bank” shall mean any Lender (other than the Administrative Agent) or Affiliate thereof with whom a Credit Party maintains an account.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA, and in respect of which any Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate has any obligation or liability (contingent or otherwise).
“Prime Rate” means, as of any date, the annual rate published in the “Bonds, Rates and Yields” column of The Wall Street Journal (Southwest Edition) as the prime rate, which rate will not necessarily be the “best” or lowest rate quoted or used from time to time by a Lender or the Lenders. Borrowers acknowledge and agree that the Lenders may make loans based on other rates or indices as well. Should that reference to such prime rate become unavailable during the term of the Loans or should The Wall Street Journal otherwise cease to publish or quote a prime or base rate, or should The Wall Street Journal be merged, consolidated, liquidated or dissolved in a manner that it loses its separate identity, then the Prime Rate will be a substitute index reasonably selected and designated by the Administrative Agent following notice to the Company. Any change in the Prime Rate shall be effective as of the date of the change but the Prime Rate will not change more often than once each day.
“Pro Rata Share” has the meaning assigned to such term in Section 9.08(c).
“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Proved Hydrocarbon Interests” means, collectively, (i) all Hydrocarbon Interests which constitute “proved developed producing” reserves, (ii) all Hydrocarbon Interests which constitute “proved developed non-producing” reserves (including, without limitation, those reserves consisting of proved developed behind pipe oil and gas reserves), and (iii) all Hydrocarbon Interests which constitute “proved undeveloped” reserves; as all such quoted terms used within this definition are themselves more particularly defined within the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time of question.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC Credit Support” has the meaning assigned to such term in Section 10.18.
“Qualified ECP Obligor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guaranty obligation or other liability or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Quarterly Financial Statements” has the meaning set forth in Section 5.01(b).

“Recipient” means, as applicable, (a) the Administrative Agent, and (b) any Lender.
“Reference Period” has the meaning assigned to such term in the definition of “EBITDAX”.
“Register” has the meaning set forth in Section 10.04(b)(iv).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Reimbursement Obligations” means all outstanding matured reimbursement or repayment obligations payable to any Issuer with respect to amounts drawn under Letters of Credit.
“Reserve Report” means either an Independent Reserve Report or an Internal Reserve Report.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in any Borrower or any Subsidiary, or any option, warrant or other right to acquire any Equity Interests in any Borrower or any Subsidiary.
“Revolving Borrowing” means a Borrowing consisting of Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans to the Borrowers pursuant to Section 2.01(a) and acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Credit Exposure, as such amount may be adjusted from to time pursuant to this Agreement. The amount representing each Revolving Lender’s Revolving Commitment shall at any time be the lesser of (a) such Revolving Lender’s Maximum Revolving Credit Amount, and (b) such Revolving Lender’s Applicable Percentage of the then effective Borrowing Base.
“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Obligations at such time.
“Revolving Facility” means, collectively, (a) the revolving credit facility described in Section 2.01(a) and (b) the letter of credit sub-facility provided by the Issuer described in Section 2.05.
“Revolving Lenders” means Lenders having a Revolving Commitment or, if such Revolving Commitments have been terminated, Lenders that are owed Revolving Loans or Letter of Credit Obligations.

“Revolving Loan” means any loan by a Revolving Lender to the Borrowers pursuant to Section 2.01(a).
“Revolving Note” means a promissory note of the Borrowers payable to a Revolving Lender in the amount of such Lender’s Revolving Commitment, in substantially the same form as Exhibit C-1, evidencing indebtedness of the Borrowers to such Revolving Lender resulting from Revolving Loans owing to such Revolving Lender.
“Revolving Outstandings” means, as of any date of determination, the sum of (a) the aggregate outstanding amount of all Revolving Loans plus (b) the Letter of Credit Exposure.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, Global Affairs Canada or other relevant sanctions authority.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (as of the date hereof, the Crimea, Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea, Venezuela and Syria).
“Sanctioned Person” means, at any time, (a) any vessel or Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, the United Kingdom or Canada, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).
“Scheduled Maturity Date” means March 1, 2024.
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Second Amendment” shall mean that certain Second Amendment to this Agreement dated and effective as of the Second Amendment Effective Date, by and among Credit Parties, the Administrative Agent and the Lenders.
“Second Amendment BB Reduction Waiver” has the meaning assigned to such term in Second Amendment.
“Second Amendment Corporate HQ Waiver” has the meaning assigned to such term in Second Amendment.
“Second Amendment Effective Date” shall mean the effective date of the Second Amendment, as more particularly set forth therein.
“Second Amendment Release Oil and Gas Properties” has the meaning assigned to such term in Second Amendment.
“Second Amendment Surviving Term Obligations” has the meaning assigned to such term in Second Amendment.

“Second Amendment Waivers” has the meaning assigned to such term in Second Amendment.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuer, the Lender Swap Counterparties, and the Bank Product Providers.
“Security Agreement” means, individually and collectively, (a) the Pledge and Security Agreement, in substantially the form of the attached Exhibit D, executed by the Borrowers, any of their Subsidiaries, or any of the Guarantors, and if applicable, the Administrative Agent and (b) the Amended and Restated Pledge Agreement executed by the Company and the Administrative Agent.
“Securities Account” has the meaning assigned to such term in UCC.
“Separation Benefit Plan” means, collectively, (a) the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries, (b) the Amended and Restated Separation Benefit Plan of Unit Corporation and Participating Subsidiaries, and (c) the Amended and Restated Special Separation Benefit Plan of Unit Corporation and Participating Subsidiaries, in each case as in effect on the Closing Date or as amended or otherwise modified in a manner not adverse to the Credit Parties or the Lenders.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.
“Solvent” means, with respect to the Credit Parties, taken as a whole and on a consolidated basis, as of the date of any determination, that on such date (a) the aggregate fair value of the Property of the Credit Parties is greater than the total amount of liabilities, including contingent liabilities, of the Credit Parties, (b) the aggregate present fair saleable value of the assets of the Credit Parties is not less than the amount that will be required to pay the probable liability of the Credit Parties on their debts as they become absolute and matured, (c) the Credit Parties are able to pay their debts and other liabilities, contingent obligations, and other commitments as they mature in the ordinary course of business, (d) the Credit Parties do not intend to, and do not believe that they will, incur debts or liabilities beyond the Credit Parties’ ability to pay as such debts and liabilities mature, and (e) the Credit Parties are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the Credit Parties’ Property would constitute unreasonably small capital. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Stated Rate” has the meaning assigned to such term in Section 10.13.
“Subject Redetermination Period” means, with respect to each scheduled Borrowing Base redetermination, the period commencing on the date of the scheduled Borrowing Base redetermination immediately preceding such scheduled Borrowing Base redetermination and ending on the date of such scheduled Borrowing Base redetermination.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of any Credit Party. For the avoidance of doubt, neither Superior nor any Subsidiary of Superior will be considered a “Subsidiary” of any Borrower.
“Superior” means Superior Pipeline Company, L.L.C., a Delaware limited liability company.
“Supermajority Lenders” means at any time, Lenders having Exposure and unused Commitments representing at least 66 2/3% of the sum of all Exposure outstanding and unused Commitments at such time; provided that the Commitments and Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.
“Supermajority Revolving Lenders” means at any time, Revolving Lenders having Revolving Credit Exposure and unused Revolving Commitments representing at least 66 2/3% of the sum of all Revolving Credit Exposure outstanding and unused Revolving Commitments at such time; provided that the Revolving Commitments and Revolving Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Revolving Lenders.
“Supported QFC” has the meaning assigned to such term in Section 10.18.
“Swap Agreement” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any other agreement (including, for the avoidance of doubt, three-way swap agreements, collar transactions or deferred premium puts) with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.
“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (i) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Synthetic Leases” means, in respect of any Person, all leases that shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, eighty-five percent (85%) of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Threshold Amount” means $5,000,000.
“Third Amendment” shall mean that certain Third Amendment to this Agreement dated and effective as of the Third Amendment Effective Date, by and among Credit Parties, the Administrative Agent and the Lenders.
“Third Amendment Effective Date” shall mean the effective date of the Third Amendment, as more particularly set forth therein.

“Trigger Event” means (a) any Disposition of Oil and Gas Properties, (b) any Hedge Event, or (c) any failure to cure a title defect referenced in Section 5.12 within the 45-day time period provided for in Section 5.12.
“Trigger Event Date” means (a) as to any Disposition of Oil and Gas Properties, the date such Disposition is consummated, (b) as to any Hedge Event, the date such Hedge Event is effected, and (c) as to any failure to cure a title defect referenced in Section 5.12 within the 45-day time period provided for in Section 5.12, the day immediately following such 45-day period (whether or not such day is a Business Day).
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR or the Alternate Base Rate.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 10.18.
“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).
“UCC” shall mean the Uniform Commercial Code as the same may be in force and effect from time to time, including as hereafter modified or re-enacted, in the State of Delaware, or in the State of Oklahoma, or in any one or more of any other jurisdictions in which any of the Property or other Collateral securing the Obligations, or any portion of any of the foregoing, is now or hereafter situated, as applicable.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unit Drilling” shall have the meaning assigned to such term in the introduction hereto.
“Unit Petroleum” shall have the meaning assigned to such term in the introduction hereto.
“Unused Commitment Fee” has the meaning assigned to such term in Section 2.11(a)(ii).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Credit Parties and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “SOFR Loan” or “ABR Loan”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) any definition or reference to any applicable law, including, without limitation, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the Uniform Commercial Code, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such applicable law.
SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein. Notwithstanding the foregoing or any other provision contained herein or any other Loan Document, any lease that would have been characterized, classified or reclassified as an operating lease in accordance with GAAP prior to the date of the Borrowers’ adoption of ASC 842 (and related interpretations) (whether or not such lease was in effect on such date) shall be deemed not to constitute a Capital Lease, and any such lease shall be, for all purposes of this Agreement and the other Loan Documents, treated as though it were reflected on the Company’s consolidated financial statements in the same manner as an Operating Lease would have been reflected prior to the Company’s adoption of ASC 842.
SECTION 1.05. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.06. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the application therefor (at the time specified therefor in such applicable Letter of Credit or application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II
THE CREDITS
SECTION 2.01 The Loans.
(a)Revolving Borrowings. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly, to make loans (each such loan, a “Revolving Loan”) to the Borrowers from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment at such time; provided, however, that after giving effect to any Revolving Loan, the Revolving Outstandings at any time shall not exceed the aggregate Revolving Commitments in effect at such time. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.10, and reborrow under this Section 2.01(a). Revolving Loans may be ABR Loans or SOFR Loans, as further provided herein.
(b)RESERVED.
SECTION 2.02 Loans and Borrowings.
(a)Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrowers may request in accordance herewith. Each Lender at its option may, subject to Section 2.18(a), make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000, or such other amount as is required to comply with the provisions of Section 2.01(b). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000, or such other amount as is required to comply with the provisions of Section 2.01(b). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of four SOFR Borrowings outstanding.
Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03 Borrowing Base.
(a)Borrowing Base. The Borrowing Base in effect as of Fourth Amendment Effective Date (as was set by the Administrative Agent and the Revolving Lenders, via a scheduled semi-annual redetermination thereof in accordance with Section 2.03(b), and as acknowledged by the Borrowers), is Thirty-Five Million and 00/100ths dollars ($35,000,000.00). Such Borrowing Base shall continue to remain in effect until, but excluding, the date of the next redetermination of the Borrowing Base made pursuant to this Section 2.03. The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.03(e) and is subject to periodic redetermination pursuant to clauses (b) and (c) below, and mandatory reductions pursuant to clause (d) below.

(b)Calculation of Borrowing Base.
(i)The Company shall deliver to the Administrative Agent and the Revolving Lenders on or before each March 1st, beginning March 1, 2021, an Independent Reserve Report dated effective as of the immediately preceding December 31st, and such other information as may be reasonably requested by the Administrative Agent with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. In the normal course of business (but in any event within 30 days after the Administrative Agent’s and the Revolving Lenders’ receipt of such Independent Reserve Report (and such additional Reserve Report, if any, required under the last sentence of subsection (iv) below) and other information), (A) the Administrative Agent shall deliver to each Revolving Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base, (B) the Administrative Agent and the Revolving Lenders shall redetermine the Borrowing Base in accordance with clause (e) below, and (C) the Administrative Agent shall promptly notify the Company in writing of the amount of the Borrowing Base as so redetermined.
(ii)The Company shall deliver to the Administrative Agent and the Lenders, on or before each September 1st, beginning September 1, 2020, an Internal Reserve Report or an Independent Reserve Report dated effective as of the immediately preceding June 30th and, in each instance, such other information as may be reasonably requested by the Administrative Agent or any Revolving Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. In the normal course of business (but in any event within 30 days after the Administrative Agent’s and the Revolving Lenders’ receipt of such Internal Reserve Report or Internal Reserve Report (and such additional Reserve Report, if any, required under the last sentence of subsection (iv) below) and other information), (A) the Administrative Agent shall deliver to each Revolving Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base, (B) the Administrative Agent and the Revolving Lenders shall redetermine the Borrowing Base in accordance with clause (e) below, and (C) the Administrative Agent shall promptly notify the Company in writing of the amount of the Borrowing Base as so redetermined; provided that no redetermination of the Borrowing Base (other than reductions pursuant to clause (d)) shall occur prior to the First Scheduled Borrowing Base Redetermination (absent the occurrence of any Event of Default).
(iii)In the event that the Company does not furnish to the Administrative Agent and the Revolving Lenders the Independent Reserve Report, Internal Reserve Report or other information specified in clauses (i) and (ii) above by the date specified therein (or such additional Reserve Report, if any, required under the last sentence of subsection (iv) below), the Administrative Agent and the Revolving Lenders may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time to time thereafter in their sole discretion (but subject to clause (e) below) until the Administrative Agent and the Revolving Lenders receive the relevant Independent Reserve Report, Internal Reserve Report, or other information, as applicable, at which time the Administrative Agent and the Revolving Lenders shall redetermine the Borrowing Base as otherwise specified in this Section.
(iv)Each delivery of a Reserve Report by the Company to the Administrative Agent and the Revolving Lenders shall constitute a representation and warranty by the Company to the Administrative Agent and the Revolving Lenders that (A) the Borrowers and the Guarantors, as applicable, own the Oil and Gas Properties specified therein subject to an Acceptable Security Interest to the extent required hereunder (other than any thereof that have been Disposed of since the date of such Reserve Report in a Disposition permitted by this Agreement and noted to the Administrative Agent under the certificate required under Section 5.11(c)) and free and clear of any Liens (except Permitted Liens) and (B) to the knowledge of the Borrowers and the Guarantors on and as of the date of such Reserve Report, each material Oil and Gas Property identified as “proved, developed, producing” was developed for oil and gas, and the material wells pertaining to such Oil and Gas Properties that are described therein as producing wells (“Wells”), were each producing oil and/or gas in paying quantities, except for Wells that were utilized as water or gas injection wells, carbon dioxide wells or as water disposal wells (each as noted in such Reserve Report) or wells that were shut in for maintenance, repair or offset drilling activity (each as noted in such Reserve Report).
(c)Interim Redeterminations. In addition to the scheduled Borrowing Base redeterminations provided for in clause (b) above, commencing after the First Scheduled Borrowing Base Redetermination, the Borrowing Base may be further redetermined by the Revolving Lenders or the Borrowers as follows, in each case, based on such information as the Administrative Agent and the Revolving Lenders deem relevant (but in accordance with clause (e) below):
(i)the Administrative Agent may, and shall at the request of the Majority Revolving Lenders, make one redetermination of the Borrowing Base during any six-month period between scheduled redeterminations; and
(ii)the Administrative Agent shall, at the request of the Borrowers, make one redetermination of the Borrowing Base during any six-month period between scheduled redeterminations.
For the avoidance of doubt, such additional redeterminations of the Borrowing Base shall not constitute nor be construed as a consent to any transaction or proposed transaction that would not be permitted under the terms of this Agreement. The party requesting the redetermination under this clause (c) shall give the other party at least 5 days’ prior written notice that a redetermination of the Borrowing Base pursuant to this clause (c) is to be performed (or such shorter period as each of the Administrative Agent and the Borrowers may agree to in their respective sole discretion); provided that, no such prior written notice shall be required for any redetermination made by the Revolving Lenders during the existence of a Default. In connection with any redetermination of the Borrowing Base under this clause (c), the Borrowers shall provide the Administrative Agent and the Revolving Lenders with such information regarding the Borrowers’ and the Guarantors’ business (including, without limitation, its Oil and Gas Properties, the Proved Hydrocarbon Interests, and production relating thereto) as the Administrative Agent or any Revolving Lender may reasonably request; provided that, in the case of requests for an increase to the Borrowing Base of an amount in excess of 7.5% of the Borrowing Base then in effect, the request of an updated Independent Reserve Report shall be deemed to be reasonable. The Administrative Agent shall promptly notify the Company in writing of each redetermination of the Borrowing Base pursuant to this clause (c) and the amount of the Borrowing Base as so redetermined.
(d)Mandatory Reductions. Subject only to those certain exceptions from the following that are expressly provided for as part of the Second Amendment BB Reduction Waiver respecting such Disposition of those certain Second Amendment Release Oil and Gas Properties as have been duly approved by the Majority Lenders (as more particularly set forth within the Second Amendment), if any other Trigger Event has the effect of causing the sum of (i) the BB Value of all Dispositions of Oil and Gas Properties made since the date of the most recent Borrowing Base redetermination (including such Trigger Event), (ii) the BB Value of BB Hedges which have been novated, assigned, unwound, terminated, expired or amended since the date of the most recent Borrowing Base redetermination less the BB Value of any new BB Hedges concurrently put in place with the termination of such BB Hedges since the most recent Borrowing Base redetermination (including such Trigger Event), and (iii) the BB Value attributed to Oil and Gas Properties subject to title defects not cured to the satisfaction of the Administrative Agent as provided in Section 5.12 within the 45-day period permitted under Section 5.12 (including such Trigger Event), to exceed 5% of the Borrowing Base then in effect, then effective as of the applicable Trigger Event Date, the Borrowing Base shall be automatically reduced by the BB Value of Oil and Gas Properties and/or BB Hedges, as applicable, that are covered by such Trigger Event as determined by the Administrative Agent. For the avoidance of doubt, the mandatory reduction in the Borrowing Base required under this clause (d) shall not constitute nor be construed as a consent to any transaction or proposed transaction that would not be permitted under the terms of this Agreement.
(e)Standards for Redetermination. The Borrowing Base will be redetermined in accordance with this Section 2.03 on a semi-annual basis on each April 1st and October 1st, commencing with April 1, 2021. Each redetermination of the Borrowing Base by the Administrative Agent and the Revolving Lenders pursuant to this Section shall be made (i) in the sole discretion of the Administrative Agent and the Revolving Lenders (but in accordance with the other provisions of this clause (e)), (ii) in accordance with the Administrative Agent’s and the Revolving Lenders’ usual and customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Reserve Report or Internal Reserve Report, as applicable, or other information received by the Administrative Agent and the Revolving Lenders relating to the Proved Hydrocarbon Interests of the Borrowers and the Guarantors, and (iv) based upon the estimated value of the Proved Hydrocarbon Interests owned by the Borrowers and the Guarantors as determined by the Administrative Agent and the Revolving Lenders. In valuing and redetermining the Borrowing Base, the Administrative Agent and the Revolving Lenders may also consider the business, financial condition, and Indebtedness obligations of the Borrowers and the Guarantors and such other factors as the Administrative Agent and the Revolving Lenders customarily deem appropriate as part of their oil and gas lending criteria, including without limitation, commodity price assumptions, projections of production, operating expenses, general and administrative expenses, capital costs, working capital requirements, liquidity evaluations, dividend payments, environmental costs, and legal costs. In that regard, the Borrowers acknowledge that the determination of the Borrowing Base contains a value cushion (market value in excess of loan value), which is essential for the adequate protection of the Administrative Agent and the Revolving Lenders. Subject to the last sentence of Section 5.18(a), to the extent a Proved Hydrocarbon Interest is not encumbered by an Acceptable Security Interest, such Proved Hydrocarbon Interest shall not be included or considered for inclusion in the Borrowing Base to the extent an Acceptable Security Interest thereon would be necessary to cause the Administrative Agent to have an Acceptable Security Interest in at least eighty percent (80%) (by value) of the Proved Hydrocarbon Interests and the Oil and Gas Properties relating thereto (i.e., the positive difference, if any, between eighty percent (80%) (by value) of the Proved Hydrocarbon Interests and the Oil and Gas Properties relating thereto and the percentage (by value) of such Proved Hydrocarbon Interests that are or will be substantially contemporaneously with such redetermination of the Borrowing Base encumbered by an Acceptable Security Interest). At all times after the Administrative Agent has given the Borrowers notification of a redetermination of the Borrowing Base under this Section, the Borrowing Base shall be equal to the redetermined amount or such lesser amount irrevocably designated by the Borrowers in their sole discretion and disclosed in writing to the Administrative Agent and the Revolving Lenders until the Borrowing Base is subsequently redetermined in accordance with this Section; provided that the Borrowers shall not request that the Borrowing Base be reduced to a level that would result in a Borrowing Base Deficiency (without giving effect to the proviso in the definition thereof). Notwithstanding anything herein to the contrary, (x) to the extent the redetermined Borrowing Base is less than or equal to the Borrowing Base in effect prior to such redetermination, such redetermined Borrowing Base must be approved by the Administrative Agent and the Supermajority Revolving Lenders, and (y) to the extent the redetermined Borrowing Base is greater than the Borrowing Base in effect prior to such redetermination, such redetermined Borrowing Base must be approved by the Administrative Agent and all of the Revolving Lenders.

SECTION 2.04 Method of Borrowing.
(a)Requests for Borrowings. To request a Borrowing, the Company, as the designated borrowing agent on behalf of all of the Borrowers, shall notify the Administrative Agent of such request by telephone (i) in the case of a SOFR Borrowing, not later than 12:00 noon, Tulsa time, three (3) U.S. Government Securities Business Days prior to the date of the requested Borrowing (or such shorter time period as agreed to by the Administrative Agent in its reasonable discretion), or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, Tulsa time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(A)the aggregate amount of the requested Borrowing;
(B)the date of such Borrowing, which shall be a Business Day;
(C) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;
(D)In the case of a SOFR Borrowing, the Interest Period therefor; and
(E)remittance instructions, which shall comply with the requirements of Section 2.06.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. If no Interest Period is timely specified with respect to any requested SOFR Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
(b) Conversions and Continuations. Subject in all events to Section 2.07, in order to elect to convert or continue a Revolving Loan under this paragraph, the Company shall notify the Administrative Agent of such election no later than (i) in the case of a proposed conversion to or continuation of a SOFR Borrowing, not later than 12:00 noon, Tulsa time three Business Days (or such shorter time period as agreed to by the Administrative Agent in its reasonable discretion) before the date of the proposed conversion or continuation or (ii) in the case of a conversion to an ABR Borrowing, not later than 12:00 noon, Tulsa time, on the date of the proposed conversion. Each such telephonic Notice of Conversion or Continuation shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Notice of Conversion or Continuation in a form approved by the Administrative Agent and signed by the Company and shall specify the following information in compliance with Section 2.02:
(A)the requested conversion or continuation date (which shall be a Business Day),
(B)the amount and Type of the Loan to be converted or continued,
(C)whether a conversion or continuation is requested and, if a conversion, into what Type of Loan, and
(D)in the case of a conversion to, or a continuation of, a SOFR Loan, the requested Interest Period.

Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each applicable Lender with a copy thereof and, in the case of a conversion to or a continuation of a SOFR Loan, notify each applicable Lender of the applicable interest rate. The portion of Loans comprising part of the same Borrowing that are converted to Loans of another Type shall constitute a new Borrowing.
SECTION 2.05 Letters of Credit.
(a)The Issuer, the Revolving Lenders, and the Borrowers each agrees that effective as of the Closing Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement. Subject to the terms and conditions set forth in this Agreement, the Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, from time to time on any Business Day during the period from the Closing Date until the Maturity Date, to issue, increase, extend, amend, renew, replace, or refinance the Expiration Date of Letters of Credit for the account of any Credit Party, provided that no Letter of Credit will be issued, increased, amended, renewed, replaced, refinanced or extended:
(i)if such issuance, increase, amendment, renewal, replacement, refinancing or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) the lesser of (1) $8,000,000 and (2) 10% of the Borrowing Base then in effect and (B) an amount equal to (1) the Revolving Commitments in effect at such time minus (2) the sum of the aggregate outstanding amount of all Revolving Loans and Letter of Credit Obligations;
(ii)if a Borrowing Base Deficiency exists at such time or would result therefrom;
(iii)unless such Letter of Credit has an Expiration Date not later than the earlier of (A) 18 months after its issuance or extension and (B) five Business Days prior to the Scheduled Maturity Date; provided that (1) if the Revolving Commitments are terminated in whole pursuant to Section 2.08, the Borrowers shall either (A) deposit into the Cash Collateral Account cash in an amount equal to 105% of the Letter of Credit Exposure for the Letters of Credit which have an expiry date beyond the date the Commitments are terminated or (B) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuer in an amount equal to 105% of the Letter of Credit Exposure for such Letters of Credit which have an expiry date beyond the date the Revolving Commitments are terminated, and (2) any such Letter of Credit with a one-year tenor may expressly provide for an automatic extension of one additional year so long as such Letter of Credit expressly allows the Issuer, at its sole discretion, to elect not to provide such extension within the time periods agreed to in the applicable Letter of Credit; provided that, in any event, such automatic extension may not result in an Expiration Date that occurs after the fifth Business Day prior to the Scheduled Maturity Date;
(iv)unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;

(v)unless such Letter of Credit is in form and substance acceptable to the applicable Issuer in its sole discretion;
(vi)unless the applicable Borrower has delivered to the applicable Issuer a completed and executed Letter of Credit Application and/or other documentation required in connection with such issuance, increase, amendment, renewal, replacement, refinancing or extension;
(vii)unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the applicable Issuer;
(viii)if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuer from issuing, increasing, amending, renewing, replacing, refinancing or extending such Letter of Credit, or any legal requirement applicable to the applicable Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance, increase, amendment, renewal, replacement, refinancing or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuer deems material to it;
(ix)if issuance, increase, amendment, renewal, replacement, refinancing or extension of such Letter of Credit would violate one or more policies of the applicable Issuer applicable to letters of credit generally;
(x)if such Letter of Credit is to be denominated in a currency other than dollars;
(xi)if such Letter of Credit supports the obligations of any Person in respect of (x) a lease of real property, or (y) an employment contract if the Issuer reasonably determines that the applicable Borrower’s obligation to reimburse any draws under such Letter of Credit may be limited;
(xii)any Lender is at such time a Defaulting Lender hereunder, unless such Defaulting Lender’s Fronting Exposure as to Letters of Credit has been fully reallocated or Cash Collateralized pursuant to Section 2.20 below or the applicable Issuer has entered into other satisfactory arrangements with the Borrowers or such Lender to eliminate such Issuer’s risk with respect to such Lender; or
(xiii)the conditions set forth in Section 4.02 are not satisfied.
(b)Upon the date of the issuance, increase, amendment, renewal, replacement, refinancing or extension of a Letter of Credit or the deemed issuance of the Existing Letters of Credit under Section 2.05(a), the Issuer shall be deemed to have sold to each other Revolving Lender and each other Revolving Lender shall have been deemed to have purchased from the Issuer a participation in the related Letter of Credit Obligations equal to such Lender’s Applicable Percentage at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuer shall promptly notify each such participant Revolving Lender by facsimile, telephone, or electronic mail (PDF) of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit; provided that failure of the Issuer to notify the Revolving Lenders in accordance with this clause (b) shall in no way release, discharge, or otherwise extinguish any Revolving Lender’s obligation from funding its participation to the Administrative Agent for the account of the Issuer in accordance with this Section.

(c)A Letter of Credit (other than the issuance of Existing Letters of Credit which are deemed issued hereunder) shall be issued, increased, amended, renewed, replaced, refinanced or extended pursuant to a Letter of Credit Application given by the applicable Borrower to the Administrative Agent and the applicable Issuer by facsimile, electronic mail or other writing not later than 11:00 a.m. (Tulsa time) at least one Business Day before the proposed date of issuance, increase, or extension for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the applicable Borrower.
(d)The Borrowers jointly and severally agree to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer in respect of any Letter of Credit in dollars on the date that the Borrowers receive notice from such Issuer (or if such notice is not received prior to 1:00 p.m. Tulsa time on any Business Day, then no later than the next succeeding Business Day) that payment has been made under such Letter of Credit, irrespective of any claim, set-off, defense or other right that any Borrower may have at any time against such Issuer or any other Person.
(e)If any Issuer makes any payment under any Letter of Credit and a Borrower shall not have repaid such amount to such Issuer pursuant to the foregoing clause (d) or any such payment in respect thereof is rescinded or set aside for any reason, such Reimbursement Obligation shall be immediately due and payable with interest thereon computed at the rate of interest per annum equal to the rate of interest applicable during such period to Loans that are SOFR Loans plus 3.00%, and such Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Lender of such failure, and each Revolving Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Lender’s Applicable Percentage in dollars and in immediately available funds. If the Administrative Agent so notifies such Revolving Lender prior to 1:00 p.m. Tulsa time on any Business Day, such Revolving Lender shall make available to the Administrative Agent for the account of such Issuer its Applicable Percentage of the amount of such payment on such Business Day in immediately available funds as set forth in the immediately preceding sentence (or, if such notice is not received prior to 1:00 p.m. Tulsa time on any Business Day, then no later than the next succeeding Business Day). Whenever the Issuer receives from a Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Lender pursuant to this clause (e), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to such Revolving Lender in immediately available funds, an amount equal to such Revolving Lender’s Applicable Percentage of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Lenders have paid in respect of such Reimbursement Obligation.
(f)Each Borrower’s obligation to pay each Reimbursement Obligation and the obligations of the applicable Revolving Lenders to make payments to the Administrative Agent for the account of the Issuer with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, the existence of a Borrowing Base Deficiency, and irrespective of any of the following:

(i)any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
(ii)any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;
(iii)the existence of any claim, set-off, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
(iv)any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or
(vi)any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of a Borrower’s obligations hereunder.
Any action taken or omitted to be taken by the Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to a Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever. Any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in any case, be deemed not to constitute willful misconduct or gross negligence of the Issuer. Notwithstanding the foregoing, nothing in this clause (f) shall be deemed to release any Issuer from liability with respect to its gross negligence or willful misconduct.
(g)If and to the extent any Revolving Lender shall not have so made its Applicable Percentage of the amount of the payment required by clause (e) above available to the Administrative Agent for the account of an Issuer, such Revolving Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any amount so unpaid together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Effective Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to SOFR Loans. The failure of any Revolving Lender to make available to the Administrative Agent for the account of an Issuer its Applicable Percentage of any such payment shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Applicable Percentage of any payment on the date such payment is to be made, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent for the account of the Issuer such other Revolving Lender’s Applicable Percentage of any such payment.

(h)The Borrowers shall furnish the Administrative Agent with (i) a copy of each Letter of Credit promptly upon the issuance, increase, amendment, renewal, replacement, refinancing or extension of such Letter of Credit and (ii) a copy of any amendment to such Letter of Credit promptly upon the effectiveness of such amendment.
(i)The rules of the ISP shall apply to each standby Letter of Credit, and the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of Issuance shall apply to each commercial Letter of Credit.
(j)If (i) any Event of Default shall occur and be continuing and the Company receives notice from the Administrative Agent or the Majority Revolving Lenders demanding the deposit of Cash Collateral pursuant to this clause (j), (ii) the Borrowers are required to pay to the Administrative Agent the excess attributable to the Letter of Credit Exposure in connection with any prepayment pursuant to Section 2.10(a), or (iii) the Borrowers are required to Cash Collateralize a Defaulting Lender’s Letter of Credit Exposure pursuant to Section 2.19(a), then the Borrowers shall pledge and deposit with or deliver to the Administrative Agent (as a first priority, perfected security interest), for the benefit of the Issuer, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, an amount in cash in dollars equal to such Letter of Credit Exposure or excess attributable to such Letter of Credit Exposure, as the case may be, as of such date plus any accrued and unpaid interest thereon. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Issuer and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrowers’ obligations to deposit amounts pursuant to this clause (j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which any Credit Party may now or hereafter have against any such beneficiary, any Issuer, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of any Borrower’s and any Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account; provided that investments of funds in such account in investments permitted by clause (a) or (c) under “Permitted Investments” may be made at the option of the Borrowers at their direction, risk and expense. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse, on a pro rata basis, the Issuer for Reimbursement Obligations and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrowers and the Guarantors, if any, under this Agreement or the other Loan Documents. If the Borrowers are required to provide an amount of Cash Collateral hereunder as a result of the occurrence and continuance of an Event of Default or pursuant to Section 2.20 as a result of a Defaulting Lender, and the Borrowers are not otherwise required to pay to the Administrative Agent the excess attributable to a Letter of Credit Exposure in connection with any prepayment pursuant to Section 2.10(a), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived or the events giving rise to such Cash Collateralization pursuant to Section 2.20 have been satisfied or resolved.

SECTION 2.06 Funding of Borrowings.
(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Tulsa time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent designated by the Borrowers in the applicable Borrowing Request.
(b)Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any SOFR Borrowing or prior to 1:00 p.m., Tulsa time, on the date any proposed ABR Borrowing, as applicable, that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith within two Business Days after demand therefor such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.07 Interest Elections.
(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section, the Company, as the designated borrowing agent on behalf of all of the Borrowers, shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.04 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.
(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (ii) and (iii) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)with respect to any Borrowing, whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Company fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default or Borrowing Base Deficiency has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Company, then, so long as an Event of Default or a Borrowing Base Deficiency is continuing (A) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (B) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.08 Termination and Reduction of Commitments; Aggregate Maximum Revolving Credit Amounts.
(a)RESERVED.
(b)Revolving Commitments.
(i)Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date. If at any time the aggregate Maximum Revolving Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Revolving Commitments shall terminate on the effective date of such termination or reduction.
(ii)The Borrowers may at any time terminate in whole or reduce in part the unused portion of the aggregate Maximum Revolving Credit Amounts; provided that (i) each reduction of the aggregate Maximum Revolving Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not terminate or reduce the aggregate Maximum Revolving Credit Amounts if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the outstanding principal amount of the Revolving Outstandings would exceed the total aggregate Maximum Revolving Credit Amounts, as so reduced.
(iii)The Company shall notify the Administrative Agent of any election to terminate or reduce the aggregate Maximum Revolving Credit Amounts under paragraph (b) of this Section at least one (1) Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the aggregate Maximum Revolving Credit Amounts delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the aggregate Maximum Revolving Credit Amounts shall be permanent. Each reduction of the aggregate Maximum Revolving Credit Amounts shall be made ratably among the

Revolving Lenders in accordance with their respective Applicable Percentage of aggregate Maximum Revolving Credit Amounts.
SECTION 2.09 Repayment of Loans; Evidence of Debt.
(a)The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the ratable benefit of each Revolving Lender the aggregate outstanding principal amount of the Revolving Loans on the Maturity Date.
(b)RESERVED.
(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(f)The Indebtedness of the Borrowers to each Revolving Lender resulting from Revolving Loans owing to such Revolving Lender shall be evidenced by a Revolving Note, if requested by such Revolving Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).
SECTION 2.10 Prepayment of Loans.
(a)Mandatory Prepayments.
(i)Borrowing Base Deficiency.
(A)Other than as provided in clause (B) below, if a Borrowing Base Deficiency exists, the Company shall take any of the following actions (and the failure of the Company to take such actions to remedy such Borrowing Base Deficiency shall constitute an election of clause (3) below):
(1)prepay the Revolving Loans or, if the Revolving Loans have been repaid in full, make deposits into the Cash Collateral Account to provide Cash Collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured within 30 days after the date of such deficiency;
(2)(a) deliver, within 10 days after the date such deficiency notice is received by the Company from the Administrative Agent, written notice to the Administrative Agent indicating the Company’s election to pledge as Collateral for the Obligations additional Oil and Gas Properties reasonably acceptable to the Administrative Agent and the Supermajority Revolving Lenders such that the Borrowing Base Deficiency is cured within 30 days after the date of such deficiency and (b)

provide such pledge of additional Oil and Gas Properties within such time period (in form and substance reasonably satisfactory to the Administrative Agent);
(3)(a) deliver, within 10 days after the date such deficiency notice is received by the Company from the Administrative Agent, written notice to the Administrative Agent indicating the Company’s election to first, repay the Revolving Loans, and second, make deposits into the Cash Collateral Account to provide Cash Collateral for the Letter of Credit Exposure, each in six monthly installments equal to one-sixth of such Borrowing Base Deficiency with the first such installment due 30 days after the date of such deficiency, and each following installment due 30 days after the preceding installment is due (or if earlier, made) and (b) make such payments and deposits within such time periods; or
(4)(a) deliver, within 10 days after the date such deficiency notice is received by the Company from the Administrative Agent, written notice to the Administrative Agent indicating the Company’s election to combine the options provided in clauses (2) and (3) above, and also indicating the amount to be prepaid in installments and the amount to be provided as additional Collateral, and (b) make such six equal consecutive monthly installments and deliver such additional Collateral within the time required under clauses (2) and (3) above.
For the avoidance of doubt, (x) unless the Company delivers the requisite written notice to the Administrative Agent of its election under clause (2), (3) or (4) above, the Company is deemed to have elected to cure such Borrowing Base Deficiency as provided in clause (3) above, (y) if a scheduled Borrowing Base redetermination, a Borrowing Base redetermination allowed under Section 2.03(c), or a Borrowing Base redetermination on account of title defects in connection with the Oil and Gas Properties given BB Value (each, an “Additional Trigger”) occurs during the existence of a Borrowing Base Deficiency and an incremental Borrowing Base Deficiency amount results as a result of such Additional Trigger, then the Borrowers shall remedy such incremental Borrowing Base Deficiency pursuant to the terms of this clause (a)(i), including, if selected by the Borrowers, with additional six monthly installments as to such incremental amount, and (z) in any event, all outstanding Revolving Loans shall be paid in full on the Maturity Date and all Letter of Credit Exposure shall be Cash Collateralized in an amount equal to 105% of all Letter of Credit Exposure on the Maturity Date.
(B)If the Borrowing Base is reduced under Section 2.03(d) and such reduction results in a Borrowing Base Deficiency, then the Company shall (1) with respect to a Disposition, prepay the Revolving Loans or, if the Revolving Loans have been repaid in full, make deposits into the Cash Collateral Account to provide Cash Collateral for all Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured within one Business Day after the date the proceeds of such Disposition are received and (2) with respect to a Hedge Event, prepay Revolving Loans or, if the Revolving Loans have been repaid in full, make deposits into the Cash Collateral Account to provide Cash Collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured on the Business Day the proceeds of such Hedge Event are received.

(C)Each prepayment pursuant to this Section 2.10(a) shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.15 as a result of such prepayment being made on such date. Each prepayment under this Section 2.10(a) shall be applied to the Revolving Loans as determined by the Administrative Agent and agreed to by the Revolving Lenders in their sole discretion.
(ii)RESERVED.
(iii)Excess Cash. If, at any time when Exposure is greater than zero, the Consolidated Cash Balance exceeds $15,000,000 (the amount of such excess being referred to as the “Excess Cash”) as of the end of the last Business Day of any calendar month, then, on the immediately following Excess Cash Sweep Date, the Borrowers shall prepay the Loans in an amount equal to the amount of all such Excess Cash, applied as follows: first, to the Revolving Loans until no Revolving Loans are outstanding, second to the Cash Collateralize the Letter of Credit Obligations; provided, however, that, for the avoidance of doubt and notwithstanding anything to the contrary herein, such prepayment under this Section 2.10(a)(iii) shall be without duplication, and shall take into account in the determination of any Excess Cash, the amounts required to be applied to one or more mandatory prepayment requirements in this Section 2.10(a). Concurrently with the making of such prepayment the Borrowers shall furnish to the Administrative Agent a report in reasonable detail (in form and substance reasonably acceptable to Administrative Agent) setting forth the computation of Excess Cash on such Business Day.
(iv)Reduction of Maximum Revolving Credit Amounts. On the date of each reduction of the aggregate Maximum Revolving Credit Amounts pursuant to Section 2.08(b), the Borrowers shall prepay the outstanding amount of the Revolving Loans, and if the Revolving Loans have been repaid in full, make deposits into the Cash Collateral Account to provide Cash Collateral for the aggregate Letter of Credit Exposure, such that, the aggregate unpaid principal amount of all Revolving Loans plus the aggregate Letter of Credit Exposure that has not been Cash Collateralized does not exceed the aggregate Revolving Commitments, as so reduced. Each prepayment pursuant to this clause (iv) shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.15 as a result of such prepayment being made on such date. Each prepayment under this clause (iv) shall be applied first to ABR Loans and then to SOFR Loans.
Amounts required to be Cash-Collateralized under this Section 2.10(a) are in addition to any other Cash-Collateral requirement hereunder, and no such other obligation shall be satisfied by deposits made pursuant to this Section 2.10(a).
(b)Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, but subject to the requirements of Section 2.08 and Section 2.15. The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any optional prepayment (i) in the case of a SOFR Borrowing, not later than 12:00 noon, Tulsa time, three Business Days before the date of prepayment or (ii) in the case of prepayment of any ABR Borrowings, not later than 12:00 noon Tulsa time, on the date of such prepayment. Such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Borrowings or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08(b)(iii). Promptly following receipt of any such notice of prepayment, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowings shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any amount payable under Section 2.15.

(c)RESERVED.
SECTION 2.11 Fees.
(a)Commitment Fees.
(i)The Borrowers agree to pay to the Administrative Agent, for the account of each Lender, an upfront fee in an amount equal 1.75% of the aggregate amount of the Revolving Commitment of such Lender, which upfront fees shall be earned and due and payable on the Closing Date.
(ii)Subject to the provisions of Section 2.20, the Borrowers agree to pay to the Administrative Agent, for the account of each Revolving Lender (excluding any Defaulting Lenders), an unused commitment fee (the “Unused Commitment Fee”) equal to 0.50% multiplied by the average daily amount by which such Revolving Lender’s Revolving Commitment exceeds the sum of (a) such Revolving Lenders’ outstanding Revolving Loans plus (b) such Lender’s Letter of Credit Exposure. Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 365 days (or 366 days in a leap year) and shall be payable in arrears on the last day of each fiscal quarter, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been previously paid. In the event the Revolving Commitments terminate on any date other than the last day of a fiscal quarter, the Borrowers agree to pay to the Administrative Agent, for the account of each Revolving Lender (excluding any Defaulting Lenders), on the date of such termination, each such Revolving Lender’s Unused Commitment Fee due for the period from the last day of the immediately preceding fiscal quarter to the date such termination occurs.
(b)Letter of Credit Fees. The Borrowers jointly and severally agree to pay the following amounts with respect to the Letters of Credit deemed issued hereunder:
(i)to the Administrative Agent for the account of the Issuer, with respect to each Letter of Credit issued by such Issuer, an issuance fee of 0.125% per annum (“Fronting Fees”) of the average daily amount available to be drawn under such Letter of Credit, payable in arrears (A) on the last day of each fiscal quarter and (B) on the Maturity Date;
(ii)to the Administrative Agent for the account and ratable benefit of the Revolving Lenders, with respect to each Letter of Credit, a fee (the “Letter of Credit Participation Fee”) accruing at a rate per annum equal to 5.25% on the average daily amount available to be drawn under such Letter of Credit payable in arrears (x) on the last day of each fiscal quarter and (y) on the Maturity Date, as applicable; provided, however, that (A) automatically upon the occurrence and during the continuance of an Event of Default under Section 7.01(a), 7.01(c) (but only as to a breach of Section 5.02(a)) or Section 7.01(g), and (B) upon the occurrence and during the continuance of any Event of Default not specified in clause (ii)(A) above, upon the request of the Majority Revolving Lenders, such fee shall be increased by 3.00% per annum and shall be payable on demand; and

(iii)to the Issuer of any Letter of Credit, with respect to any amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be.
(c)Additional Fees. The Borrowers jointly and severally agree to pay to the Administrative Agents, the Issuer, and the Lenders additional fees, the amount and dates of payment of which are embodied in certain fee letters executed and delivered by any Borrower in connection with this Agreement and as may otherwise have been separately agreed upon by any Borrower in writing in connection herewith or therewith.
(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for its account, or to the Administrative Agent, for distribution to the Lenders, as applicable. Fees paid shall not be refundable under any circumstances, except in the case of any overpayment due to erroneous calculation or invoicing thereof.
SECTION 2.12 Interest.
(a)RESERVED.
(b)RESERVED.
(c)Revolving Loans that are ABR Loans shall bear interest at a rate per annum equal to the Alternate Base Rate plus 4.25%.
(d)Revolving Loans that are SOFR Loans shall bear interest at a rate per annum equal to the Adjusted Term SOFR for the Interest Period in effect for such borrowing plus 5.25%.
(e)Notwithstanding the foregoing, (i) automatically upon the occurrence and during the continuance of an Event of Default under Section 7.01(a), Section 7.01(c) (but only as to a breach of Section 5.02(a)) or Section 7.01(g) and (ii) upon the occurrence and during the continuance of any Event of Default not specified in clause ((i) above, upon the request of the Majority Lenders, all Loans outstanding at such time shall bear interest, after as well as before judgment, at the rate then applicable to such Loans, plus the Applicable Margin, if any, plus an additional 3.00%, but in no event to exceed the Highest Lawful Rate, and any other Obligations shall bear interest at a rate per annum equal to the interest rate in effect from time to time pursuant to clause (c) above, as applicable, plus 3.00% per annum (the “Default Rate”).
(f)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the Maturity Date of such Loan; provided that (i) interest accrued pursuant to clause (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Accrued interest on the amount of all other Obligations shall be payable on demand from time to time as such Obligation becomes due and payable (whether by acceleration or otherwise).

(g)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(h)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent (in consultation with the Borrowers) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.13 Alternate Rate of Interest.
(a)If prior to the commencement of any Interest Period for a SOFR Borrowing:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or the Term SOFR, as applicable, for such Interest Period; or
(ii)the Administrative Agent is advised by the Majority Lenders that the Adjusted Term SOFR or the Term SOFR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Company, as designated borrowing agent on behalf of all Borrowers, and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing.
SECTION 2.14 Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes) on its loan, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liability or capital attributable thereto; or

(iii)impose on any Lender or the Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or the Issuer;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.15 Compensation for Losses. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default, but excluding payments made pursuant to Section 2.10(a)(iii)), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b) and is revoked in accordance therewith) or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.18, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event, including any loss, cost or expense to any Lender arising from the liquidation or redeployment of funds from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16 Taxes.
(a)General. Any and all payments by or on account of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction and withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by any Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Evidence of Payment. As soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts paid or payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this clause (d) shall be paid within 10 days after a certificate as to the amount of such payment or liability is delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this clause (e) shall be paid within 10 days after the Administrative Agent or the applicable Credit Party (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent or the Borrowers (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)Status of Lenders.
(i)Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences and except as otherwise required by applicable law, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrowers or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of such Borrower and the Administrative Agent), duly completed and executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (x) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, and (y) a certificate substantially in the form of Exhibit F-1 (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B)

of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(4)to the extent a Foreign Lender is not the Beneficial Owner of payments made under this Agreement (including a partnership or a participating Lender) executed copies of (x) an IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Lender is a partnership and one or more of its direct or indirect partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit F-4 on behalf of such direct and indirect partners; or
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax, duly completed, together with such supplementary documentation necessary to enable the Borrowers or the Administrative Agent to determine the amount of withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers and the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers and the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or such Other Taxes paid under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything herein to the contrary in this clause (g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this clause (g) to the extent that such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 2.16 shall survive any assignment of rights by, or the replacement of, a Lender, and the Discharge of Obligations.
SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 p.m. noon, Tulsa time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices as set forth in Section 10.01(a), except that payments pursuant to Sections 2.14, 2.15 or 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)Subject to Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of any Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(b), 2.17(d) or 10.03, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.18 Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, or if any Lender fails to execute an amendment or waiver with respect to the Loan Documents that is executed by the Supermajority Lenders, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.19 Cash Collateral.
(a)Certain Credit Support Events. At any time that there shall exist a Revolving Lender that is a Defaulting Lender, promptly (but in any event within five Business Days) after the request of the Administrative Agent or any Issuer, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.20(b) and any cash collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit or securities accounts at the Administrative Agent. To the extent provided by the Borrowers, the Borrowers, and to the extent provided by any Revolving Lender, such Revolving Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuer and the Revolving Lenders, a security interest in all such cash, deposit and securities accounts and all balances therein, and in all proceeds of the foregoing, and to maintain such security interest as a first-priority security interest, all as security for the obligations to which such Cash Collateral may be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly (but in any event within five Business Days) after demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided hereunder in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which such Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the Revolving Lender (or, as appropriate, its assignee following compliance with Section 10.04(b)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.19 may be otherwise applied in accordance with Section 7.03) and (y) the Person providing Cash Collateral and the relevant Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11;
(b)for purposes of computing the amount of the obligation of each Lender that is a non-Defaulting Lender to fund participations in Letters of Credit pursuant to Section 2.05, the “Applicable Percentage” of each Lender that is a non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that, (i) each such reallocation shall be given effect only if, at the date the Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of a non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Letter of Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Letter of Credit Obligations of that Lender;
(c)if the reallocation described in clause (b) cannot, or can only partially, be effected, then the Borrowers shall within one Business Day following notice by the Administrative Agent Cash Collateralize for the benefit of the Issuer only the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (b)) in accordance with the procedures set forth in Section 2.05 for so long as such Letter of Credit Exposure is outstanding and the relevant Defaulting Lender remains a Defaulting Lender;
(d)(i) if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to clause (c), then the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized; (ii) if the Letter of Credit Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (b), then the fees payable to the Lenders pursuant to Section 2.11(a) and (b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or (iii) if all or any portion of such Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to clause (b) or (c), then, without prejudice to any rights or remedies of the Issuer or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such Letter of Credit Exposure) and letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the applicable Issuer until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;
(e)the Commitment and Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders, the Majority Revolving Lenders, the Supermajority Lenders, or the Supermajority Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent; and
(f)no Issuer shall be required to issue, increase, amend, renew, replace, refinance or extend any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.21 Inability to Determine Rates. Subject to Section 2.12(h) and Section 2.23, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(a)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or
(b)the Majority Revolving Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Majority Revolving Lenders have provided notice of such determination to the Administrative Agent, then, in any such aforesaid case, the Administrative Agent will promptly so notify the Borrowers and each Lender.
Upon notice thereof by the Administrative Agent to the Borrowers, any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Majority Revolving Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.15. Subject to Section 2.23, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.
SECTION 2.22 Illegality. If any Lender or the Issuer determines that any Governmental Requirement has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or the Issuer, or any such Person’s applicable lending office, to make, maintain or fund Loans (including Letters of Credit) whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each affected Lender or the Issuer notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender or the Issuer (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.

SECTION 2.23 Benchmark Replacement Setting.
(a)Benchmark Replacement.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Revolving Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.23(a)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)No Swap Agreement shall constitute a “Loan Document” for purposes of this Section 2.23.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrowers) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein (including Section 10.02) or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.23(d) and (v) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.23.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrowers may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Borrower and each Subsidiary party hereto hereby represents and warrants to the Lenders that:
SECTION 3.01 Existence; Organization; Powers. Each Borrower and each Subsidiary: (a) is duly organized or formed, legally existing and in good standing, if applicable, under the laws of the jurisdiction of its formation, except as to any Subsidiary where the failure to so exist or remain in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect, and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to have a Material Adverse Effect.
SECTION 3.02 Authorization; Enforceability. (a) Each Borrower and each Subsidiary have all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the Loan Documents to which it is a party, and (b) the execution, delivery and performance by each Borrower and each Subsidiary of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate, limited liability company or partnership action, and this Agreement and the Loan Documents constitute the legal, valid and binding obligations of each Borrower and each Subsidiary party thereto, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03 Governmental Approvals; No Conflicts. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any third Person are necessary for the execution, delivery or performance by each Borrower or any Subsidiary of this Agreement or the Loan Documents or for the validity or enforceability thereof, except for (a) the filing of UCC-1 Financing Statements and Mortgages in the appropriate state and county filing offices, (b) those consents and approvals that have been obtained or made on or prior to the date hereof and that are in full force and effect, and (c) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect and do not have an adverse effect on the enforceability of the Loan Documents. Neither the execution and delivery of this Agreement or any Loan Document, nor compliance with the terms and provisions hereof or thereof, will conflict with or result in a breach of, or require any consent that has not been obtained as of the Closing Date under, the respective Organizational Documents of each Borrower or any Subsidiary, any Governmental Requirement, or any other material agreement or instrument to which each Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or result in the creation or imposition of any Lien upon any of the revenues or assets of each Borrower or any Subsidiary other than the Liens created by the Loan Documents or expressly permitted hereby.

SECTION 3.04 Financial Condition; No Material Adverse Effect.
(a)The Company has heretofore furnished to the Administrative Agent and the Lenders its consolidated balance sheet, and the related consolidated or condensed consolidated, as applicable, statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries as of and for the fiscal year ended December 31, 2019, audited by PricewaterhouseCoopers, independent certified public accountants, certified by an Authorized Officer that such financial statements present fairly in all material respects, the financial condition and results of operations of the Company and its Subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP applied on a consistent basis (subject to the absence of footnote disclosure and normal year-end audit adjustments other than as expressly set forth therein).
(b)Since the date of the audited financial statements of the Company that have most recently been delivered pursuant to Section 5.01(a), there has been no event or development that has had or could reasonably be expected to have a Material Adverse Effect.
(c)Except as disclosed to the Administrative Agent in writing or as referred to, reflected in, or provided for the financial statements provided thereto, none of the Borrowers or any Subsidiary has any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the consolidated balance sheets of the Company or as otherwise disclosed to the Lenders or their advisors in writing.
SECTION 3.05 Properties.
(a)Each of the Borrowers and the Subsidiaries has good and defensible title to its material Oil and Gas Properties and other material real Properties and good title to its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 6.02. In addition, the Credit Parties have good and defensible title to all Oil and Gas Properties evaluated in the most recently delivered Reserve Report (other than any thereof disposed of in a disposition permitted by this Agreement or otherwise expiring in the ordinary course of business in accordance with the terms thereof). As of the date of delivery of each Reserve Report pursuant to Section 5.11, after giving full effect to Liens permitted by Section 6.02, the Borrowers or any Subsidiary, as applicable, specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Borrower’s or such Subsidiary’s net revenue interest in such Property.
(b)Except as set forth on Schedule 3.05, all material Contracts necessary for the conduct of the business of the Borrowers and the Subsidiaries are valid and subsisting, in full force and effect. None of the Borrowers or any Subsidiary thereof or, to the knowledge of any Borrower or any Subsidiary thereof, any other party to any such Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, or (ii) has given or threatened in writing to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)The rights, Properties and other assets presently owned, leased or licensed by the Borrowers and the Subsidiaries, including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrowers and the Subsidiaries to conduct their business in all material respects in the same manner as such business has been conducted prior to the date hereof.

(d)All of the material assets and Properties of the Borrowers and the Subsidiaries that are reasonably necessary for the operation of their business are in good working condition and are maintained in accordance with prudent business standards, ordinary wear and tear excepted.
SECTION 3.06 Litigation and Environmental Matters.
(a)Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened in writing against any Borrower or any of its respective Subsidiaries or any of their respective properties (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the other Loan Documents.
(b)Except as could not be reasonably expected to have a Material Adverse Effect:
(i)neither any Property of any Borrower or any Subsidiary, nor the operations conducted thereon, violate any order or requirement of any court or Governmental Authority or any Environmental Laws;
(ii)no Property of any Borrower or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of any Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial or investigative obligations under Environmental Laws;
(iii)all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of each Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, are in full force and effect and not subject to any pending or threatened legal challenge, and each Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;
(iv)all hazardous substances, solid waste and oil and gas exploration and production wastes, if any, generated at any and all Property of any Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to endanger public health or welfare or the environment, and, to the knowledge of any Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to endanger public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(v)each Borrower or a Subsidiary has taken all steps reasonably necessary to determine and have determined that no hazardous substances, solid waste or oil and gas exploration and production wastes have been disposed of or otherwise released, and there has been no threatened release of any hazardous substances on or to any Property of any Borrower or any Subsidiary, except in compliance with Environmental Laws and so as not to endanger public health or welfare or the environment;
(vi)to the extent applicable, all Property of each Borrower and each Subsidiary currently satisfies all applicable design, operation and equipment requirements imposed by the Oil Pollution Act of 1990 and no Borrower has any reason to believe that such Property, to the extent subject thereto, will not be able to maintain compliance with the requirements thereof during the term of this Agreement; and
(c)none of the Borrowers or any Subsidiary has any known material contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.
SECTION 3.07 Compliance with Laws and Agreements. None of the Borrowers or any Subsidiary has violated any applicable Governmental Requirement binding upon it or its Properties or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. No Default hereunder has occurred and is continuing.
SECTION 3.08 Investment Company Status. None of the Borrowers or any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 3.09 Taxes. Each of the Borrowers and the Subsidiaries has (a) timely filed all foreign, U.S. federal, state and local income Tax returns and all other Tax returns and reports that are required to be filed by it and (b) timely paid all foreign, U.S. federal, state and local, and all other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except, in each case of the foregoing clauses (a) and (b), (i) any such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Tax lien (other than a Permitted Lien) has been filed and, to the knowledge of any Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge that is reasonably expected to have a Material Adverse Effect.

SECTION 3.10 ERISA.
(a)Except as would not reasonably be expected to result in a Material Adverse Effect, each Employee Benefit Plan is in compliance with the applicable provisions of ERISA, the Code and other U.S. federal or state laws. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter, as applicable, from the Internal Revenue Service to the effect that the form of such plan is qualified under Section 401(a) of the Code, and to the knowledge of any Borrower, nothing has occurred that would cause the loss of such tax-qualified status. There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(b)Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.
(c)Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, no Borrower, any Subsidiary thereof, any Guarantor or any ERISA Affiliate has any liability, contingent or otherwise, with respect to a Foreign Plan.
SECTION 3.11 Disclosure. The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which either of them or any of the Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written reports, financial statements, certificates or other written information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) (other than information of a general industry nature or constituting projections, projected financial information, forward looking information or prospect information) contains, when taken as a whole, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projections, projected financial information, forward looking information or prospect information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that financial projections are not a guarantee of financial performance and are subject to significant uncertainties and contingencies many of which are beyond the control of the Borrowers and their Subsidiaries, no assurance can be given that any projections may be realized, and actual results may differ from the projections and such differences may be material). As of the Fourth Amendment Effective Date, to the knowledge of each Borrower and each Subsidiary, there is no fact peculiar to the Borrowers or any Subsidiary that has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrowers can now foresee) a Material Adverse Effect and that has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of any Borrower or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information in any material respect or fail to take into account material information regarding the matters reported therein, it being understood that each Reserve Report is necessarily based upon professional opinions, estimates and projections and that no Borrower warrants that such opinions, estimates and projections will ultimately prove to have been accurate. No representation or warranty is made with respect to any Oil and Gas Properties to which no proved Hydrocarbon Interests are properly attributed. Documents required to be disclosed under this Section 3.11 (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to be disclosed hereunder upon such filing with the SEC on the date of such filing.

SECTION 3.12 Use of Loans. Each Credit Party will use the proceeds of the Loans and any Cash Collateral solely as permitted under Section 5.08. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board).No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

SECTION 3.13    Subsidiaries. Except as set forth on Schedule 3.13 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders) that shall be a supplement to Schedule 3.13, no Credit Party has any Subsidiary other than those listed on Schedule 3.13.
SECTION 3.14 Jurisdiction of Incorporation or Organization. As of the Fourth Amendment Effective Date, the jurisdiction of organization, name as listed in the public records of its jurisdiction of organization and location of the principal place of business or, if it has more than one place of business, the chief executive office of each Credit Party is set forth on Schedule 3.13.
SECTION 3.15 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties of the Borrowers and the Subsidiaries (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrowers or the Subsidiaries is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) owned by any Borrower or any of the Subsidiaries is deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties) owned by any Borrower or any of the Subsidiaries. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by any Borrower or any Subsidiary thereof that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, ordinary wear and tear excepted, and with respect to such of the foregoing which are operated by any Borrower or any Subsidiary thereof, in a manner consistent with such Borrower’s or such Subsidiary’s past practices (other than those the failure of which to maintain in accordance with this Section 3.15 could not reasonably be expected to have a Material Adverse Effect).
SECTION 3.16 Insurance. Each Borrower has, and has caused all of its respective Subsidiaries to have, (i) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements of the Borrowers and the Subsidiaries and (ii) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrowers and the Subsidiaries. The Administrative Agent has been named as an additional insured in respect of such liability insurance policies.
SECTION 3.17 Gas Imbalances, Prepayments. Except as set forth on Schedule 3.17 on the Closing Date, and thereafter as disclosed in writing to the Administrative Agent in connection with the most recently delivered Reserve Report or as otherwise disclosed in writing to the Administrative Agent from time to time, no Credit Party or Subsidiary thereof (a) on a net basis, is obligated in any material respect by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver, in the aggregate, five percent (5%) or more of the monthly production from Hydrocarbons produced from or allocated to any Credit Party’s Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery or (b) has produced gas, in any material amount, subject to balancing rights of third parties or subject to balancing duties under all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction.
SECTION 3.18    Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 3.18, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrowers represent that they or the Subsidiaries are receiving a price for all production sold thereunder that is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist that are not cancelable on 60 days' notice or less without penalty or detriment for the sale of production from the Borrowers’ or the Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) and that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.
SECTION 3.19 Hedging Transactions. Except for the Lender Swap Agreements set forth on Schedule 3.19, no Credit Party is party to any Swap Agreements as of the Fourth Amendment Effective Date.
SECTION 3.20 Restriction on Liens. None of the Borrowers or any of the Subsidiaries is a party to any material agreement or arrangement (other than instruments creating Liens permitted under Section 6.08, but then only on the Property subject of such Lien), or subject to any order, judgment, writ or decree that restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their respective assets or Properties to secure the Obligations.
SECTION 3.21    Intellectual Property. The Borrowers and the Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used in their business as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.22 Material Personal Property. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by any Borrower or any of its respective Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, ordinary wear and tear excepted, and with respect to such of the foregoing which are operated by any Borrower or any of its respective Subsidiaries, in a manner consistent with the such Borrower’s or such Subsidiary’s past practices (other than those the failure of which to maintain in accordance with this Section 3.22 could not reasonably be expected to have a Material Adverse Effect).
SECTION 3.23 Business.
(a)The Borrowers and the Subsidiaries have not conducted and are not conducting any business other than businesses relating to the acquisition, exploration, development, drilling, financing, ownership, operation, production, maintenance, storage, transportation, gathering, processing and marketing of Hydrocarbons and its by-products, Hydrocarbon Interests and the Oil and Gas Properties and related activities.

(b)No Credit Party owns, and has not acquired or made any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States or in the offshore federal waters of the United States.
SECTION 3.24 Accounts. Schedule 3.24 accurately sets forth as of the Closing Date (and thereafter, as disclosed in writing to the Administrative Agent, which shall be a supplement to Schedule 3.24) each bank account of the Credit Parties (whether an operating account, a Deposit Account, a Securities Account, a Commodity Account, or otherwise) maintained by such Credit Party (including the respective account number) and the name of the respective financial institution with which each such account is maintained. Without limitation of the foregoing, the Credit Parties maintain all of the accounts that are required by Section 5.19 to be maintained with Administrative Agent with the Administrative Agent and all other accounts with a Permitted Third Party Bank.The Credit Parties shall, at all times, remain in compliance with Section 5.19.
SECTION 3.25 Licenses, Permits, Etc. Each Borrower and each of the Subsidiaries possess such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their business as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item could not reasonably be expected to have a Material Adverse Effect.
SECTION 3.26 Fiscal Year. The fiscal year of each Borrower is January 1 through December 31.
SECTION 3.27 Security Instruments. The security interests created in favor of the Administrative Agent for the benefit of the Secured Parties under the Collateral Documents constitute an Acceptable Security Interest in the Collateral referred to therein to the extent that the creation, perfection or priority, as applicable, is governed by the laws of the United States or any State thereof.
SECTION 3.28 Solvency. Before and after giving effect to each Loan or issuance, increase, amendment, renewal, replacement, refinancing or extension of a Letter of Credit, the Borrowers and Guarantors, on a consolidated basis, are Solvent.
SECTION 3.29 Senior Debt Status. The Obligations of each Credit Party and each Subsidiary thereof under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all subordinated Indebtedness and all senior unsecured Indebtedness of each such Person and is designated as “senior indebtedness” under all instruments and documents, now or in the future, relating to all subordinated Indebtedness and all senior unsecured Indebtedness of such Person.
SECTION 3.30 Anti-Corruption Laws and Sanctions.
(a)None of (a) any Borrower or any Subsidiary thereof or any of their respective directors, officers, employees or, to the knowledge of any Credit Party, affiliates, or (b) to the knowledge of any Credit Party, any agent or representative of any Borrower or any Subsidiary thereof that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or currently the subject or target of any Sanctions or (ii) is currently engaging or has engaged in any dealings or transactions with, involving or for the benefit of a Sanctioned Person, or in or involving any Sanctioned Country, in each case, in violation of applicable Sanctions.

(b)Each Credit Party has implemented, maintains in effect and enforces policies and procedures intended to ensure compliance by such Credit Party and any Subsidiary thereof and their respective directors, officers, employees and agents (in their respective activities on behalf of such Credit Party and any such Subsidiary thereof) with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and each Credit Party and each Subsidiary thereof, its and their respective officers and directors and, to the knowledge of each Borrower, employees and agents (in their respective activities on behalf of each Borrower and each Subsidiary thereof), are in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, in each case in all material respects.
SECTION 3.31 ECP Guarantor. As of the Fourth Amendment Effective Date and as of the effective date of each Lender Swap Agreement (it being agreed and understood that the representation in this Section 3.31 shall be made as of such dates), each of the Borrowers is an “eligible contract participant” within the meaning of Section 1(a)(18) of the Commodity Exchange Act.
SECTION 3.32 EEA Financial Institution. No Credit Party is an EEA Financial Institution.
SECTION 3.33 Beneficial Ownership. As of the Fourth Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
ARTICLE IV
CONDITIONS
SECTION 4.01 Conditions Precedent to Effectiveness and Initial Borrowings. The obligation of the Lenders to close this Agreement and to make the initial Loans and/or issue or participate in the initial Letters of Credit (including the deemed issuance of the Existing Letters of Credit), if any, is subject to the satisfaction of each of the following conditions:
(a)Credit Agreement. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)Loan Documents. The Administrative Agent (or its counsel) shall have received the following documents: (i) Uniform Commercial Code financing statements for each of the Credit Parties, required by law or requested by the Administrative Agent; (ii) the Loan Documents, other than this Agreement, (including without limitation, the Security Agreements, Mortgages encumbering at least eighty percent (80%) of the Proved Hydrocarbon Interests of the Oil and Gas Properties of the Credit Parties, and Account Control Agreements to the extent required under Section 5.19) to be executed and delivered on or prior to the Closing Date, from each party thereto, as applicable, signed on behalf of such party, and (iii) any promissory notes requested by a Lender pursuant to Section 2.09 payable to each such requesting Lender duly executed and completed by the Borrowers.
(c)Organizational Documents. The Administrative Agent shall have received a certificate of an Authorized Officer of each Credit Party dated as of the Closing Date, on which the Administrative Agent and the Lenders may conclusively rely until the Administrative Agent receives notice in writing from the Borrowers to the contrary, certifying:

(i)that attached to each such certificate are (1) a true and complete copy of the Organizational Documents of such Credit Party, as the case may be, as in effect on the date of such certificate and (2) a true and complete copy of a certificate from the Governmental Authority of the state of such entity’s organization certifying that such entity is duly organized and validly existing in such jurisdiction;
(ii)that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors, manager, sole shareholder, or other applicable authorizing entity of such Credit Party, as applicable, authorizing the execution, delivery and performance of each of the Loan Documents to which such Credit Party is or is intended to be a party; and
(iii)as to the incumbency and specimen signature of each officer of such Credit Party (1) who is authorized to execute the Loan Documents to which such Credit Party is or is intended to be a party and (2) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.
(d)Qualification and Good Standing. The Administrative Agent shall have received certificates of the appropriate state agencies with respect to the existence and good standing of each Borrower and each Guarantor in the jurisdiction of its organization.
(e)Closing Date Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of each Borrower to the effect that the conditions set forth in this Section 4.01 has been satisfied.
(f)Solvency Certificate. The Administrative Agent shall have received a solvency certificate dated as of the date of this Agreement from the chief financial officer of the Company in substantially the form attached as Exhibit G.
(g)Legal Opinions. The Administrative Agent shall have received (a) a written legal opinion addressed to the Administrative Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent from Vinson & Elkins LLP, special Delaware, New York and Texas counsel to the Credit Parties, (b) a written legal opinion addressed to the Administrative Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent from GableGotwals, special Oklahoma counsel to the Credit Parties, and (c) any other local counsel opinions in jurisdictions where Mortgages need to be filed in order to comply with the requirements of Section 5.18. The Credit Parties hereby request each such counsel to deliver such opinion.
(h)UCC and Lien Searches; Collateral.
(i)The Administrative Agent shall have received appropriate UCC search certificates for each Borrower and each other Guarantor in its jurisdiction of organization, and any other jurisdiction requested by the Administrative Agent, reflecting no prior Liens or security interests encumbering the Collateral other than those being assigned or released on or prior to the Closing Date and Liens permitted by Section 6.02 and all filing and recording fees and taxes with respect to such Liens and security interests that are due and payable as of the Closing Date shall have been duly paid. The Administrative Agent shall have received all appropriate evidence required by the Administrative Agent necessary to determine that the Administrative Agent (for its benefit and the benefit of the Secured Parties) shall have made arrangements for an Acceptable Security Interest in the Collateral (which shall include, without duplication, (i) at least eighty percent (80%) of the Proved Hydrocarbon Interests of the Oil and Gas Properties of the Credit Parties, and (ii) that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made or arrangements have been made so that such Liens can be made, taken or obtained, as the case may be, and are in full force and effect. The Collateral Documents shall be in full force and effect on the Closing Date, and each document (including each UCC financing statement and any certificates representing pledged Collateral, accompanied by instruments of transfer and stock powers endorsed in blank) shall have been delivered to the Administrative Agent.
(ii)With respect to any Mortgage encumbering any Material Real Property, the Administrative Agent shall have received (A) a commitment from a title company reasonably acceptable to the Administrative Agent, to issue a title insurance policy assuring the Administrative Agent, on behalf of the Secured Parties, that such Mortgage creates an Acceptable Security Interest in the applicable Credit Party’s fee interest in the real estate described therein, (B) copies of an ALTA survey and maps or plans of such Material Real Property, and in the case of the ALTA survey, certified to the Administrative Agent and the title company in a manner reasonably satisfactory to each of the Administrative Agent and the title company, dated a date reasonably satisfactory to each of the Administrative Agent and the title company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based are sufficient to delete any standard printed survey exception contained in the applicable title insurance policy, (C) a flood determination certificate issued by the appropriate Governmental Authority or third party (including a surveyor) indicating whether such Material Real Property is located in an area designated as a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), (D) if such Material Real Property is located in an area designated to be in a “flood hazard area”, evidence of flood insurance on such real Property obtained by the applicable Credit Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, (E) an appraisal on such Material Real Property by a recognized third party appraiser reasonably acceptable to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent, (F) a Phase I environmental site assessment of such Material Real Property (including the tract of real property on which such Material Real Property is located), and if required by the Administrative Agent in its sole discretion, a Phase II environmental site assessment of such Material Real Property (including the tract of real property on which such Material Real Property is located), in each case dated no more than 20 days prior to the Closing Date, prepared by a recognized third party reasonably acceptable to the Administrative Agent, and in form and substance reasonably acceptable to the Administrative Agent, and (G) zoning verification letter or report or its local equivalent from the municipality with zoning jurisdiction over such Material Real Property, in form and substance reasonably acceptable to the Administrative Agent;
(i)Title Evidence. The Administrative Agent shall have received such information as the Administrative Agent shall reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent in form and substance, on the title to not less than eighty percent (80%) of the Proved Hydrocarbon Interests of the Credit Parties and the Oil and Gas Properties related thereto.
(j)Insurance. The Administrative Agent shall have received insurance certificates and endorsements in accordance with, and evidencing compliance with, Section 5.05(a) and otherwise reasonably satisfactory to the Administrative Agent.

(k)Financial Statements. The Administrative Agent shall have received (i) the financial statements described in Section 3.04(a), (ii) preliminary Quarterly Financial Statements for the fiscal quarter ended June 30, 2020, and (iii) a balance sheet of the Company and its Subsidiaries assuming emergence from bankruptcy on September 3, 2020, giving pro forma effect to the Borrowings and the Letters of Credit outstanding in an amount equal to $130,676,776 on the Closing Date.
(l)Fees and Expenses. The Administrative Agent and the Lenders shall have received all invoiced reasonable and documented fees and expenses due and payable to the Secured Parties on or prior to the Closing Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel (including local counsel) and any professional advisor) required to be reimbursed or paid by any Credit Party hereunder or under any other Loan Document.
(m)Required Documentation. At least five (5) Business Days prior to the Closing Date, the Administrative Agent shall have received all documentation and other information with respect to the Borrowers and the Guarantors, requested in writing by the Administrative Agent and required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act, and if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in respect of such Borrower.
(n)No Proceeding or Litigation; No Injunctive Relief. There shall be no adversary proceeding pending in the Bankruptcy Court, or litigation commenced against any Borrower or any Guarantor that is not stayed pursuant to section 362 of the Bankruptcy Code, seeking to enjoin or prevent the financing or the transactions contemplated herein.
(o)Material Adverse Effect. No event or circumstance that has had or could reasonably be expected to cause a Material Adverse Effect shall have occurred, either individually or in the aggregate, since May 27, 2020.
(p)Consents, Licenses, Approvals, etc.
(i)The Administrative Agent shall have received evidence that the Company has obtained all material governmental and third party consents, licenses, and approvals necessary (as determined in the reasonable discretion of the Administrative Agent) in connection with this Agreement and the transactions contemplated hereby and the continuing operations of the Company and its Subsidiaries and all such consents, licenses, and approvals shall be in full force and effect.
(ii)RESERVED.
(q)RESERVED.
(r)Capital Structure. The Company’s capital structure and financing plan shall be reasonably satisfactory to the Administrative Agent (it being agreed and understood that the capital structure and financing plan existing as of the First Amendment Effective Date, and as thereafter amended by any amendments consented to in writing by the Administrative Agent, is deemed reasonably satisfactory to the Administrative Agent).
(s)RESERVED.

(t)RESERVED.
(u)RESERVED.
(v)RESERVED.
(w)Borrowing Request. The Administrative Agent shall have received a Borrowing Request duly executed by Company.
(x)RESERVED.
(y)Closing Date. The Closing Date shall have occurred no later than September 3, 2020.
(z)Conditions Applicable to all Loans. Each of the conditions in Section 4.02 have been satisfied.
The Administrative Agent shall notify the Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
SECTION 4.02 Conditions Precedent to Lending. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuer to issue, increase or extend any Letter of Credit (including any deemed issuance of the Existing Letters of Credit) and of any reallocation of Letter of Credit Exposure provided in Section 2.20 shall be subject to the satisfaction of the following conditions:
(a)At the time of and immediately after giving effect to such Borrowing or the date of the issuance, increase, amendment, renewal, replacement, refinancing or extension of such Letter of Credit or such reallocation, the representations and warranties of the Borrowers and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or, to the extent that a particular representation or warranty is qualified as to materiality, such representation or warranty shall be true and correct in all respects), in each case, on and as of the date of such Borrowing or such issuance, increase, amendment, renewal, replacement, refinancing or extension of such Letter of Credit or such reallocation except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent that a particular representation or warranty is qualified as to materiality, such representation or warranty shall be true and correct in all respects), in each case, as of such specified earlier date.
(b)At the time of and immediately after giving effect to such Borrowing or such issuance, increase, amendment, renewal, replacement, refinancing or extension of such Letter of Credit, no Default shall have occurred and be continuing.
(c)At the time of and immediately after giving effect to such Borrowing or issuance, increase, amendment, renewal, replacement, refinancing or extension of such Letter of Credit, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
(d)The making of such Loan or the issuance, increase, amendment, renewal, replacement, refinancing or extension of such Letter of Credit, would not conflict with, or cause any Lender to violate or exceed, any applicable Governmental Requirement and no litigation shall be pending or, to the knowledge of any party hereto, threatened in writing, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain the making or repayment of any Loan, or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e)The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.04 or Letter of Credit Application in accordance with Section 2.05, as applicable.
(f)Certification by the Borrowers that the Credit Parties will not have any Excess Cash after giving pro forma effect to such Borrowing.
Each Borrowing, issuance, increase, amendment, renewal, replacement, refinancing or extension of a Letter of Credit, or reallocation of the Letter of Credit Exposure, shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) through (f) of this Section.
ARTICLE V
AFFIRMATIVE COVENANTS
Until the Discharge of Obligations, the Borrowers and the Subsidiaries party hereto hereby covenant and agree with the Lenders that:
SECTION 5.01 Financial Statements; Other Information. The Company will furnish to the Administrative Agent and each Lender:
(a)as soon as available and in any event within 90 days after the end of each fiscal year of the Company, the audited consolidated statements of income, shareholders’ equity, changes in financial position and cash flow of the Company and its Subsidiaries, and the related audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent which opinion shall state that such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred, and shall be without any “going concern” or like qualification or exception (other than with respect to, or resulting from, the occurrence of the Scheduled Maturity Date within one year from the date the report is delivered) and without any qualification or exception as to the scope of such audit;
(b)as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company occurring thereafter (including, without limitation, for the fiscal quarter ended June 30, 2020), consolidated statements of income, shareholders’ equity, changes in financial position and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related condensed consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year (such financial statements being the “Quarterly Financial Statements”), accompanied by the certificate of an Authorized Officer, which certificate shall state that such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Company its Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments); provided, that the Company will furnish to the Administrative Agent and each Lender the Quarterly Financial Statements for the fiscal quarter ended June 30, 2020 by no later than September 30, 2020 (or such later date that is on or before October 31, 2020 as may be agreed by the Administrative Agent in its sole discretion);

(c)RESERVED;
(d)at the time the Company furnishes each set of financial statements under Sections 5.01(a), (b) and (c) above, a certificate substantially in the form of Exhibit E executed by an Authorized Officer certifying as to the matters set forth therein and stating that no Event of Default has occurred and is continuing (or, if any Event of Default has occurred and is continuing, describing the same in reasonable detail);
(e)promptly upon receipt thereof, a copy of each other material report or letter submitted to any Borrower or any of the Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of any Borrower or any Subsidiary, and a copy of any material response by such Borrower or any such Subsidiary, or the board of directors (or equivalent governing body) of such Borrower or any such Subsidiary, to such letter or report;
(f)RESERVED;
(g)promptly upon its becoming available (and subject, in each case, to the final sentence of this Section 5.01), each financial statement, report, notice or proxy statement sent by the Company to shareholders generally and each Form 10-K, Form 10-Q, registration statement or prospectus filed by the Company with any securities exchange or the SEC;
(h)promptly after the furnishing thereof, copies of any financial statement, report or notice (other than ministerial notices) furnished to any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement in respect of Indebtedness in excess of the Threshold Amount, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.01;
(i)If requested by the Administrative Agent, concurrently with the delivery of any Reserve Report to the Administrative Agent, a list of all Persons purchasing Hydrocarbons from any Borrower or any other Credit Party which account for greater than ten percent (10%) of the revenues resulting from the sale of all Hydrocarbons from the Borrowers and the other Credit Parties during the fiscal year for which such Reserve Report relates;
(j)together with the delivery of each Reserve Report required by Section 5.11, a Lease Operating Statement covering the period elapsed since delivery of the immediately preceding Reserve Report required by Section 5.11;
(k)prompt written notice (and in any event within five (5) Business Days prior thereto or such shorter period as may be agreed to by the Administrative Agent) of any change in (i) any Credit Party’s corporate name, (ii) the location of any Credit Party’s chief executive office or principal place of business, (iii) the Credit Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) any Credit Party’s jurisdiction of organization or such Credit Party’s organizational identification number in such jurisdiction of organization and (v) any Credit Party’s U.S. federal taxpayer identification number;
(l)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request;

(m)together with the delivery of the financial information to be supplied under Sections 5.01(a) and (b), a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of each Borrower and each Subsidiary (and, with respect to each Subsidiary that is a Credit Party, indicating whether such Credit Party is or is not a Qualified ECP Obligor as of the date of the delivery of such report), the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 3.19, any margin required or supplied under any credit support document, and the counterparty to each such agreement;
(n)promptly following any request thereof, such other information as may be reasonably requested by the Administrative Agent or any Revolving Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base.
Documents required to be delivered pursuant to Sections 5.01(a), (b), (c) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to be delivered hereunder upon such filing with the SEC on the date of such filing.
SECTION 5.02 Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice (and in any event within five (5) Business Days) of the following:
(a)the occurrence of any Default;
(b)the commencement of any legal or arbitral proceedings, and of all proceedings before any Governmental Authority filed against any Borrower or any Subsidiary, except proceedings that, if adversely determined, could not reasonably be expected to result in liability in excess of the Threshold Amount (whether individually or in the aggregate) or which could otherwise reasonably be expected to cause a Material Adverse Effect, in each case unless fully covered by insurance and having a deductible of no greater than $150,000;
(c)the occurrence of any Casualty Event to Oil and Gas Properties subject to any Mortgage or the commencement of any action or proceeding for the taking of any Oil and Gas Properties subject to any Mortgage with a value exceeding the Threshold Amount under power of eminent domain or by condemnation, nationalization or similar proceeding;
(d)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers, any Subsidiary thereof, any Guarantor or any ERISA Affiliate in an aggregate amount exceeding the Threshold Amount;
(e)promptly upon, and in any event no later than three days after (or such longer period as the Administrative Agent may agree in its sole discretion), the receipt thereof, or the acquisition of knowledge thereof, by any Credit Party, a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, concerning (i) violations or alleged violations of Environmental Laws, which seek to impose liability therefore in excess of the Threshold Amount or which could otherwise reasonably be expected to cause a Material Adverse Effect, (ii) any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Materials which could reasonably result in the imposition of liability in excess of the Threshold Amount or that could otherwise reasonably be expected to cause a Material Adverse Effect or requiring that action be taken to respond to or clean up a release of Hazardous Materials and such action or clean-up could reasonably be expected to cause a Material Adverse Effect, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) the filing of a Lien in connection with obligations arising under Environmental Laws upon, against or in connection with the Credit Parties, any of their respective Subsidiaries, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located;

(f)a copy of any notice, summons, citation, or proceeding received by any Credit Party or Subsidiary thereof seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority;
(g)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;
(h)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(i)if any Credit Party ceases to be a Qualified ECP Obligor.
Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03 Existence; Conduct of Business. Each Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of their business, except where the failure to so preserve, renew or keep could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.04 Payment of Obligations, Taxes and Material Claims.
(a)Each Borrower will, and will cause each of the Subsidiaries to, pay the Obligations according to the terms set forth in this Agreement, the Loan Documents, the Lender Swap Agreements, and all documents evidencing Bank Product Obligations and do and perform, in all material respects, every act and discharge all of the obligations to be performed and discharged by them under this Agreement and the Loan Documents, at the time or times and in the manner specified.
(b)Each Borrower will, and will cause each of the Subsidiaries to, to timely file all U.S. federal income Tax returns and all other material Tax returns and reports required to be filed and pay (i) all material foreign, U.S. federal, state and local Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any penalty or interest accrues thereon and (ii) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or might become a Lien (other than Liens permitted pursuant to Section 6.02) on any of its assets; provided, however, that no payment of Taxes or claims shall be required if the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices, and the Company, as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto.

SECTION 5.05 Maintenance of Properties; Insurance.
(a)Each Borrower will, and will cause each of the Subsidiaries to: (i) except as permitted in Section 6.03, preserve and maintain its existence and all of its rights, privileges and franchises and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; (ii) keep books of record and account in accordance with GAAP; (iii) comply with all Governmental Requirements if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect; and (iv) keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance against risks as is usually carried by such Persons. All policies of insurance shall either have attached thereto a “lender’s loss payable endorsement” for the benefit of the Administrative Agent, as loss payee in form reasonably satisfactory to the Administrative Agent or shall name the Administrative Agent as an additional insured, as applicable. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Credit Parties, their respective Subsidiaries, and the applicable insurance company, such policies will not be canceled without at least 30 days’ prior written notice to the Administrative Agent (or at least 10 days’ for non-payment of premium). In the event that, notwithstanding the “lender’s loss payable endorsement” requirement of this Section 5.05, the proceeds of any insurance policy described above are paid to any Credit Party or a Subsidiary when an Event of Default has occurred and is continuing, the Borrowers shall deliver such proceeds to the Administrative Agent immediately upon receipt. Waiver of subrogation shall apply in favor of the Administrative Agent in connection with any general liability insurance policy of any Credit Party.
(b)Each Borrower will, and will cause each of the Subsidiaries to, operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable Environmental Laws and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect
(c)Each Borrower will, and will cause each of the Subsidiaries to, at its own respective expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other Properties, including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other Properties will be preserved and maintained, in each case, except to the extent such failure to so preserve and keep could not reasonably be expected to have a Material Adverse Effect. Each Borrower will, and will cause each of the Subsidiaries to, promptly: (a) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, and (b) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other Properties, except in each case of clauses (a) and (b) to the extent such failure could not reasonably be expected to have a Material Adverse Effect and except for dispositions permitted by Section 6.13. Each Borrower will, and will cause each of the Subsidiaries to, operate its Oil and Gas Properties and other Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other Properties to be operated in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. To the extent that none of the Borrowers or any Subsidiary is the operator of such Property, the Borrowers shall use reasonable efforts to cause the operator to comply with this Section 5.05(c).
SECTION 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in all material respects of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of the Subsidiaries to, permit any representatives, agents or consultants designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Without limiting the generality of the foregoing, in connection with each annual financial statement required to be delivered under Section 5.01(a), the Borrowers shall make its respective officers available for one telephonic (or, with the Borrowers’ consent, an in-person) meeting with the Administrative Agent and the Lenders held at reasonable times and upon reasonable prior notice, to discuss such financial statements and Reserve Reports, drilling activities and such other information regarding the Credit Parties, its Subsidiaries and their respective Properties. Notwithstanding the foregoing, no Credit Party shall be required to disclose to the Administrative Agent or any Lender, or any agents, advisors or other representatives thereof, any written material, (x) the disclosure of which would cause a breach of any confidentiality provision in the written agreement governing such material applicable to such Person, (y) which is the subject of attorney-client privilege or attorney’s work product privilege asserted by the applicable Person to prevent the loss of such privilege in connection with such information, or (z) which is a non-financial trade secret or other proprietary information.
SECTION 5.07 Compliance with Laws. Each Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality and coverage of the foregoing, each Credit Party shall comply, and shall cause each of its Subsidiaries to comply with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which any Credit Party or any Subsidiary thereof does business except where failure to so comply has not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Without limitation of the foregoing, each Credit Party shall, and shall cause each of its Subsidiaries to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary or advisable to the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) obtain, as soon as practicable, all consents or approvals required from any states of the United States (or other Governmental Authorities) necessary to grant the Administrative Agent a first priority security interest in (y) at least eighty percent (80%) of the Proved Hydrocarbon Interests of the Oil and Gas Properties of the Credit Parties, and (z) 100% of the Company’s limited liability company membership interests and other equity interests in Superior.

SECTION 5.08 Use of Proceeds of Loans.
(a)The proceeds of the Loans will be used by the Borrowers only for the following purposes: (a) to pay the fees, costs and expenses incurred in connection with this Agreement, and (b) provide ongoing working capital and for other general corporate purposes of the Borrowers and their Subsidiaries. The Credit Parties shall use the Letters of Credit for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
(b)The Borrowers will not request any Borrowing, and none of the Borrowers shall use, and each shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in either case in violation of any Sanctions applicable to such Borrower and its Subsidiaries, or (iii) in any manner that would result in the violation of any Sanctions applicable to any Credit Party or, to the knowledge of any Borrower, any other Person.
SECTION 5.09 Environmental Matters.
(a)Each Borrower will, and will cause each Subsidiary to, establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following could not reasonably be expected to have a Material Adverse Effect: (a) all Property of the Borrowers and the Subsidiaries and the operations conducted thereon and other activities of the Borrowers and the Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (b) no oil, oil and gas production or exploration wastes, Hazardous Materials or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (c) no Hazardous Material will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA or under any other Environmental Laws, and (d) no oil, oil and gas exploration and production wastes or Hazardous Materials or solid wastes are released on or to any such Property so as to endanger public health or welfare or the environment.
(b)Each Borrower will promptly notify the Administrative Agent and the Lenders in writing of any written threatened action, investigation or inquiry (including written notices thereof) by any Governmental Authority against such Borrower or any of the Subsidiaries or their Properties of which such Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if such Borrower reasonably anticipates that such action will result in liability, not fully covered by insurance, subject to normal deductibles (whether individually or in the aggregate) in excess of the Threshold Amount or that could reasonably be expected to have a Material Adverse Effect.
SECTION 5.10 Further Assurances. Upon request, each Credit Party shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Collateral Documents and this Agreement. Each Credit Party hereby authorizes the Administrative Agent to file any financing statements without the signature of such Credit Party to the extent permitted by applicable Governmental Requirement in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents. Each Credit Party at its expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the Administrative Agent upon its reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Credit Party, as the case may be, in the Collateral Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in the Collateral Documents, or to state more fully the security obligations set out herein or in any of Collateral Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral.

SECTION 5.11 Reserve Reports.
(a)As soon as available but in any event on or before September 1, 2020, and September 1st of each year thereafter, the Company shall furnish to the Administrative Agent and the Lenders an Internal Reserve Report or an Independent Reserve Report dated effective as of the immediately preceding June 30th.
(b)As soon as available but in any event on or before March 1, 2021, and March 1st of each year thereafter, the Company shall furnish to the Administrative Agent and the Lenders an Independent Reserve Report dated effective as of the immediately preceding December 31st.
(c)With the delivery of each Reserve Report, the Company shall provide to the Administrative Agent and the Lenders a certificate from an Authorized Officer of the Company certifying that, to their knowledge and in all material respects: (A) the information contained in such Reserve Report and any other information delivered in connection therewith is true and correct, (B) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances in excess of five percent (5%) of the monthly production, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require any Borrower or any Guarantor to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (C) none of the Credit Parties’ Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent and the Majority Lenders, (D) upon the request of the Administrative Agent, attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (E) upon the request of the Administrative Agent, attached to the certificate is a list of all Persons disbursing proceeds to any Borrower or to any Guarantor, as applicable, from its Oil and Gas Properties, and (F) except as set forth on a schedule attached to the certificate, at least eighty percent (80%) of the Proved Hydrocarbon Interests and the Oil and Gas Properties relating thereto are pledged as Collateral for the Obligations.
SECTION 5.12 Title Information; Cure of Title Defects.
(a)Upon reasonable request by the Administrative Agent, the Borrowers will promptly deliver or make available title information in form and substance reasonably acceptable to the Administrative Agent covering the Oil and Gas Properties evaluated by a Reserve Report which were not evaluated under any previous Reserve Report but only to the extent that the satisfactory title information previously reviewed by the Administrative Agent does not cover at least eighty percent (80%) of the Proved Hydrocarbon Interests evaluated by such Reserve Report, including such new Oil and Gas Properties.
(b)Within 45 days after (i) a request by the Administrative Agent or the Lenders to cure title defects or exceptions which are not Permitted Liens raised by such information with respect to the Oil and Gas Properties included in the Borrowing Base or (ii) a notice by the Administrative Agent that any Credit Party has failed to comply with clause (a) above, such Credit Party shall (x) cure such title defects or such exceptions or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (y) deliver to the Administrative Agent reasonably satisfactory evidence of such cure or as to any substitute Oil and Gas Properties reasonably satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance reasonably acceptable to the Administrative Agent in its reasonable business judgment as to the Credit Parties’ ownership of such Oil and Gas Properties and the Administrative Agent’s Liens and security interests therein as are required to maintain compliance with clause (a).

SECTION 5.13 ERISA Information and Compliance. As soon as available, and in any event, within 10 days after any Borrower obtains knowledge of any of the following, such Borrower will furnish and will cause each Subsidiary, Guarantor and ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (a) a written notice signed by an Authorized Officer of such Borrower describing the occurrence of any ERISA Event or of any material “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, that could reasonably be expected to result in liability of the Borrowers, any Subsidiary thereof, any Guarantor or any ERISA Affiliate in an aggregate amount exceeding the Threshold Amount, including any notices from a Multiemployer Plan sponsor or any Governmental Authority concerning such event, and specifying what action such Borrower, Subsidiary, Guarantor or ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (b) copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan to the extent that such action could reasonably be expected to result in liability to the Borrowers, any Subsidiary thereof, any Guarantor or any ERISA Affiliate in an aggregate amount exceeding the Threshold Amount. Upon request by the Administrative Agent, the Borrowers will promptly furnish to the Administrative Agent copies of (i) any annual report (Form 5500 Series) filed by any Borrower, any Subsidiary thereof, any Guarantor or any of ERISA Affiliate with the Employee Benefits Security Administration with respect to each Employee Benefit Plan; (ii) the most recent actuarial valuation report for each Plan; and (iii) such other information, documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request. Except as would not reasonably be expected to result in a Material Adverse Effect, with respect to each Plan, each Borrower will, and will cause each Subsidiary, Guarantor and ERISA Affiliate to, (i) satisfy in full, without incurring any material late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC, without incurring any material late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.
SECTION 5.14 Business of the Borrowers. The primary business of the Borrowers and the Subsidiaries is and will continue to be the acquisition, exploration, development, financing, ownership, operation, production, maintenance, storage, transportation, gathering, processing and marketing of Hydrocarbons, Hydrocarbon Interests and Oil and Gas Properties and related activities.
SECTION 5.15 Permits, Licenses. Each Borrower shall, and shall cause each Subsidiary to, maintain all material patents, copyrights, trademarks, service marks and trade names necessary to conduct its business, including, without limitation, all consents, permits, licensees and agreements material to its Oil and Gas Properties, except as could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.16 Compliance with Anti-Corruption Laws and Sanctions. Each Borrower will, and will cause each of its Subsidiaries to, maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.17 Keepwell. Each Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under any Guaranty or any Lender Swap Agreement in respect of Lender Swap Obligations (provided that such Borrower shall only be liable under this Section 5.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.17 or otherwise under the Loan Documents voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrowers under this Section 5.17 shall remain in full force and effect until the Obligations have been repaid in full and the Commitments and this Agreement have terminated. The Borrowers intend that this Section 5.17 constitute, and this Section 5.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 5.18 Agreement to Pledge.
(a)In connection with each redetermination of the Borrowing Base, each Credit Party shall, and shall cause its Subsidiaries that is a Credit Party to, review its respective Oil and Gas Properties to ascertain whether such Oil and Gas Properties are subject to an Acceptable Security Interest. In the event that the Oil and Gas Properties subject to an Acceptable Security Interest do not represent at least eighty percent (80%) of the Proved Hydrocarbon Interests and the Oil and Gas Properties relating thereto, then each Credit Party shall, and shall cause each of its Subsidiaries that is a Credit Party to, grant to the Administrative Agent within thirty (30) days of the date the Reserve Report for such redetermination is required to be delivered (subject to the last sentence of this clause (a)), as security for the Obligations an Acceptable Security Interest on such Oil and Gas Properties not already subject to an Acceptable Security Interest such that after giving effect thereto, the Oil and Gas Properties subject to an Acceptable Security Interest will constitute at least eighty percent (80%) of the Proved Hydrocarbon Interests and the Oil and Gas Properties relating thereto. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. Notwithstanding the foregoing, (i) the Administrative Agent in its sole discretion may agree to a later date for the Credit Parties to comply with this clause (a) so long as such later date is no later than 60 days after the otherwise required date, and (ii) in any event, if the Borrowing Base is to be redetermined on the date of an acquisition, the requirements on this clause (a) shall be satisfied on the date of such acquisition.
(b)Each Credit Party shall, and shall cause each such Subsidiary to, grant to the Administrative Agent an Acceptable Security Interest in any Material Real Property (other than the Corporate Headquarters) acquired after the Closing Date by any Borrower or any of its Subsidiaries within thirty (30) days of such acquisition (or such later date as the Administrative Agent may agree to in its sole discretion), together with all items with respect to such Material Real Property (other than the Corporate Headquarters) as described in Section 4.01(g) and (h) and any other items as reasonably requested by the Administrative Agent with respect to such Material Real Property.
(c)Each Credit Party shall, and shall cause each Subsidiary to, grant to the Administrative Agent an Acceptable Security Interest in all Property (other than Oil and Gas Properties, all real property, and Excluded Collateral) of any Credit Party or Subsidiary now owned or hereafter acquired, but as to any Subsidiary formed or acquired after the Closing Date, within the time frames required in Section 6.09.

SECTION 5.19 Accounts.
(a)Each of the Credit Parties shall maintain the following accounts with the Administrative Agent: (i) all primary operating, collection and deposit accounts (including, but not limited to, all such Deposit Accounts, Commodity Accounts and Securities Accounts) that are not Excluded Accounts, regardless of the balances thereof; and (ii) all other accounts that are not Excluded Accounts with a balance of at least $250,000 individually and balances in the aggregate of at least $500,000 (including, but not limited to, all such Deposit Accounts, Commodity Accounts and Securities Accounts that are not Excluded Accounts). Except for those accounts more particularly described within the immediately preceding sentence, each other account that is not an Excluded Account that is maintained by any Credit Party shall be maintained with either the Administrative Agent or with a Permitted Third Party Bank.
(b)As of the Closing Date, each Credit Party shall cause each of its deposit, commodity and securities accounts (other than Excluded Accounts) to be subject to an Account Control Agreement. In the event any Credit Party creates or acquires any deposit account, commodity account, or securities account (in each case, other than an Excluded Account) after the Closing Date, such Credit Party shall have thirty (30) days from the date of such creation or acquisition (or such later date as the Administrative Agent may agree to in its sole discretion) to deliver to the Administrative Agent an Account Control Agreement therefor.
SECTION 5.20 Required Hedges. The Borrowers shall (i) no later than five (5) Business Days after any date on which Availability is less than fifty percent (50%) of the then-existing Borrowing Base (or such later date as the Administrative Agent may agree in its sole discretion), enter into and at all times thereafter maintain, Swap Agreements at prices reasonably acceptable to the Administrative Agent (it being understood and agreed that Swap Agreements in respect of (1) crude oil at prices no less per barrel than a minimum of ten percent (10%) below the prevailing West Texas Intermediate settlement price as published by the New York Mercantile Exchange at the time such trade is entered into, and (2) natural gas at prices no less per Million Metric British Thermal Unit than a minimum of ten percent (10%) below the prevailing Henry Hub settlement price as published by the New York Mercantile Exchange at the time such trade is entered into (the minimum pricing set forth in preceding clauses (1) and (2) are herein referred to, together, as the “Minimum Swap Agreement Prices”) are reasonably acceptable to the Administrative Agent) in respect of crude oil and natural gas in notional volumes no less than seventy-five percent (75%) of the anticipated production from Proved Hydrocarbon Interests of the Credit Parties comprised of crude oil and natural gas classified as “proved developed producing” reserves as reflected in the most recently delivered Reserve Report for a period through at least 12 months immediately following such aforesaid date, and (ii) no later than 15 calendar days after any date on which Availability is less than fifty percent (50%) of the then-existing Borrowing Base (or such later date as the Administrative Agent may agree in its sole discretion), enter into and at all times thereafter maintain, Swap Agreements at prices reasonably acceptable to the Administrative Agent (it being understood and agreed that Swap Agreements in respect of crude oil and natural gas at prices of no less than the respective Minimum Swap Agreement Price are reasonably acceptable to the Administrative Agent) in respect of crude oil and natural gas in notional volumes no less than fifty percent (50%) of the anticipated production from Proved Hydrocarbon Interests of the Credit Parties comprised of crude oil and natural gas classified as “proved developed producing” reserves as reflected in the most recently delivered Reserve Report for the period from 13 months immediately following such aforesaid date through at least 24 months immediately following the First Amendment Effective Date, in each case so long as an Approved Counterparty is available (as reasonably determined by the Administrative Agent in consultation with the Borrowers) to enter into such Swap Agreements.
SECTION 5.21 Operator’s Subordination Agreement. The Borrowers will cause any Affiliate thereof that is an operator of any Oil and Gas Property subject to a Mortgage to, as of the Closing Date and thereafter within thirty days following the Administrative Agent’s reasonable request therefor (or such longer period as the Administrative Agent may agree in its sole discretion), deliver an operator’s lien subordination agreement in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 5.22 RESERVED.

ARTICLE VI
NEGATIVE COVENANTS
Until the Discharge of Obligations, each Borrower and the Subsidiaries party hereto covenant and agree with the Lenders that:
SECTION 6.01 Indebtedness. No Borrower will, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)the Obligations arising under this Agreement, any other Loan Document, any Lender Swap Agreement, or any document evidencing Bank Product Obligations or any guaranty of or suretyship arrangement for the Obligations arising under any Loan Document, any Lender Swap Agreement, or any document evidencing Bank Product Obligations;
(b)Indebtedness of any Borrower or any Subsidiary existing on the date hereof that is listed on Schedule 6.01(b);
(c)Indebtedness under Capital Leases (as required to be reported on the consolidated financial statements of the Company pursuant to GAAP), Synthetic Leases, and purchase money indebtedness in an aggregate principal amount not to exceed $5,000,000;
(d)Indebtedness associated with bonds or surety obligations associated with worker’s compensation claims, bonds or surety obligations required by Governmental Requirements or unaffiliated third parties or otherwise in the ordinary course of business in connection with the operation of the Oil and Gas Properties;
(e)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business
(f)unsecured intercompany Indebtedness between Credit Parties; provided, further, that any such Indebtedness shall be subordinated to the Obligations on terms set forth in the Guaranty;
(g)endorsements of negotiable instruments for collection in the ordinary course of business;
(h)accounts payable incurred in the ordinary course of business on or after the date hereof that are no more than 90 days past due unless being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such obligor;
(i)Indebtedness arising under Swap Agreements permitted by Section 6.05;
(j)usual and customary insurance premiums financing arrangements for insurance policies required hereunder entered into in the ordinary course of business and in a manner consistent with past practice, such financing arrangements not to exceed $1,000,000 in the aggregate at any one time outstanding;
(k)Indebtedness regarding self-insured liabilities, including retentions under insurance policies entered into in the ordinary course of business and in a manner consistent with past practice, not to exceed $2,000,000 in the aggregate at any one time outstanding;
(l)Indebtedness of any Person that becomes a direct or indirect Subsidiary of the Company after the Closing Date in accordance with the terms hereof, which Indebtedness is existing at the time such Person becomes a Subsidiary of the Company (other than Indebtedness incurred in contemplation of such Person’s becoming a Subsidiary of the Company); provided that the aggregate principal amount of all such Indebtedness shall not exceed $2,500,000 in the aggregate at any one time outstanding;

(m)unsecured Indebtedness not otherwise permitted under the preceding provisions of this Section 6.01; provided that, the aggregate principal amount of such unsecured Indebtedness shall not exceed $5,000,000 at any time; and
(n)any extensions, renewals, refinancings, and replacements of the Indebtedness permitted in the foregoing clauses (a) through (m) that do not increase the outstanding principal amount thereof, result in an earlier maturity date or decreased remaining weighted average life to maturity thereof or violate any of the other applicable terms, conditions, limitations or restrictions as may be set forth in this Section 6.01 with respect to such Indebtedness.
SECTION 6.02 Liens. No Borrower will, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a)Liens securing the payment of any Obligations;
(b)Permitted Liens;
(c)Liens securing leases giving rise to Indebtedness allowed under Section 6.01(c); provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable) together with any financing for interest thereon;
(d)Liens existing on the date hereof and disclosed on Schedule 6.02;
(e)any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses in this Section 6.02; provided that any such Indebtedness is not increased beyond the amount thereof outstanding on the date hereof (other than increases associated with the capitalization of refinancing costs) and is not secured by any additional assets;
(f)Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(g)Liens made in the ordinary course of business to secure liability to insurance carriers respecting the financing of insurance premiums permitted under Section 6.01(j);
(h)non-recourse Liens on Equity Interests of joint ventures in favor of such joint venture parties themselves or the lenders to such joint venture;
(i)Liens to secure plugging and abandonment obligations, which do not constitute a Material Adverse Effect (as determined by the Administrative Agent, in its sole discretion);
(j)Liens securing Indebtedness permitted under Section 6.01(l); provided, however, that such Liens encumber only the applicable assets of the Person that becomes a Subsidiary of the Company and such Liens were not created in contemplation of such Person becoming a Subsidiary of the Company;
(k)additional Liens upon Property created after the date hereof which do not secure debt for borrowed money (other than Pcards and Epayables) or obligations under Swap Agreements, provided that (A) the aggregate obligations secured thereby and incurred on or after the date hereof shall not exceed $2,500,000 in the aggregate at any one time outstanding, and (B) if such Liens encumber cash collateral, the aggregate amount of cash on deposit shall not exceed $1,500,000; provided that in no event shall any

Liens permitted by this clause encumber any Oil and Gas Properties evaluated in determining the Borrowing Base;
provided that, in any event, no Liens encumbering any Property of any Credit Party shall secure Swap Obligations other than Lender Swap Obligations.
SECTION 6.03 Fundamental Changes.
(a)No Borrower will, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of the Subsidiaries (in each case, whether now owned or hereafter acquired), except as permitted pursuant to Section 6.13, or liquidate or dissolve; provided that (i) any Credit Party (other than any Borrower) may dissolve as long as assets thereof are transferred to or become the Property of another Credit Party, (ii) any Subsidiary that is not a Guarantor may dissolve as long as the assets thereof are transferred to or become the Property of a Guarantor or a Borrower or another Subsidiary that is not a Guarantor, (iii) any Borrower may merge or may be consolidated into any Guarantor if such Borrower is the surviving entity, (iv) any Credit Party (other than a Borrower) may merge or may be consolidated into any other Guarantor, (v) any Subsidiary that is not a Guarantor may merge or may be consolidated into any Credit Party or another Subsidiary that is not a Guarantor, and (vi) any Credit Party may merge or may be consolidated into any Person, pursuant to a transaction permitted by Section 6.04, so long as the Credit Party is the surviving Person or transferee (and if such Credit Party is a Borrower, such Borrower is the surviving Person or transferee).
(b)No Borrower will, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto. From and after the date hereof, no Borrower will, and will not permit any Subsidiary to, acquire or make any other expenditures (whether such expenditure is capital, operating or otherwise) in or related to any Oil and Gas Properties not located within the geographical boundaries of the United States or form or acquire any Subsidiary organized under any jurisdiction outside of the United States.
SECTION 6.04 Investments, Loans and Advances. Subject to Section 6.17, no Credit Party shall make or permit to remain outstanding any loans or advances to or Investments in any Person, except that the foregoing restriction shall not apply to: (a) Permitted Investments; (b) accounts receivable arising in the ordinary course of business; (c) Investments made by any Credit Party in or to another Credit Party; (d) Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements that are usual and customary in the oil and gas exploration and production business; (e) Investments reflected in the financial statements delivered pursuant to Section 3.04(a) or that are disclosed to the Lenders on Schedule 6.04, which in any event, were made prior to the date hereof; (f) other Investments not to exceed $5,000,000 in the aggregate at any time outstanding, net of any return of capital or other cash distributions received with respect to such Investments; (g) creation of additional Subsidiaries in compliance with Section 6.09; (h) advances in the nature of expenses paid on behalf of counterparties to any operating agreement made in any Credit Party’s capacity as an operator in accordance with the terms and conditions of such operating agreement, which advances and operating agreements are usual and customary in the oil and gas business; (i) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business in amounts not to exceed $2,000,000; and (j) other Investments not covered by any other clause under this Section 6.04, so long as (i) at the time of the making, and after giving pro forma effect to, such Investment (and any incurrence or repayment of Indebtedness in connection therewith), the Net Leverage Ratio as of the most recent fiscal quarter end for which financial statements were required and have been delivered to the Administrative Agent shall not be greater than 1.50 to 1.00 and (ii) at the time of the making of such Investment (and after giving pro forma effect thereto), Availability shall be no less than 25% of the then effective Borrowing Base.

SECTION 6.05 Hedging Transactions.
(a)No Borrower will, and will not permit any Subsidiary to, enter into any Swap Agreement with any Person other than:
(i)Swap Agreements with an Approved Counterparty in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is entered into: ninety percent (90%) of the reasonably anticipated projected production from Proved Hydrocarbon Interests from Oil and Gas Properties constituting Proved Hydrocarbon Interests (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) for each month during such period for each of crude oil, natural gas and natural gas liquids, calculated separately; provided, that (A) put option contracts or floors that are not related to corresponding calls, collars or swaps shall not be included in calculating such percentage threshold and (B) such Swap Agreements shall not, in any case, have a tenor of greater than four (4) years. It is understood that Swap Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes; and
(ii)Swap Agreements in respect of interest rates with an Approved Counterparty, which effectively convert interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrowers and their Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 100% of the then outstanding principal amount of all Loans.
(b)In no event shall any Swap Agreement contain any requirement, agreement or covenant for any Borrower or any Subsidiary thereof to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures (other than under the Collateral Documents);
(c)Swap Agreements shall only be entered into in the ordinary course of business (and not for speculative purposes); and
(d)If, after the end of any calendar month, the aggregate volume of all Swap Agreements in respect of commodities for which settlement payments were calculated in such calendar month (other than puts, floors, and basis differential swaps on volumes hedged by other Swap Agreements) exceeded 100% of actual production of crude oil, natural gas and natural gas liquids, calculated separately, in such calendar month, then, to the extent necessary, the Borrowers shall promptly (and in any event within 30 days of the end of such calendar month, which in such event, it shall not constitute a violation of this Section 6.05(d)), terminate, create off-setting positions, allocate volumes to other production the Borrowers or any Subsidiaries are marketing, or otherwise unwind existing Swap Agreements such that, at such time, future hedging volumes will not exceed 100% of reasonably anticipated projected production of crude oil, natural gas and natural gas liquids, calculated separately, for the then-current and any succeeding calendar months.

SECTION 6.06 Restricted Payments. No Borrower will directly or indirectly declare or pay or incur any liability to pay, and no Borrower will permit any Subsidiary thereof to declare or pay or incur any liability to pay, directly or indirectly, any Restricted Payment, provided that:
(a)any Credit Party or any Subsidiary of a Credit Party may pay dividends or make distributions to any Credit Party; and
(b)so long as no Default has occurred and is continuing or will result therefrom and no Borrowing Base Deficiency then exists or would result therefrom:
(i)any Credit Party may make Restricted Payments pursuant to and in accordance with equity incentive plans, stock option plans or arrangements or other benefit plans or arrangements for management, employees or directors of the Credit Parties in an amount not to exceed $5,000,000 during any fiscal year;
(ii)any Credit Party may make Restricted Payments so long as (i) at the time of public declaration or announcement (to the extent publicly declared or announced and if not publicly declared or announced, at the time of the making of such Restricted Payment) of such Restricted Payment and after giving pro forma effect to the making of such Restricted Payment and any incurrence or repayment of Indebtedness, the Net Leverage Ratio as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent shall not be greater than 2.25 to 1.00 and (ii) at the time of declaration or announcement (to the extent publicly declared or announced and if not publicly declared or announced, at the time of the making of such Restricted Payment) of such Restricted Payment and after giving pro forma effect to the making of such Restricted Payment, Availability shall be no less than 25% of the then effective Borrowing Base;
(iii)any Credit Party or any Subsidiary may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Equity Interests); and
(iv)Subsidiaries of the Company may declare and pay dividends and distributions ratably with respect to their Equity Interests.
(v)RESERVED.

SECTION 6.07 Transactions with Affiliates. No Borrower will, and will not permit any Subsidiary to, sell, lease or otherwise transfer any Property or assets to, or purchase, lease or otherwise acquire any Property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) on terms and conditions not less favorable to any Credit Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Credit Parties not involving any other Affiliate, (c) any payments permitted by Section 6.06, and (d) transactions or agreements in place as of the Closing Date as set forth on Schedule 6.07.
SECTION 6.08 Restrictive Agreements. No Borrower will, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party to create, incur or permit to exist any Lien upon any of its Property or assets in favor of the Administrative Agent and/or the other Secured Parties or (b) the ability of any Subsidiary to pay dividends or other distributions to any Borrower or any other Subsidiary, as applicable, or the ability of any Borrower to pay dividends or other distributions to any other Borrower, in each case, with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any Subsidiary or to Guarantee Indebtedness of any Borrower or any Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions permitted pursuant to an agreement entered into in connection with a sale permitted under Section 6.13, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property or assets securing such Indebtedness and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
SECTION 6.09 Additional Subsidiaries. No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries to, create or acquire any additional Subsidiaries unless, with respect to each such Subsidiary and within 30 days after the acquisition or formation thereof (or such later date acceptable to the Administrative Agent in its sole discretion or such earlier date required by the Administrative Agent in its sole discretion if a Borrowing Base increase occurs in connection with such acquisition), the Borrowers have delivered to the Administrative Agent (a) a Guaranty or a supplement to an existing Guaranty executed and delivered by such new Subsidiary in form and substance reasonably satisfactory to the Administrative Agent, (b) a Security Agreement or a supplement to an existing Security Agreement and Mortgages, and such other Collateral Documents executed and delivered by such new Subsidiary and as the Administrative Agent may reasonably request in order to grant to the Administrative Agent an Acceptable Security Interest in the assets of each such Subsidiary now owned or hereafter acquired as required under Section 5.18, and (c) certificates, opinions of counsel, title opinions or other documents as the Administrative Agent may reasonably request, including all documentation and other information that any Lender may reasonably request in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
SECTION 6.10 Sale-and-Leaseback. No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter such Credit Party thereof shall lease as lessee such Property or any part thereof or other Property which such Credit Party or Subsidiary thereof intends to use for substantially the same purpose as the Property sold or transferred.
SECTION 6.11 Proceeds of Loans. No Borrower will permit the proceeds of the Loans to be used for any purpose other than as permitted under Section 5.08. No Credit Party and no Person acting on behalf of any Credit Party has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

SECTION 6.12 ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, no Borrower will at any time: (a) engage in, or permit any Subsidiary, Guarantor or ERISA Affiliate to engage in, any transaction in connection with which any Borrower, Subsidiary thereof, Guarantor or any ERISA Affiliate could be subjected to either a material civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a material tax imposed by Chapter 43 of Subtitle D of the Code with respect to a Plan; (b) terminate, or permit any Subsidiary, Guarantor or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, that could result in any liability to any Borrower, Subsidiary thereof, Guarantor or any ERISA Affiliate to the PBGC; (c) fail to make, or permit any Subsidiary, Guarantor or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any Borrower, Subsidiary thereof, Guarantor or any ERISA Affiliate is required to pay as contributions thereto; (d) permit, or allow any Subsidiary, Guarantor or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities, with the term “actuarial present value of the benefit liabilities” having the meaning specified in section 4041 of ERISA; (e) contribute to or assume an obligation to contribute to, or permit any Subsidiary, Guarantor or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (f) acquire, or permit any Subsidiary, Guarantor or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any Borrower, Subsidiary thereof, Guarantor or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained or contributed to, (i) any Multiemployer Plan or (ii) any Plan under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; or (g) incur, or permit any Subsidiary, Guarantor or ERISA Affiliate to incur, a liability to or on account of a Plan or Multiemployer Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.
SECTION 6.13 Sale of Properties. No Credit Party will sell, assign, farm-out, convey or otherwise transfer or Dispose of any Property or any interest in any Property except for the following:
(a)the Disposition of Hydrocarbons in the ordinary course of business;
(b)Dispositions and assignments of undeveloped acreage in connection with operating agreements, farmouts, farmins, joint exploration and development agreements and other agreements customary in the oil and gas industry that are entered into for the purposes of developing its Property and under which it receives relatively equivalent consideration;
(c)(i) the Disposition of equipment and other personal property that is no longer necessary for the business of the Credit Parties with a fair market value of less than $1,000,000 in the aggregate that is replaced by equipment of at least comparable value and use and (ii) Dispositions of equipment and other personal property for consideration consisting of equipment or other personal property of like kind or use;

(d)Casualty Events and Dispositions resulting from the exercise of eminent domain, condemnation or nationalization which result in the prepayment of the Loans to the extent required by Section 2.10(a);
(e)any sales, assignments, farm-outs, conveyances or other transfers or Dispositions of Property among Credit Parties;
(f)any sales, assignments, farm-outs, conveyances or other transfers or Dispositions of Property made in connection with any transaction permitted by Section 6.02;
(g)so long as no Default or Borrowing Base Deficiency has occurred and is continuing or would be caused thereby, the Disposition of Oil and Gas Properties which are given BB Value and the occurrence of any Hedge Event so long as:
(i)as to any such Disposition, (1) the cash or Cash Equivalents received as consideration therefor must be equal to the lesser of (x) the BB Value of the Oil and Gas Properties included in such Disposition and (y) 100% of the consideration received in respect thereof and (2) the consideration received in respect of such Disposition is equal to or greater than the fair market value of such Oil and Gas Properties or interest therein (as reasonably determined by the chief financial officer or equivalent officer of the Company for Dispositions for consideration of less than $5,000,000 and as reasonably determined by the board of directors or the equivalent governing body of the Company for all other Dispositions and, if requested by the Administrative Agent, the Company shall deliver a certificate of an Authorized Officer of the Company certifying to that effect); and
(ii)as to any such Disposition or Hedge Event (including, without limitation, the sum of (1) the BB Value of all Dispositions of Oil and Gas Properties made since the date of the most recent Borrowing Base redetermination (including such Disposition) plus (2) the BB Value of BB Hedges which have been novated, assigned, unwound, terminated, expired or amended since the date of the most recent Borrowing Base redetermination (including such Hedge Event) less the BB Value of any new BB Hedges concurrently put in place since the most recent Borrowing Base redetermination plus (3) the BB Value attributed to Oil and Gas Properties subject to title defects not cured to the satisfaction of the Administrative Agent as provided in Section 5.12 within the 45-day period permitted under Section 5.12 and occurring since the date of the most recent Borrowing Base redetermination), which equals or exceeds 5% of the Borrowing Base then in effect, the Borrowing Base is automatically reduced as provided in Section 2.03(d);
(h)licenses or other Dispositions of intellectual property, none of which, in the aggregate, materially impair the operation of the business of any Borrower or any Subsidiary;
(i)Dispositions of Oil and Gas Properties that do not have BB Value (including, for the avoidance of doubt, undeveloped or non-producing acreage and leases associated therewith) and Dispositions of Equity Interests in Subsidiaries that do not own (i) any Oil and Gas Properties with BB Value or (ii) any Equity Interests in other Subsidiaries that own Oil and Gas Properties with BB Value, in each case so long as the Net Cash Proceeds of any such Disposition are applied to prepay the Obligations (unless otherwise approved in writing by the Majority Lenders);
(j)other sales, assignments, farm outs, conveyances or other transfers or Dispositions not covered by another subsection under this Section 6.13, of any Property that does not constitute Oil and Gas Properties and that is not otherwise ascribed any BB Value; provided, that if any such Property constitutes Excluded Property (as more particularly described in Schedule 6.13(j) to this Agreement), then each such Disposition shall require the prior written consent of the Supermajority Lenders. The Administrative Agent and the Lenders hereby acknowledge and confirm that: (i) the Supermajority Lenders duly granted their consent and written approval to the Second Amendment Corporate HQ Waiver as of the Second Amendment Effective Date, as more particularly described in the Second Amendment. Accordingly, from and after the Second Amendment Effective Date, the Corporate Headquarters no longer constitutes Excluded Property; and (ii) as of the Third Amendment Effective Date, and so long as no Default has occurred and is continuing or will result after giving effect to any such use of proceeds, the

Majority Lenders hereby consent to and approve the Credit Parties’ use of the Net Cash Proceeds from such approved Disposition of the Corporate Headquarters to make Capital Expenditures as, when, and however the Credit Parties may elect, which Capital Expenditures shall be permitted hereunder in addition to (and not in limitation of) all of the Permitted Capital Expenditures, regardless of when made by the Credit Parties in accordance with this Section 6.13(j)(ii).
SECTION 6.14 Environmental Matters. No Credit Party shall cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under, any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to result in a Material Adverse Effect or in any Environmental Liability to any Credit Party or any Subsidiary of a Credit Party in excess of the Threshold Amount individually or in the aggregate.
SECTION 6.15 Gas Imbalances, Take-or-Pay or Other Prepayments. Except as disclosed on Schedule 3.17 on the Closing Date or thereafter as disclosed in writing to the Administrative Agent in connection with the most recently delivered Reserve Report or as otherwise disclosed in writing to the Administrative Agent from time to time, no Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of any Credit Party or any Subsidiary which would require any Credit Party or any Subsidiary to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor other than to the extent not exceeding five percent (5%) of the aggregate monthly volumes of Hydrocarbons (on an Mcf equivalent basis) anticipated to be produced from the Credit Parties’ proved developed producing reserves listed in the most recent Reserve Report.
SECTION 6.16 Fiscal Year; Fiscal Quarter. No Borrower shall, and shall not permit any Subsidiaries to, change its fiscal year or any of its fiscal quarters.
SECTION 6.17 Capital Expenditures. No Borrower shall make, and shall not permit any Subsidiaries to make, any Capital Expenditures other than: (i) Permitted Capital Expenditures; and (ii) those certain additional Capital Expenditures as are expressly permitted by Section 6.13(j)(ii).
SECTION 6.18 Marketing Activities. No Borrower will, and will not permit any of the Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrowers and the Subsidiaries that a Borrower or one of the Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) that have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

SECTION 6.19 Sale or Discount of Receivables. Except for receivables obtained by any Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, no Borrower will, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
SECTION 6.20 Financial Covenants.
(a)Net Leverage Ratio. Beginning with the fiscal quarter ending December 31, 2020, the Company shall not permit the Net Leverage Ratio as of the last day of any fiscal quarter set forth below to be greater than the corresponding ratio set forth below:

Fiscal Quarter End	Maximum Leverage Ratio
December 31, 2020	4.00 to 1.00
March 31, 2021	4.00 to 1.00
June 30, 2021	3.75 to 1.00
September 30, 2021	3.75 to 1.00
December 31, 2021	3.25 to 1.00
March 31, 2022	3.25 to 1.00
June 30, 2022	3.25 to 1.00
September 30, 2022 and thereafter	3.25 to 1.00

(b)Current Ratio. Beginning with the fiscal quarter ending March 31, 2021, the Company shall not permit the Current Ratio as of the last day of any fiscal quarter to be less than 1.00 to 1.00.
(c)Interest Coverage Ratio. Beginning with the fiscal quarter ending December 31, 2020, the Company shall not permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 2.50 to 1.00.
ARTICLE VII
EVENTS OF DEFAULT; REMEDIES; APPLICATION OF PROCEEDS
SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)(i) any Credit Party shall fail to pay any principal or Reimbursement Obligations when due under this Agreement or (ii) shall fail to pay any other amount when due under the Loan Documents to the Secured Parties (including, without limitation, any payment of interest or fees or failure to post Cash Collateral as required under this Agreement), and such failure continues for three (3) Business Days;
(b)any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(c)any Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(a), (b), (c), and (d), 5.02(a), 5.03 (with respect to any Borrower’s existence), 5.08, 5.18, 5.19 or in Article VI;
(d)any Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), or (c) of this Section), and such failure shall continue unremedied for a period of (i) in the case of any reporting requirement in Section 5.01 (other than those specified in clause (c) of this Section), five (5) Business Days and (ii) in the case of any other agreement, thirty (30) calendar days, in each case after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);
(e)any Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness or any Material Swap Obligation, when and as the same shall become due and payable and such failure continues after any applicable grace period, and the payment on such Material Indebtedness is otherwise permitted to be paid under this Agreement;
(f)(i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or (ii) a default or early termination event shall occur and be continuing under any Swap Agreement of any Borrower or any Subsidiary which results in Material Swap Obligations being due by such Borrower or such Subsidiary, and such Material Swap Obligations are not paid when due or within three Business Days thereafter; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(g)Any Credit Party or Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Credit Party or any Subsidiary thereof seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against any such Credit Party or any such Subsidiary thereof either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or any such Credit Party or any such Subsidiary thereof shall take any corporate, limited liability company, or partnership, as applicable, action to authorize any of the actions set forth above in this clause (g);
(h)a judgment or judgments for the payment of money in excess of the Threshold Amount (net of any amount payable because of insurance) in the aggregate shall be rendered by a court against any Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be in effect, within 30 consecutive days from the date of entry thereof and such Borrower or such Subsidiary, as applicable, shall not, within such period of 30 consecutive days, or such longer period during which execution of the same shall have been stayed, appeal in good faith therefrom and cause the execution thereof to be stayed during such appeal;

(i)an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(j)any material provisions of the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against a Borrower or a Guarantor party thereto;
(k)the Collateral Documents (or any portion thereof) cease to create a valid and perfected Lien of the priority described herein on any material portion of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Borrower, any Subsidiary or any of their Affiliates shall so state in writing; or
(l)any Change in Control occurs.
SECTION 7.02 Acceleration of Maturity.
(a)Optional. If any Event of Default (including an Event of Default pursuant to Section 7.01(g)) shall have occurred and be continuing, then, and in any such event:
(i)the Administrative Agent (A) may, and shall at the request of the Majority Lenders, by notice to the Borrowers, declare the obligation of each Lender and the Issuer to make extensions of credit hereunder, including making Loans and issuing, increasing or extending Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (B) may, and shall at the request of the Majority Lenders, by notice to the Borrowers, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrowers.
(ii) the Borrowers shall, on demand of the Administrative Agent (which demand shall be made at the request of the Majority Lenders), deposit into the Cash Collateral Account an amount of cash equal to 105% of all Letter of Credit Exposure as security for the Obligations;
(iii)the Administrative Agent may, and shall at the request of the Majority Lenders, proceed to enforce its rights and remedies under the Collateral Documents, the Guaranty, and any other Loan Documents for the ratable benefit of the Secured Parties by appropriate proceedings; and
(iv)the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
(b)Automatic. If any Event of Default pursuant to Section 7.01(g) shall occur:
(i)(1) the obligation of each Lender and the Issuer to make extensions of credit hereunder, including making Loans and issuing, increasing or extending Letters of Credit, shall terminate, and (2) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents shall immediately and automatically become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrowers;
(ii)the Borrowers shall deposit into the Cash Collateral Account an amount of cash equal to 105% of all Letter of Credit Exposure as security for the Obligations;

(iii)the Administrative Agent may, and shall at the request of the Majority Lenders, proceed to enforce its rights and remedies under the Collateral Documents, the Guaranty, and any other Loan Document for the ratable benefit of the Secured Parties by appropriate proceedings; and
(iv)the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
SECTION 7.03 Application of Payments.
(a)Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrowers, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.10 and Section 2.17. From and during the continuance of any Event of Default, any monies or Property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document (other than as a result of the exercise of any rights or remedies under any Collateral Document or any other agreement with the Borrowers, any Guarantor or any of their respective Subsidiaries which secures any of the Obligations), shall be applied as determined by the Administrative Agent in its sole discretion, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.10 and Section 2.17.
(b)Notwithstanding the foregoing, in the event that the Obligations have been accelerated pursuant to Section 7.02 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or in any other Loan Document, all monies or Property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document as a result of the exercise of any rights or remedies under any Collateral Document or any other agreement with the Borrowers, any Guarantor or any of their respective Subsidiaries which secures any of the Obligations, shall be applied in accordance with Section 2.17 and otherwise in the following order:
(i)FIRST, to payment of all reasonable costs and expenses of the Administrative Agent, the Issuer, and the Lenders incurred in connection with the collection and enforcement of the Obligations or of any security interest granted to the Administrative Agent in connection with any collateral securing the Obligations;
(ii)SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees, pro rata among the Secured Parties in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;
(iii)THIRD, to payment of that portion of the Obligations constituting obligations and liabilities of the Credit Parties with respect to principal on the Loans and the other the Obligations, including Lender Swap Obligations, Bank Product Obligations, and Reimbursement Obligations, pro rata among the Secured Parties in accordance with their respective shares of the aggregate amount of the principal of the Obligations;
(iv)FOURTH, to payment of all other Obligations, pro rata among the Secured Parties in accordance with their respective shares of the aggregate amount of such Obligations;

(v)FIFTH, to Cash Collateralize any Letters of Credit then outstanding; and
(vi)SIXTH, any surplus thereafter remaining shall be paid to the applicable Borrower or as otherwise required by Governmental Requirements.
Notwithstanding the foregoing, amounts received from any Borrower or any other Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this paragraph, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause (b)(iii) above from amounts received from “eligible contract participants” under the Commodity Exchange Act or any regulations promulgated thereunder to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in clause (b)(iii) above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause (b)(iii) above).
SECTION 7.04 Actions in Respect of Letters of Credit. Upon the Maturity Date and as required by Section 2.05, Section 2.10 or Section 7.03, unless other reasonably satisfactory arrangements with respect thereto have been made with the applicable Issuer, the Borrowers shall pay to the Administrative Agent in immediately available funds, for deposit in a Cash Collateral Account, an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations (or such lesser amount as is required to Cash Collateralize Letter of Credit Obligations under Section 2.05 or 2.10, as applicable). The Administrative Agent may, from time to time after funds are deposited in such Cash Collateral Account (and while an Event of Default has occurred and is continuing or after the acceleration of the Loans), apply funds then held in the such Cash Collateral Account to the payment of any amounts as shall have become or shall become due and payable by the Borrowers to the Issuer or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
SECTION 8.01 Appointment; Powers. Each of the Lenders and the Issuer hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
SECTION 8.02 Agents as Lenders. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
SECTION 8.03 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct (IT BEING THE INTENTION OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the making of a Loan, or the deemed issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuer prior to the making of such Loan or the deemed issuance of such Letter of Credit.
SECTION 8.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
SECTION 8.06 Resignation of Administrative Agent or Issuer. Subject to the appointment and acceptance of a successor Administrative Agent or successor Issuer as provided in this paragraph, the Administrative Agent or the Issuer may resign at any time by notifying the Lenders, the Issuer and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint, as applicable, a successor Administrative Agent (which shall be a Lender or such other Person appointed by the Majority Lenders) or a successor Issuer (which shall be a Revolving Lender). If no such successor Administrative Agent or Issuer shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Issuer gives notice of its resignation, then the retiring Administrative Agent or Issuer, as applicable, may, on behalf of the Lenders and the Issuer, appoint a successor Administrative Agent or Issuer, in each case which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (except that (x) in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (y) the retiring Issuer shall remain the Issuer with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting the Issuer with respect to such Letters of Credit shall inure to the benefit of the retiring Issuer until the termination of all such Letters of Credit).The fees payable by the Borrowers to a successor Administrative Agent or Issuer, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s or Issuer’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent or retiring Issuer, as applicable, and its respective sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Issuer.
SECTION 8.07 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. In this regard, each Lender acknowledges that Bracewell LLP is acting in this transaction as special counsel to the Administrative Agent only. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with this Agreement and the other Loan Documents and the matters contemplated herein and therein.
SECTION 8.08 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.03) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.09 Authority of Administrative Agent to Execute Collateral Documents and Release Collateral and Liens. Each Lender hereby empower and authorize the Administrative Agent to execute and deliver to the Credit Parties on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents. Each Lender hereby authorizes the Administrative Agent to release any Collateral that is permitted to be sold or released in a transaction permitted by the Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrowers, at the Borrowers’ sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 6.13 or is otherwise authorized by the terms of the Loan Documents.
SECTION 8.10 Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 8.11 Indemnification. Each Lender agrees to indemnify the Administrative Agent and the Issuer (in such capacities) and each of their respective Affiliates, and each of their respective Related Parties (to the extent not reimbursed by the Borrowers), from and against such Lender’s aggregate Applicable Percentage (determined at the time such indemnity is made) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or the Issuer or any of their respective Related Parties in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent, or the Issuer under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or such Issuer’s or such Related Party’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent, or the Issuer, as applicable, promptly upon demand for its Applicable Percentage (determined at the time such reimbursement is made) of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent, or the Issuer, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent, or the Issuer, as applicable, is not reimbursed for such expenses by the Borrowers or another Credit Party.

ARTICLE IX

GUARANTY
SECTION 9.01 The Guaranty. Subject to Section 9.08 hereof, each Borrower and each Subsidiary thereof party hereto hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, jointly and severally, the full and punctual payment when due (whether at stated maturity, upon acceleration, early termination, demand, declaration or otherwise, and at all times thereafter), and performance of, the Obligations, including but not limited to, any and all obligations owed to any Lender Swap Counterparty under each Lender Swap Agreement or any Bank Product Provider with respect to any Bank Product Obligations now or hereafter existing or and all renewals, rearrangements, increases, extensions for any period, substitutions, modifications, amendments or supplements in whole or in part of any of the Obligations, including, without limitation, any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)) (collectively, the “Guaranteed Obligations”). Upon failure by any Credit Party to pay when due any such amount, each of the Guarantors agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in this Agreement, any other Loan Document, any Lender Swap Agreement, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Guarantors waives any right to require the Secured Parties to sue any Borrower, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
SECTION 9.02 Guaranty Unconditional. Subject to Section 9.08 hereof, the obligations of each of the Guarantors hereunder shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(a)any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;
(b)any modification or amendment of or supplement to this Agreement, any other Loan Document, or any Lender Swap Agreement;
(c)any addition, release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrowers under this Agreement, any other Loan Document, any Lender Swap Agreement, any document evidencing Bank Product Obligations, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;
(d)any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of any Borrower, or any other guarantor of any of the Guaranteed Obligations;

(e)the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;
(f)any invalidity or unenforceability relating to or against any Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to this Agreement, any other Loan Document, any Lender Swap Agreement, any Bank Product Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Loan or any other amount payable by the Borrowers under this Agreement, any other Loan Document, any Lender Swap Agreement, or any document evidencing Bank Product Obligations; or
(g)any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder other than the Discharge of Obligations.
SECTION 9.03 Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each of the Guarantor’s obligations hereunder shall remain in full force and effect until the Discharge of Obligations has occurred. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Borrower or any other party under this Agreement, any Lender Swap Agreement, any document evidencing Bank Product Obligations, or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
SECTION 9.04 Waivers. Each Guarantor irrevocably waives acceptance hereof, diligence, promptness, presentment, demand, protest and, to the fullest extent permitted by applicable law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of any of the Guaranteed Obligations, or any other Person.
SECTION 9.05 Subrogation. Each Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against any other Guarantor arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Guarantors unless and until the Discharge of Obligations has occurred. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Discharge of Obligations has not occurred, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Administrative Agent for the benefit of the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured; otherwise it shall be returned to remitter. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement, any other Loan Documents, each Lender Swap Agreement and that the waiver set forth in this Section 9.05 is knowingly made in contemplation of such benefits.
SECTION 9.06 Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement, any other Loan Document, any Lender Swap Agreement, and any documents evidencing the Bank Product Obligations shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent made at the written request of the Majority Lenders.

SECTION 9.07 Subordination of Indebtedness of any Guarantor to any other Guarantor to the Guaranteed Obligations. Each Guarantor agrees that:
(a)Any indebtedness of any Borrower or any Guarantor now or hereafter owed to any Guarantor or any other Guarantor, respectively, is hereby subordinated to the Guaranteed Obligations pursuant to the provisions of this Section 9.07.
(b)Upon the occurrence and during the continuance of an Event of Default, if the Administrative Agent so requests, any such indebtedness of any Borrower or any Guarantor now or hereafter owed to any Guarantor or any other Guarantor, respectively, shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and shall be paid over to the Administrative Agent for the benefit of the Secured Parties in kind on account of the Guaranteed Obligations, but without reducing or affecting in any manner the obligations of any Guarantor under the other provisions of this Guaranty. Notwithstanding the foregoing, the term “indebtedness” as used in this Section 9.07 shall not include amounts owed by any Borrower or any Guarantor to any Guarantor or any other Guarantor, respectively, for payments made by a Guarantor for taxes, payroll obligations, third-party royalty obligations and operating expenses incurred in the ordinary course of business.
(c)Upon the occurrence and during the continuance of an Event of Default, should any Guarantor fail to collect or enforce any such indebtedness of any Borrower or any Guarantor now or hereafter owed to such Guarantor or any other Guarantor and pay the proceeds thereof to the Administrative Agent, the Administrative Agent as each Guarantor’s attorney-in-fact may do such acts and sign such documents in such Guarantor’s name as the Administrative Agent considers necessary or desirable to effect such collection, enforcement and/or payment.
SECTION 9.08 Limitation on Obligations.
(a)The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 9.08(a) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Secured Parties hereunder to the maximum extent not subject to avoidance under applicable law, and no Guarantor or any other person or entity shall have any right or claim under this Section 9.08(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.
(b)Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Secured Parties hereunder. Nothing in this Section 9.08(b) shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

(c)In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from any Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 9.08(c) shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9.08(c) are for the benefit of both the Secured Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
SECTION 9.09 Application of Payments. All payments held by the Administrative Agent or received by the Administrative Agent or any Secured Party hereunder shall be applied by the Administrative Agent or such Secured Party to payment of the Guaranteed Obligations in the order set forth in Section 7.03.
SECTION 9.10 No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, this Agreement, any other Loan Document, any Lender Swap Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 9.11 No Duty to Advise. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent nor any Secured Party has any duty to advise any of the Guarantors of information known to it regarding those circumstances or risks.

ARTICLE X

MISCELLANEOUS
SECTION 10.01 Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)if to any Credit Party, to:
c/o Unit Corporation
8200 South Unit Drive
Tulsa, OK 74132
Attention: Drew Harding
Telephone: (918) 477-4537
Electronic Mail:     drew.harding@unitcorp.com

with a copy (which copy shall not constitute notice hereunder), to:

Vinson & Elkins LLP
            1001 Fannin, Suite 2500
            Houston, TX 77002
            Attention: Darin Schultz
            Telephone: (713) 758-2584
            Electronic Mail: dschultz@velaw.com

(ii)if to the Administrative Agent (for payments, Borrowing Requests and all other notices to the Administrative Agent) to:
BOKF, NA dba Bank of Oklahoma
Bank of Oklahoma Tower
One Williams Center, Energy Department, 8th Floor
Tulsa, Oklahoma 74172
Attention: Matt Chase
Telephone: (918) 588-6641
Electronic Mail: matt.chase@bokf.com

with a copy (other than for payments or Borrowing Requests, but in any event, which copy shall not constitute notice hereunder), to:
            Frederic Dorwart, Lawyers PLLC
            124 East Fourth Street
            Tulsa, Oklahoma 74103
            Attention: Robert Bull
            Telephone: (918) 583-9938
            Electronic Mail: rbull@fdlaw.com
            and
Attention: Samuel Ory
            Telephone: (918) 583-9913
            Electronic Mail: sory@fdlaw.com
(iii)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company (on its behalf and on behalf of any and all other Credit Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02 Waivers; Amendments.
(a)No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)Except as otherwise expressly set forth in this Agreement (including Section 2.12(h) and Section 2.23), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Majority Lenders or by the Borrowers and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall:
(i)(A) increase the Revolving Commitment of any Revolving Lender, (B) reduce the principal amount of any Loan or reduce the rate of interest thereon (provided that the Majority Lenders can waive the increased 3.00% of the Default Rate) or reduce any Reimbursement Obligation payable to any Revolving Lender, or reduce any fees payable to any Lender hereunder, or (C) postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment (it being understood that waiver of any payment required by Section 2.10(a)(iii) will only require consent of the Majority Lenders), in each case without the written consent of such Lender or Issuer directly affected thereby (or the Administrative Agent with the consent of each such Lender or Issuer thereof);
(ii)(A) change Section 2.17(b) or (c) or Section 7.03 in a manner that would alter the pro rata sharing of payments required thereby, (B) change any of the provisions of this Section or the definition of “Applicable Percentage”, “Majority Lenders” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder (other than as expressly set forth in clause (iii)(B), (iv)(B), or (v) below), or (C) release any Credit Party from its obligations under the Loan Documents or release all or substantially all of the Collateral for the Obligations arising under this Agreement, except in connection with any sales, transfers, leases, dispositions or other transactions permitted by Section 6.03 or Section 6.13, in each case without the written consent of each Lender;
(iii)(A) increase the Borrowing Base or modify Section 2.03 in any manner that results in an increase in the Borrowing Base or (B) amend the definition of “Majority Revolving Lenders” or “Supermajority Revolving Lenders”, in each case without the written consent of the Revolving Lenders;
(iv)(A) decrease or maintain the Borrowing Base or (B) amend, waive or consent to depart from any other provision in this Agreement which expressly requires the consent of, or action or waiver by, the Supermajority Revolving Lenders, in each case without the written consent of the Supermajority Revolving Lenders;
(v)RESERVED;
(vi)(A) if there is any unused portion of the Revolving Commitments, any amendment, waiver or consent that has the effect of curing or waiving any Default shall require the consent of the Majority Revolving Lenders in addition to all other consents required hereunder, or (B) without limiting the generality of clause (ii) above, waive any condition set forth in Section 4.02 as to a Revolving Borrowing or a Letter of Credit, in each case without the written consent of the Majority Revolving Lenders;
(vii)RESERVED; or
(viii)change Section 7.03, this clause (viii), Section 10.14, the definition of “Discharge of Obligations” or any definition referenced therein in any manner adverse to a Lender, in each case without the written consent of such Lender;
provided, further, that no such agreement shall (x) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, (y) release any of the Collateral, except in connection with any sales, transfers, leases, dispositions or other transactions permitted by Section 6.03 or Section 6.13, without the written consent of the Administrative Agent (it being acknowledged by the Credit Parties that the Administrative Agent may condition such consent on the Credit Parties having assigned, novated, terminated, unwound or otherwise obtained a release from any obligations or liabilities under Swap Agreements (or with respect to projected production of Hydrocarbons hedged thereunder) attributable to the Collateral to be released), or (z) amend, modify or otherwise affect the rights or duties of the Issuer hereunder without the prior written consent of the Issuer. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (a) that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (b) no amendment, waiver or consent may affect a Defaulting Lender differently than other affected Lenders without the consent of such Defaulting Lender. Notwithstanding the foregoing, (A) any supplement to Schedule 3.24 (Accounts) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (B) the Borrowers and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and (C) the Administrative Agent and the Borrowers (or other applicable Credit Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Property subject to or to become subject to Mortgages to secure the Obligations for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender.

SECTION 10.03 Expenses; Indemnity; Damage Waiver. (a) Each Credit Party shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and each Lender (in the case of legal or consultancy fees, disbursements, charges and expenses, limited to: (i) all reasonable fees, disbursements, charges and expenses of Bracewell LLP, Frederic Dorwart, Lawyers PLLC, and one local counsel in each necessary jurisdiction for the Administrative Agent, the Lenders, the Issuers, the Lender Swap Counterparties, and the Bank Product Providers taken as a whole, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected parties similarly situated taken as a whole, and other reasonable legal or consultancy fees, expenses and disbursements of the Administrative Agent (including, without limitation, the fees, disbursements, charges, and expenses of the Administrative Agent’s financial advisor, Huron Consulting Group, and other auditors, accountants, printers, insurance and environmental advisors, and consultants and agents, including any third party consultant engaged by the Administrative Agent to evaluate the Company and its Subsidiaries) in its sole discretion, and (ii) all reasonable fees, disbursements, charges and expenses of each Lender and each Issuer in connection with the discussion, negotiation, preparation, execution and delivery of any documents in connection with any proposed financing of the Borrowers, including the Loan Documents and the funding of all Loans under this Agreement, such costs and expenses including due diligence, syndication of this Agreement (including printing, distribution and bank meeting) transportation, duplication, messenger, audit, insurance, appraisal and consultant costs and expenses, and all search, filing and recording fees, incurred or sustained by the Administrative Agent, the Lenders, or the Issuers in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, the administration of this Agreement and any amendments, modifications or waivers of any provision of the Loan Documents or the transactions contemplated thereby or hereby (whether or not the transactions contemplated thereby or hereby shall be consummated), or in connection with the interpretation, enforcement or protection of any of their rights and remedies under the Loan Documents including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans).
(b)EACH CREDIT PARTY SHALL INDEMNIFY THE ADMINISTRATIVE AGENT EACH LENDER, EACH LENDER SWAP COUNTERPARTY, EACH BANK PRODUCT PROVIDER, THE ISSUER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”), AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY FINANCIAL ADVISOR OR COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY (INCLUDING THE LENDER SWAP AGREEMENTS AND THE AGREEMENTS IN RESPECT OF THE BANK PRODUCT OBLIGATIONS), THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN, LETTER OF CREDIT, OR THE USE OF THE PROCEEDS THEREFROM , (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY ANY OF THE CREDIT PARTIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE CREDIT PARTIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (I) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (IT BEING ACKNOWLEDGED AND AGREED THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF THEIR OWN NEGLIGENCE (OTHER THAN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR

CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL) OR (II) ARISE IN CONNECTION WITH ANY ACTION BROUGHT BY ONE INDEMNITEE AGAINST ANOTHER INDEMNITEE WHICH DOES NOT INVOLVE ANY ACT OR OMISSION BY ANY BORROWER ANY SUBSIDIARY OF ANY BORROWER (OTHER THAN ANY CLAIMS AGAINST BOKF IN ITS CAPACITY AS ADMINISTRATIVE AGENT OR AN ARRANGER). IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS PARAGRAPH APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY BORROWER, ANY OF ITS RESPECTIVE DIRECTORS, SECURITY-HOLDERS OR CREDITORS, AN INDEMNITEE OR ANY OTHER PERSON, OR AN INDEMNITEE IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. FOR THE AVOIDANCE OF DOUBT, UNDER NO CIRCUMSTANCES SHALL ANY BORROWER BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED OR INCURRED BY ANY INDEMNITEE. To the extent that any Credit Party fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or paragraph (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee or any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof. For the avoidance of doubt, the parties hereto acknowledge and agree that a claim for indemnity under Section 10.03(b), to the extent covered thereby, is a claim of direct or actual damages and nothing contained in the foregoing sentence shall limit the Credit Parties’ indemnification obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder.
(d)All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 10.04 Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided further that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;
(B)with respect to assignments of Revolving Commitments and Revolving Loans, the Issuer; and
(C)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of Revolving Commitments and Revolving Loans to an assignee that is a Revolving Lender, an Affiliate of a Revolving Lender, or an Approved Fund with respect to a Revolving Lender;
provided, however, that no Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Borrower or any Affiliate thereof or any natural person (or any company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof), in each case, without the consent of all of the Lenders.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of:
(1)RESERVED;
(2)the amount of the Revolving Commitment (which for this purpose shall include Revolving Loans outstanding) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more individuals to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (with respect to amounts accruing during the period such Lender was a party hereto and for which such Lender was entitled to reimbursement or indemnity) and Section 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. If the consent of the Borrowers to an assignment is required hereunder (including a consent to an assignment that does not meet the minimum assignment thresholds specified in this Section), the Borrowers shall be deemed to have given its consent ten days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers prior to such tenth day.
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.05(f), 2.06(b), 2.17(d) or 10.03, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of any Credit Party or the Administrative Agent sell participations to one or more banks or other entities (a “Participant”), other than any Borrower or any Affiliate thereof or any natural person (or any company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Credit Parties, the Administrative Agent, the Issuer, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any this Agreement or any other Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.05 Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of any Credit Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.
SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process.
(a)THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OKLAHOMA.

(b)EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OKLAHOMA STATE COURT SITTING IN TULSA, OKLAHOMA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND EACH CREDIT PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE ADMINISTRATIVE AGENT OR ANY LENDER MAY NOT BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
(c)Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12 Confidentiality.
(a)Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that (A) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and (B) in any event, any subsequent disclosure by its or its Affiliates’ directors, officers or employees shall be deemed to be, and treated as if it were, a disclosure by, as applicable, the Administrative Agent or such Lender), (ii) to the extent requested by any regulatory or self-regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Credit Party and its obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Credit Parties. For the purposes of this Section, “Information” means all information received from any Borrower relating to any Credit Party or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY CREDIT PARTY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 10.13 Interest Rate Limitation. Each Credit Party, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 10.13 shall govern and control over every other provision of this Agreement or any other Loan Document that conflicts or is inconsistent with this Section 10.13, even if such provision declares that it controls. As used in this Section 10.13, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall any Credit Party or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (i) any interest in excess of the maximum amount of non-usurious interest permitted under the applicable laws (if any) of the United States or of any other applicable state or (ii) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document that directly or indirectly relate to interest shall ever be construed without reference to this Section 10.13, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower’s obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
SECTION 10.14 Collateral Matters; Lender Swap Agreements. The benefit of the Collateral Documents and of the provisions of this Agreement relating to the Collateral shall also extend to, secure and be available on a pro rata basis to each Lender Swap Counterparty with respect to any obligations of any Credit Party arising under such Lender Swap Agreement but only to the extent such obligations arise from transactions entered into prior to the date such Lender Swap Counterparty ceases to be a Lender or an Affiliate of a Lender, without giving effect to any extension, increases, or modifications (including blending) thereof which are made after such Lender Swap Counterparty ceases to be a Lender or an Affiliate of a Lender under this Agreement; provided that, with respect to any Lender Swap Agreement that remains secured after the counterparty thereto is no longer a Lender or an Affiliate of a Lender or the Discharge of Obligations has occurred, the provisions of Article VIII shall also continue to apply to such counterparty in consideration of its benefits hereunder and each such counterparty shall, if requested by the Administrative Agent, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to evidence the continued applicability of the provisions of Article VIII. Notwithstanding the foregoing and other than as expressly provided herein, no Lender or Affiliate of a Lender (or former Lender or Affiliate of a former Lender) shall have any voting or consent right under this Agreement or any Collateral Document as a result of the existence of obligations owed to it under a Lender Swap Agreement that is secured by any Collateral Document.
SECTION 10.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrowers, and no other Person (including, without limitation, any Subsidiary of any Borrower, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, or any Lender for any reason whatsoever. There are no third party beneficiaries.

SECTION 10.16 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)     a reduction in full or in part or cancellation of any such liability;
(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 10.17 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrowers and the Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and the Guarantors, which information includes the name and address of the Borrowers and the Guarantors and other information that will allow such Lender to identify the Borrowers and the Guarantors in accordance with the Patriot Act.
SECTION 10.18 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.18, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(vi)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(vii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(viii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 10.19 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 10.20 Amendment and Restatement. This Agreement amends and restates the Existing Credit Agreement in its entirety. Each Borrower hereby agrees that (a) the Indebtedness outstanding under the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement; together with the Existing Credit Agreement, the “Existing Credit Documents”) and all accrued and unpaid interest thereon and (b) all accrued and unpaid fees under the Existing Credit Documents, shall be deemed to be outstanding under and governed by this Agreement. Each Borrower hereby acknowledges, warrants, represents and agrees that this Agreement is not intended to be, and shall not be deemed or construed to be, a novation or release of the Existing Credit Documents. Each Lender which is a Lender under the Existing Credit Documents hereby waives any requirements for notice of prepayment, minimum amounts of prepayments of the loans thereunder, ratable reductions of the commitments of Lenders under the Existing Credit Documents and ratable payments on account of the principal or interest of any loan under the Existing Credit Documents to the extent that any such prepayment, reductions or payments are required to ensure that, upon the effectiveness of this Agreement, the loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Applicable Percentage. Each Lender hereby authorizes the Administrative Agent and the Borrowers to request Borrowings from Lenders, to make prepayment of the loans under the Existing Credit Documents and to reduce the commitments under the Existing Credit Documents among Lenders in order to ensure that, upon the effectiveness of this Agreement, the loans of Lenders shall be outstanding on a ratable basis in accordance with their respective Applicable Percentage. The parties hereto confirm, ratify and reaffirm each of the Existing Credit Documents entered into prior to the Effective Date (but excluding the Existing Credit Agreement) and agree that such Existing Credit Documents continue to be legal, valid, binding and enforceable in accordance with their terms (except to the extent, amended, restated and superseded in connection with the transactions contemplated hereby). The Borrowers, jointly and severally, represent and warrant that, as of the Effective Date, there are no claims or offsets against, or defenses or counterclaims to, their obligations (or the obligations of any Guarantor) under the Existing Credit Agreement or any other Existing Credit Documents.

Amended and Restated Schedule 2.01
(As of the Fourth Amendment Effective Date)

Commitments

LENDERS	MAXIMUM REVOLVING CREDIT AMOUNT	PRO RATA SHARE
BOKF, NA DBA BANK OF OKLAHOMA	$35,000,000.00	100.000000000%
TOTALS	$35,000,000.00	100.000000000%

Amended and Restated Schedule 2.01

Amended and Restated Schedule 3.19

Swap Agreements

(As of the Fourth Amendment Effective Date)
Amended and Restated Schedule 3.19

1 of 2

Unit Corp Gas Hedges
Date	Volume	Type	Floor	Cap	Swap	Exchange
10/1/2022 - 12/31/2022	35,000 Mmbtu/day	Collar	$ 2.500	$ 2.680		NYMEX Henry Hub
10/1/2022 - 12/31/2022	5,000 Mmbtu/day	Swap			$ 2.605	NYMEX Henry Hub
10/1/2022 - 10/31/2022	430,000 Mmbtu	Swap			$ 9.14	NYMEX Henry Hub
11/1/2022 - 11/30/2022	310,000 Mmbtu	Swap			$ 9.14	NYMEX Henry Hub
12/1/2022 - 12/31/2022	900,000 Mmbtu	Swap			$ 9.14	NYMEX Henry Hub
11/1/2022 - 12/31/2022	25,000 Mmbtu/day	Swap			$ (0.165)	PEPL Basis

1/1/2023 - 12/31/2023	22,000 Mmbtu/day	Swap			$ 2.456	NYMEX Henry Hub
1/1/2023 - 1/31/2023	930,000 Mmbtu	Swap			$ 9.14	NYMEX Henry Hub
2/1/2023 - 2/28/2023	700,000 Mmbtu	Swap			$ 9.14	NYMEX Henry Hub
1/1/2023 - 3/31/2023	25,000 Mmbtu/day	Swap			$ (0.165)	PEPL Basis

Unit Corp Oil Hedges
Date	Volume	Type	Floor	Cap	Swap	Exchange
10/1/2022 - 12/31/2022	2,300 Bbls/day	Swap			$ 42.25	NYMEX WTI
10/1/2022 - 10/31/2022	17,400 Bbls	Swap			$ 103.98	NYMEX WTI
11/1/2022 - 11/30/2022	14,500 Bbls	Swap			$ 103.98	NYMEX WTI
12/1/2022 - 12/31/2022	13,600 Bbls	Swap			$ 103.98	NYMEX WTI

1/1/2023 - 12/31/2023	1,300 Bbls/day	Swap			$ 43.60	NYMEX WTI
1/1/2023 - 1/31/2023	42,500 Bbls	Swap			$ 95.40	NYMEX WTI
2/1/2023 - 2/28/2023	36,500 Bbls	Swap			$ 95.40	NYMEX WTI

Amended and Restated Schedule 3.19

2 of 2

EXHIBIT B

EXHIBIT B

FORM OF BORROWING REQUEST

[Date]

BOKF, NA dba Bank of Oklahoma
Bank of Oklahoma Tower
One Williams Center, Energy Department, 8th Floor
Tulsa, Oklahoma 74172
Attention: Matt Chase
Phone: (918) 588-6641
Electronic Mail: matt.chase@bokf.com
Ladies and Gentlemen:
The undersigned, Unit Corporation, a Delaware corporation (the “Company”), (a) refers to the Amended and Restated Credit Agreement, dated as of September 3, 2020 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in this Borrowing Request as defined therein unless otherwise defined in this Borrowing Request), among the Company, Unit Drilling Company, an Oklahoma corporation, Unit Petroleum Company, an Oklahoma corporation (collectively, the Borrowers”), the other Subsidiaries of the Company party thereto as Guarantors, the lenders party thereto from time to time (the “Lenders”), and BOKF, NA dba Bank of Oklahoma, as Administrative Agent, the Issuer and a Lender, and (b) certifies that it is authorized to execute and deliver this Borrowing Request.
The Company hereby gives you irrevocable notice pursuant to Section 2.04(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.04(a) of the Credit Agreement:
(a)The aggregate amount of the Proposed Borrowing is $            .

(b)The Business Day of the Proposed Borrowing is         , 202    .

(c)The Proposed Borrowing will be an [ABR Loan] OR [SOFR Loan].

(d)[The Proposed Borrowing will have an Interest Period of [1 month] [3 months] [6 months]]1

(e)The proceeds of the Proposed Borrowing shall be made available in accordance with the remittance instructions set forth on Annex I hereto, which shall be in compliance with the requirements of Section 2.06 of the Credit Agreement.

1 Include for SOFR Loans
Exhibit B – Form of Borrowing Request

The Company hereby further certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
1.the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, to the extent that a particular representation or warranty is qualified as to materiality, such representation or warranty shall be true and correct in all respects), in each case, on and as of the date of such Proposed Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or, to the extent that a particular representation or warranty is qualified as to materiality, such representation or warranty shall be true and correct in all respects), in each case, as of such specified earlier date;

2.no Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom;

3.at the time of and immediately after giving effect to the Proposed Borrowing, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect;

4.the making of the Proposed Borrowing would not conflict with, or cause any Lender to violate or exceed, any applicable Governmental Requirement and no litigation shall be pending or, to the knowledge of any party hereto, threatened in writing, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain the making or repayment of any Loan, or the consummation of the transactions contemplated by the Credit Agreement or any other Loan Document; and

5.the Credit Parties do not have any Excess Cash after giving pro forma effect to the Proposed Borrowing.

[Signature page follows.]

Exhibit B – Form of Borrowing Request

Very truly yours,

UNIT CORPORATION

By:
Name:
Title:

Exhibit B – Form of Borrowing Request